                                  Exhibit 4.5



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                        FOCAL COMMUNICATIONS CORPORATION


                                      AND


                    MADISON DEARBORN CAPITAL PARTNERS, L.P.


                               FRONTENAC VI, L.P.


                           BATTERY VENTURES III, L.P.


                                 BRIAN F. ADDY


                                JOHN R. BARNICLE


                                 JOSEPH BEATTY


                             ROBERT C. TAYLOR, JR.



                               NOVEMBER 27, 1996

                               TABLE OF CONTENTS


                                                                           Page
1.   Authorization and Closings...........................................    2
     1A.    Authorization of the Class A Common...........................    2
     1B.    Purchase and Sale of the Class A Common.......................    2
     1C.    The Initial Closing...........................................    2
     1D.    The Subsequent Closings.......................................    3

2.   Conditions to the Initial Closing....................................    4
     2A.    Representations and Warranties; Covenants.....................    4
     2B.    Amendment of Certificate of Incorporation.....................    4
     2C.    Amendment of the Company's Bylaws.............................    4
     2D.    Stockholders Agreement........................................    4
     2E.    Executive Stock Agreements....................................    4
     2F.    Registration Agreement........................................    4
     2G.    Vesting Agreements............................................    4
     2H.    Interconnection Agreement and Achievement of Common Carrier
             Status.......................................................    4
     2I.    Sale of Class A Common to Each Investor.......................    5
     2J.    Securities Law Compliance.....................................    5
     2K.    Opinion of the Company's Counsel..............................    5
     2L.    Proceedings...................................................    5
     2M.    Expenses......................................................    5
     2N.    Compliance with Applicable Laws...............................    5
     2O.    Initial Closing Documents.....................................    6
     2P.    Waiver........................................................    6

3.  Conditions to Each Subsequent Closing.................................    6
     3A.    Authorized by Initial and/or Subsequent Business Plan(s)......    7
     3B.    Representations and Warranties................................    7
     3C.    No Default....................................................    7
     3D.    No Material Adverse Change....................................    7
     3E.    Proceedings...................................................    8
     3F.    Opinion of the Company's Counsel..............................    8
     3G.    Expenses......................................................    8
     3H.    Subsequent Closing Documents..................................    8
     3I.    Waiver........................................................    8

4.  Covenants.............................................................    9
     4A.    Financial Statements and Other Information....................    9
     4B.    Inspection of Property........................................   11
     4C.    Restrictions..................................................   12
     4D.    Affirmative Covenants.........................................   15
     4E.    Compliance with Agreements....................................   16
     4F.    Current Public Information....................................   16

     4G.    Amendment of Vesting Agreements or Executive Stock
             Agreements...................................................   16
     4H.    Intellectual Property Rights..................................   16
     4I.    Public Disclosures............................................   16
     4J.    First Refusal Rights..........................................   17

5.   Investors' Put Right.................................................   18
     5A.    Put Right.....................................................   18
     5B.    Company Obligation............................................   18
     5C.    Repurchase Price..............................................   18
     5D.    Repurchase Closing............................................   19

6.   Transfer of Restricted Securities....................................   19
     6A.    General Provisions............................................   19
     6B.    Opinion Delivery..............................................   19
     6C.    Rule 144A.....................................................   19
     6D.    Legend Removal................................................   20

7.   Representations and Warranties of the Company........................   20
     7A.    Organization, Corporate Power and Licenses....................   20
     7B.    Capital Stock and Related Matters.............................   20
     7C.    Authorization; No Breach......................................   21
     7D.    Conduct of Business; Absence of Liabilities...................   21
     7E.    Assets........................................................   21
     7F.    No Subsidiaries...............................................   21
     7G.    Contracts and Commitments.....................................   21
     7H.    Intellectual Property Rights..................................   22
     7I.    Litigation, etc...............................................   22
     7J.    Brokerage.....................................................   23
     7K.    Governmental Consent, etc.....................................   23
     7L.    Compliance with Laws..........................................   23
     7M.    Affiliated Transactions.......................................   23
     7N.    Projections and Pro Forma Financial Statements................   23
     7O.    Disclosure....................................................   24

Section 8.  Representations and Warranties of the Institutional
             Investors....................................................   24
     8A.    Assets........................................................   24
     8B.    Initial Business Plan.........................................   24
     8C.    Authorization.................................................   24

9.  Miscellaneous Provisions..............................................   25
     9A.    Expenses......................................................   25
     9B.    Remedies......................................................   25

     9C.    Investor's Investment Representations.........................   26
     9D.    Consent to Amendments.........................................   26
     9E.    Survival of Representations and Warranties....................   26
     9F.    Successors and Assigns........................................   26
     9G.    Capital and Surplus; Special Reserves.........................   27
     9H.    Severability..................................................   27
     9I.    Counterparts..................................................   27
     9J.    Descriptive Headings; Interpretation..........................   27
     9K.    Governing Law.................................................   27
     9L.    Notices.......................................................   28
     9M.    Understanding among the Investors.............................   28
     9N.    No Strict Construction........................................   28

Appendix A - Index of Definitions
Appendix B - Schedule of Investors
Appendix C - Original Offering Memorandum

Exhibits:

     Exhibit 1 - The Initial Business Plan

     Exhibit 2 - Restated Certificate of Incorporation

     Exhibit 3 - Form of Executive Note

     Exhibit 4 - Form of Executive Investor Stock Pledge Agreement

     Exhibit 5 - Bylaws Amendment

     Exhibit 6 - Stockholders Agreement

     Exhibit 7 - Form of Executive Stock Agreement and Employment Agreement

     Exhibit 8 - Registration Agreement

     Exhibit 9 - Form of Vesting Agreement

     Exhibit 10 - Interconnection Agreement

     Exhibit 11 - Opinion of Bischoff, Kenney & Niehaus (Initial Closing)

     Exhibit 12 - Opinion of Bischoff, Kenney & Niehaus (Subsequent Closings)

     Exhibit 13 - Form of Nondisclosure and Noncompetition Agreement

Disclosure Schedules

     Licenses Schedule
     Capitalization Schedule
     Liabilities Schedule
     Assets Schedule
     Contracts Schedule
     Intellectual Property Schedule
     Litigation Schedule
     Consents Schedule
     Affiliated Transactions Schedule

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of November
                                              ---------
27, 1996, by and among Focal Communications Corporation, a Delaware corporation (the "Company"), Madison Dearborn Capital Partners, L.P., a Delaware limited
      -------
partnership ("MDCP"), Frontenac VI, L.P., a Delaware limited partnership
              ----
("Frontenac"), Battery Ventures III, L.P., a Delaware limited partnership ("BV",
  ---------                                                                 --
and collectively with MDCP and Frontenac, the "Institutional Investors"), and
                                               -----------------------
Robert C. Taylor, Jr. ("Taylor"), John R. Barnicle ("Barnicle"), Brian F. Addy
                        ------                       --------
("Addy") and Joseph Beatty ("Beatty", and, collectively with Taylor, Barnicle
  ----                       ------
and Addy, the "Executive Investors").  The Institutional Investors and the
               -------------------
Executive Investors are referred to herein collectively as the "Investors" and
                                                                ---------
individually as an "Investor."  Capitalized terms used herein are defined in the
                    --------
Index of Definitions attached hereto as Appendix A, which is hereby made a part
                                        ----------
of this Agreement.

          The Company has submitted a business plan in form and substance set forth in Exhibit 1 attached hereto (the "Initial Business Plan"), which
         ---------                       ---------------------
contains, among other information, a financial model, with underlying assumptions, containing a plan to establish the Company's business in the Chicago metropolitan statistical area ("MSA"). Pursuant to such Initial
                                        ---
Business Plan, the Company will require a certain level of capital to establish itself in the Chicago MSA, such amount having been determined to be $8 million, $4 million of which the Company will need at the time of the Initial Closing.

          Thus, pursuant to the terms and subject to the conditions set forth herein, this Agreement contemplates an initial transaction in which the Investors will buy from the Company, and the Company will sell to the Investors, 79,384.62 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common") for an aggregate purchase price of $4 million, and
            --------------
subsequent transactions in which the Investors will make pro rata contributions to the capital of the Company of up to an additional $21.8 million in the aggregate (for a total investment, including the $4 million initial purchase, of up to $25.8 million). Attached as Appendix C hereto is the original offering
                                   ----------
memorandum of the Company, which is included for reference purposes only and shall in no way be construed as a Subsequent Business Plan (as defined below) or a proposal therefor, nor considered to obligate any party hereto to approve any Subsequent Business Plan.

          Additionally, this Agreement contemplates that after the Initial Closing hereunder (as defined below), Frontenac's designee(s) (or, if none, Frontenac) may purchase up to 230.77 shares of Class A Common for a total initial purchase price of up to $11,627.91, and MDCP's designee(s) (or, if none, MDCP) may purchase up to 384.61 shares of Class A Common for a total initial purchase price of $19,379.84 upon entering into a written counterpart to this Agreement agreeing to be bound by the provisions of such purchases hereof. All such additional purchasers shall be considered Investors and all such purchased Class A Common shall be considered Investor Stock; provided that any
                                                             --------
such additional purchaser may prepay its capital contribution commitment to the Company pursuant to this Agreement at the time of purchase (in the amount of $325 per share, less the purchase price paid for such shares), upon which prepayment such additional purchaser shall be under no further obligation to make subsequent capital contributions hereunder.

          NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  AUTHORIZATION AND CLOSINGS.
                      --------------------------

          1.1A.  Authorization of the Class A Common.  The Company shall
                 -----------------------------------
authorize the issuance and sale to the Investors of 80,000 shares of its Class A Common, having the rights and preferences set forth in the Restated Certificate of Incorporation attached hereto as Exhibit 2.
                                    ---------

          1.1B.  Purchase and Sale of the Class A Common.  At the Initial
                 ---------------------------------------
Closing (as defined below), subject to the terms and conditions set forth herein, the Company shall sell to each Investor and each Investor shall purchase from the Company the number of shares of Class A Common set forth opposite such Investor's name on the "Schedule of Investors," which is attached hereto as
                        ---------------------
Appendix B.  The aggregate purchase price to be paid at the Initial Closing by
----------
each Investor, which is set forth opposite such Investor's name on the Schedule of Investors, is referred to herein as that Investor's "Initial Contribution."
                                                        --------------------
The sale of the Class A Common to each Investor at the Initial Closing shall constitute a separate sale hereunder.

          1.1C.  The Initial Closing.  The closing of the separate initial
                 -------------------
purchases and sales of the Class A Common (the "Initial Closing") shall take
                                                ---------------
place at the offices of Kirkland & Ellis at 8:30 a.m. on November 27, 1996, or at such other place or on such other date as may be mutually agreeable to the Company and the Investors (the "Initial Closing Date"), but in no event shall
                                --------------------
the Initial Closing Date be later than November 30, 1996. At the Initial Closing, the Company shall deliver to each Investor stock certificates evidencing the Class A Common to be purchased by such Investor, registered in such Investor's name, upon such Investor's delivery to the Company of either of the following:

               (i) in the case of an Institutional Investor, a cashier's or certified check or wire transfer of immediately available funds to an account designated by the Company (collectively, "Cash"), in the aggregate
                                                       ----
     amount of such Institutional Investor's Initial Contribution, or

               (ii) in the case of an Executive Investor, canceled Company notes (as well as documentation acceptable in good faith to the Institutional Investors sufficient to demonstrate such amounts were loaned to the Company) in the aggregate amount of $6,000, together with Cash, or if so specified opposite such Executive Investor's name on the Schedule of Investors, a combination of Cash and a ninety-day promissory note in the form of Exhibit 3 attached hereto (such Executive Investor's "Note") in the
             ---------                                             ----
     proportion specified opposite such Executive Investor's name on the Schedule of Purchasers, in an aggregate amount equal to such Executive Investor's Initial Contribution minus $6,000. Each Executive Investor's
                                     -----
     Note (including any such Notes issued at Subsequent Closings, as defined below) shall be secured by a pledge of all Company securities owned by such Executive Investor (including any such securities acquired hereafter at any time that such Note is outstanding, but excluding shares of Class C Common pledged to an Institutional Investor pursuant to a Vesting Agreement), and in connection therewith, such Executive Investor will enter into a pledge agreement in the form of Exhibit 4 attached hereto (the "Executive Investor
                              ---------                       ------------------
     Stock Pledge Agreement").
     ----------------------
          1.1D.  The Subsequent  Closings.  Each of the subsequent closings
                 ------------------------
hereunder (the "Subsequent Closings") shall, subject to the terms and conditions
                -------------------
set forth below, occur (i) if the Specified Contribution of each Investor at such Subsequent Closing, together with the Initial Contribution and the aggregate Specified Contributions of each such Investor at all prior Subsequent Closings, will not exceed 80/258 times the maximum commitment set forth opposite
                                 -----
each such Investor's name on the Schedule of Investors (each such Investor's "Maximum Commitment"), at a time and place determined by the Company's president
 ------------------
and set forth in a written notice given to each Investor at least 10 days (or, if BV does not have immediately available funds sufficient to satisfy its obligation at such Subsequent Closing, 15 days) prior to the applicable Subsequent Closing, or (ii) otherwise, at a time and place determined by the Company's board of directors (the "Board") and set forth in a written notice
                                   -----
sent to each Investor at least 30 days prior to the applicable Subsequent Closing. Such notice shall set forth the aggregate amount to be contributed by the Investors at such Subsequent Closing and the pro rata portion thereof (based on the Investors' respective Initial Contributions) to be contributed by each Investor (each Investor's "Specified Contribution" for such Subsequent Closing);
                           ----------------------
provided that the aggregate amount of each Investors' Specified Contribution at
--------
any Subsequent Closing shall not, together with the Initial Contribution and the aggregate Specified Contributions of each such Investor at all prior Subsequent Closings, exceed each such Investor's Maximum Commitment. At each Subsequent Closing, each Investor shall deliver to the Company either of the following:

               (i) in the case of an Institutional Investor, Cash in the aggregate amount of such Institutional Investor's Specified Contribution for such Subsequent Closing, or

               (ii) in the case of an Executive Investor, Cash or, at the election of such Executive Investor, Cash and a ninety-day Note, in an aggregate amount equal to such Executive Investor's Specified Contribution for such Subsequent Closing.

          SECTION 2.   CONDITIONS TO THE INITIAL CLOSING.  The obligation of
                       ---------------------------------
each Investor to purchase and pay for the Class A Common at the Initial Closing is subject to the satisfaction as of the Initial Closing of the following conditions:

          2.1A.  Representations and Warranties; Covenants.  The representations
                 -----------------------------------------
and warranties contained in Section 7 and 8 hereof shall be true and correct in all material respects at and as of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Initial Closing.

          2.1B.  Amendment of Certificate of Incorporation.  The Company's
                 -----------------------------------------
Certificate of Incorporation shall have been amended to include the provisions set forth in Exhibit 2 hereto (as so amended, the "Certificate of
             ---------                             --------------
Incorporation"), shall be in full force and effect under the laws of Delaware as
-------------
of the Initial Closing as so amended, and shall not have been further amended or modified.

          2.1C.  Amendment of the Company's Bylaws.  The Company's bylaws shall
                 ---------------------------------
have been duly amended to include the provisions set forth in Exhibit 5 hereto
                                                              ---------
(as so amended, the "Bylaws"), shall be in full force and effect under the laws of Delaware as of the Initial Closing as so amended, and shall not have been further amended or modified.

          2.1D.  Stockholders Agreement.  The Company and the Investors shall
                 ----------------------
have entered into a stockholders agreement in form and substance set forth in
Exhibit 6 attached hereto (the "Stockholders Agreement"), and the Stockholders
---------                       ----------------------
Agreement shall be in full force and effect as of the Initial Closing.

          2.1E.  Executive Stock Agreements.  The Company shall have entered
                 --------------------------
into an executive stock agreement and employment agreement, in form and substance substantially similar to Exhibit 7 attached hereto (the "Executive
                                   ---------                       ---------
Stock Agreements"), with each Executive Investor, and each Executive Stock
----------------
Agreement shall not have been amended or modified and shall be in full force and effect as of the Initial Closing.

          2.1F.  Registration Agreement.  The Company and the Investors shall
                 ----------------------
have entered into a registration agreement in form and substance as set forth in
Exhibit 8 attached hereto (the "Registration Agreement"), and the Registration
---------                       ----------------------
Agreement shall be in full force and effect as of the Initial Closing.

          2.1G.  Vesting Agreements.  The Company and the Executive Investors
                 ------------------
shall have entered into a vesting agreement, in form and substance substantially similar to Exhibit 9 attached hereto (the "Vesting Agreements"), with each
           ---------                       ------------------
Institutional Investor, and each Vesting Agreement shall be in full force and effect as of the Initial Closing.

          2.1H.  Interconnection Agreement and Achievement of Common Carrier
                 -----------------------------------------------------------
Status. The Company shall have entered into an Interconnection Agreement under
------
Sections 251 and 252 of the Telecommunications Act of 1996, with Ameritech Information Industrial Services, a division of Ameritech Services, Inc., on behalf of Ameritech Illinois, in form and substance as set forth in Exhibit 10
                                                                    ----------
attached hereto (the "Interconnection Agreement"), and such Interconnection
                      -------------------------
Agreement shall be in full force and effect as of the Initial Closing. In addition, the Company shall have been certified by the Illinois Commerce Commission to provide facilities-based and resold, switched and dedicated, local exchange services in the portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois ("Chicago Common Carrier Status"), and such certification
                      -----------------------------
shall not have been conditioned, restricted or withdrawn, and shall not be under challenge, as of the Initial Closing.

          2.1I.  Sale of Class A Common to Each Investor.  The Company shall
                 ---------------------------------------
have simultaneously sold to each Investor the Class A Common to be purchased by such Investor hereunder at the Initial Closing and shall have received payment therefor in full as specified in paragraph 1C hereof.

          2.1J.  Securities Law Compliance.  The Company shall have made all
                 -------------------------
filings under all applicable federal and state securities laws necessary to consummate the issuance, in compliance with such laws, of the Class A Common to be issued at the Initial Closing pursuant to this Agreement.

          2.1K.  Opinion of the Company's Counsel.  Each Investor shall have
                 --------------------------------
received from Bischoff, Kenney, and Niehaus, counsel for the Company, an opinion with respect to the matters set forth in Exhibit 11 attached hereto, which shall
                                         ----------
be addressed to each Investor, dated the Initial Closing Date, and in form and substance satisfactory to each Investor.

          2.1L.  Proceedings.  All corporate and other proceedings taken or
                 -----------
required to be taken by the Company in connection with the transactions to occur at the Initial Closing shall be consummated at or prior to the Initial Closing and all documents incident thereto shall be satisfactory in form and substance to each Institutional Investor and the Institutional Investors' special counsel.

          2.1M.  Expenses.  At the Initial Closing, the Company shall have (i)
                 --------
reimbursed the Institutional Investors for their out-of-pocket expenses, including the fees and expenses of their special counsel and special telecommunications counsel as provided in paragraph 9A hereof, to the extent then known, (ii) paid the fees and expenses of the counsel for the Company related to the transactions contemplated hereby, to the extent then known, and
(iii) reimbursed Beatty for his reasonable expenses incurred in relocating from Charlotte, North Carolina to Chicago, Illinois, to the extent then known, provided that such reimbursement to Beatty shall not exceed $25,000.
--------

          2.1N.  Compliance with Applicable Laws.  The purchase of Class A
                 -------------------------------
Common by each Investor hereunder at the Initial Closing shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Investor to any penalty, liability or, in such Investor's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Class A Common by each Investor hereunder shall be permitted by the laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Investor is subject.

          2.1O.  Initial Closing Documents.  The Company shall have delivered to
                 -------------------------
each Investor all of the following documents:

               (i) an Officer's Certificate, dated as of the Initial Closing Date, stating that the conditions specified in paragraphs 1A, 2A-2C, 2E, and 2H-2J, have been fully satisfied;

               (ii) certified copies of (a) the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Stockholders Agreement, the Executive Stock Agreements, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Company's certificate of incorporation referred to in paragraph 2B, the amendment to the Company's bylaws referred to in paragraph 2C, the issuance and sale of the Class A Common, and the consummation of all other transactions to occur as of the Initial Closing as contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment to the certificate of incorporation referred to in paragraph 2B;

               (iii) certified copies of the Certificate of Incorporation and the Bylaws, each as in effect at the Initial Closing;

               (iv) certified copies of the Executive Stock Agreements and the Interconnection Agreement, each as in effect at the Initial Closing;

               (v) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions to occur as of the Initial Closing hereunder (including, without limitation, all blue sky law filings, waivers of all preemptive rights and rights of first refusal, and certified orders of the Illinois Commerce Commission certifying the Company for Chicago Common Carrier Status and approving the Interconnection Agreement);

               (vi) such other documents relating to the transactions contemplated by this Agreement as any Institutional Investor or the Institutional Investors' special counsel, or any Executive Investor or the counsel for the Company, may reasonably request.

          2.1P.  Waiver.  Any condition specified in this Section 2 may be
                 ------
waived if such waiver is consented to by each Investor; provided that no such
                                                        --------
waiver shall be effective against any Investor unless it is set forth in a writing executed by such Investor.

          SECTION 3.  CONDITIONS TO EACH SUBSEQUENT CLOSING.  The obligation of
                      -------------------------------------
each Investor to make such Investor's Specified Contribution to the capital of the Company at each Subsequent Closing is subject to the satisfaction as of such Subsequent Closing of

               (i) if the Specified Contribution of each Investor at such Subsequent Closing, together with the Initial Contribution and the aggregate Specified Contributions of each such Investor at all prior Subsequent Closings, will not exceed 80/258 times such Investor's Maximum
                                                 -----
     Commitment, the following condition: As of the date of such Subsequent Closing, there shall not have been any loss or invalidity of the Interconnection Agreement or of any similar agreement entered into after the date hereof, any change in the laws or regulations to which the Company is subject that negatively affects the ability of the Company to conduct its business, nor any conditioning, restriction, or withdrawal of Chicago Common Carrier Status or of any similar certification granted after the date hereof; or

               (ii)   otherwise, all of the following conditions:

          3.1A.  Authorized by Initial and/or Subsequent Business Plan(s).  The
                 --------------------------------------------------------
Specified Contributions of all Investors at such Subsequent Closing shall be contemplated and authorized under the terms of the Initial Business Plan and/or any Subsequent Business Plan(s). "Subsequent Business Plan" means a business
                                   ------------------------
proposal submitted by Management to the Board setting forth proposed business activities of the Company during a specified period of time, projections of income from such business activities, the capital contributions Management deems necessary to support such business activities during such time, and a budget of expected expenditures of such capital, where such proposal has been approved by a majority of the Board and the holders of at least 67% of the Institutional Investor Stock then outstanding. "Management" means the Executive Investors (so
                                   ----------
long as such individuals are employed by the Company) together with such other employees of the Company or its Subsidiaries as may be designated by the Executive Investors and approved by the Board.

          3.1B.  Representations and Warranties.  The representations and
                 ------------------------------
warranties contained in paragraphs 7A, 7B(ii), 7C, 7J, 7K, 7L, and 7O hereof shall be true and correct in all material respects at and as of such Subsequent Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

          3.1C.  No Default.  The Company shall not be in default of any of its
                 ----------
obligations to the Investors pursuant to this Agreement, the Stockholders Agreement, the Registration Agreement, or any Executive Stock Agreement or Vesting Agreement, and neither the Company nor any of its Subsidiaries (if any) shall be in material default under any other material agreement to which it is a party.

          3.1D.  No Material Adverse Change.  The Investors shall not be
                 --------------------------
obligated to make their Specified Contributions at a Subsequent Closing if, in the good faith judgment of all of the Institutional Investors then holding at least 3% of the Company's outstanding Common Stock, a material adverse change (other than a change specifically and expressly contemplated in a Subsequent Business Plan approved prior to the date of such Subsequent Closing) has occurred after the date hereof and prior to such Subsequent Closing in the business, financial condition, operations, assets, or business prospects of the Company or any Subsidiary. Material adverse change shall for the purposes of this paragraph include, without limitation, the loss or invalidity of any material contract or agreement to which the Company is a party where such loss or invalidity negatively affects the ability of the Company to conduct its business (including, but not limited to, the Interconnection Agreement and any similar agreement entered into after the date hereof), or the conditioning, restriction, or withdrawal of Chicago Common Carrier Status or any similar certification granted after the date hereof.

          3.1E.  Proceedings.  All corporate and other proceedings taken or
                 -----------
required to be taken by the Company in connection with the transactions to occur at the Subsequent Closing as contemplated by this Agreement shall be consummated at or prior to the Subsequent Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and the Investors' special counsel.

          3.1F.  Opinion of the Company's Counsel.  The Investors shall have
                 --------------------------------
received from Bischoff, Kenney, and Niehaus, counsel for the Company, an opinion with respect to the matters set forth in Exhibit 12 attached hereto, which shall
                                         ----------
be addressed to the Investors, dated the date of the Subsequent Closing, and in form and substance satisfactory to the holders of at least 67% of the Institutional Investor Stock then outstanding.

          3.1G.  Expenses.  At such Subsequent Closing, the Company shall have
                 --------
reimbursed the Institutional Investors for their out-of-pocket expenses, including the fees and expenses of their special counsel and their special telecommunications counsel as provided in paragraph 9A hereof, to the extent then known, and shall have reimbursed the Executive Investors for all of the fees and expenses of the Executive Investors' special counsel incurred in connection with such Subsequent Closing, to the extent then known.

          3.1H.  Subsequent Closing Documents.  The Company shall have delivered
                 ----------------------------
to the Investors all of the following documents:

               (i) an Officer's Certificate, dated the date of the Subsequent Closing, stating that the conditions specified in paragraphs 3A through 3C, inclusive, have been fully satisfied;

               (ii) certified copies of the resolutions duly adopted by the Board requesting the capital contributions being made at such Subsequent Closing; and

               (iii) such other documents relating to the transactions to occur at such Subsequent Closing as any Institutional Investor or the Institutional Investors' special counsel may reasonably request.

          3.1I.  Waiver.  Any condition specified in this Section 3 may be
                 ------
waived if consented to by holders of at least 67% of the Institutional Investor Stock; provided that the condition in 3G respecting the Company's payment of the
       --------
fees and expenses for the Executive Investors' special counsel may not be waived without the express written consent of a majority of the Executive Investors.

          SECTION 4.  COVENANTS.
                      ---------

          4.1A.  Financial Statements and Other Information.  The Company shall
                 ------------------------------------------
deliver (a) to each Executive Investor, so long as such Executive Investor holds any Investor Stock, the information set forth in subparagraph 4A(iii) below, and (b) to each Institutional Investor, so long as such Institutional Investor holds any Investor Stock, and to any subsequent holder of at least

10% of the Investor Stock then outstanding (each such Institutional Investor and each such subsequent 10% holder, a "Qualified Holder"), all the information
                                    ----------------
described in this paragraph 4A:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year: (a) unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be certified by the Company's chief financial officer, and (b) a status report prepared by the Company's chief financial officer, indicating whether the Company has met its budgeted financial goals (including those specified in the Initial Business Plan or in any Subsequent Business Plan), discussing the reasons for any variation from such goals, and describing what actions the Company and its Subsidiaries have taken and propose to take in order to meet budgeted financial targets in the future;

               (ii) within 45 days after the end of each quarterly accounting period in each fiscal year, an Officer's Certificate stating that the Company is not in default under this Agreement, the Stockholders Agreement, the Registration Agreement, or any Executive Stock Agreement or Vesting Agreement, and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of at least 67% of the Institutional Investor Stock then outstanding, (b) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default specified in paragraph 4A(ii) in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any such default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the Board;

               (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (v) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

               (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which the Company or any of its Subsidiaries is a party, any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

               (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Qualified Holder may reasonably request.

Each of the financial statements referred to in subparagraphs 4A(i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

Notwithstanding the foregoing, the provisions of this paragraph 4A shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Qualified Holder (and to each Executive Investor then holding any Investor Stock) all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Investor Stock remains outstanding, the Company
--------
shall continue to deliver to each Qualified Holder the information specified in subparagraphs 4A(ii), 4A(iii)(b), 4A(vi), and 4A(viii).

Except as otherwise required by law or judicial order or decree or requested by any governmental agency or authority, or as specified in the immediately following proviso, each Person entitled to receive information regarding the Company and its Subsidiaries under paragraph 4A or 4B shall not disclose any such information to any third party (other than such Person's advisors or representatives); provided that such a Person may disclose such information (i)
                  --------
in connection with the sale or transfer of any Investor Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, or (ii) if such information is available to the public other than by reason of such Person's breach of this provision.

All holdings of Investor Stock or Institutional Investor Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          4.1B.  Inspection of Property.  To the extent not otherwise prohibited
                 ----------------------
by law or regulation, the Company shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and at such other times as any such Qualified Holder may reasonably request to
(i) visit and inspect any of the properties of the Company and its Subsidiaries,
(ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Qualified Holder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          4.1C.  Restrictions.  The Company shall not, without the prior written
                 ------------
consent of the holders of at least 67% of the Institutional Investor Stock then outstanding:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities, and the exercise of first refusal rights under the Stockholders Agreement), except for: (a) cancellations of the Company's Common Stock pursuant to any of the Vesting Agreements, (b) repurchases of Investor Stock pursuant to
     Section 5 or paragraph 9B(ii) of this Agreement, (c) repurchases of the Company's capital stock from employees of the Company or its Subsidiaries (or such employees' transferees) pursuant to the terms of the Executive Stock Agreements contemplated by this Agreement, or (d) repurchases of options to acquire the Company's capital stock or of capital stock issued upon the exercise of such options, pursuant to the terms of any Permitted Stock Option Plan that may be approved by the Board, as contemplated under subparagraph 4C(xix) of this Agreement;

               (iii) except upon conversion of Class C Common into Class B Common pursuant to the Certificate of Incorporation, or as expressly contemplated by this Agreement or the Executive Stock Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), other than as may be expressly specified in the Initial Business Plan or any Subsequent Business Plan, or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities);

               (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees or customers in the ordinary course of business and (b) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in
     (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million or (3) commercial paper with a rating of at least "Prime-1" by
                                                                     -------
     Moody's Investors Service, Inc.;

               (v) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger between Wholly-Owned Subsidiaries);

               (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business), or sell or permanently dispose of any of its or any Subsidiary's Intellectual Property Rights;

               (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), except as provided in paragraph 5(d) of the Stockholders Agreement;

               (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

               (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the provision of local exchange telecommunications services or such other business activities as may be identified in a Subsequent Business Plan;

               (x) become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of this Agreement, the Stockholders Agreement, the Registration Agreement, the Certificate of Incorporation or the Bylaws (including, without limitation, the provisions of Section 5 hereof);

               (xi) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Bylaws, or file any resolution of the Board with the Delaware Secretary of State containing any provisions which would adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Class A Common under the Certificate of Incorporation;

               (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

               (xiii) establish or acquire (a) any Subsidiaries other than Wholly-Owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

               (xiv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding an aggregate principal amount of $100,000 outstanding at any time on a consolidated basis (other than

     Indebtedness expressly specified in the Initial Business Plan or any Subsequent Business Plan);

               (xv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

               (xvi) make any capital expenditures or permit any Subsidiary to make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $100,000 in the aggregate on a consolidated basis during any twelve-month period (other than capital expenditures expressly specified in the Initial Business Plan or any Subsequent Business Plan);

               (xvii) enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $100,000 on a consolidated basis for any twelve-month period, provided that the Company
                                                       --------
     shall be allowed to enter into any leasing arrangements that are necessary to the conduct of its business purpose and expressly specified in the Initial Business Plan or any Subsequent Business Plan (including, but not limited to, leasing telecommunications networks);

               (xviii) change its fiscal year;

               (xix) adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than a plan, the terms of which shall be approved by a majority of the Board and the holders of at least 67% of the Institutional Investor Stock then outstanding, under which during the four-year period after the date hereof specified employees of the Company or its Subsidiaries are granted options to acquire, for fair market value, up to 5% (by value) of the Company's common stock (a "Permitted Stock Option
                                                     ----------------------
     Plan");
     ----

               (xx) issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary; or

               (xxi) use the proceeds from the sale of the Class A Common and the subsequent capital contributions at the Subsequent Closings other than for working capital and budgeted general corporate purposes or as contemplated by the Initial Business Plan and any Subsequent Business Plan, as applicable.

The restrictions of this paragraph 4C shall terminate upon the consummation of a Public Offering.

          4.1D.  Affirmative Covenants.  So long as any Investor Stock remains
                 ---------------------
outstanding, the Company shall, and shall cause each Subsidiary (if any) to:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

               (ii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (iii) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (iv) comply in all material respects with all applicable laws, rules and regulations of the FCC and all other governmental authorities material to the business of the Company and its Subsidiaries (including, without limitation, all requirements for maintaining Chicago Common Carrier Status or any similar certification granted after the date hereof);

               (v) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business;

               (vi) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

               (vii) enter into and maintain nondisclosure and noncompete agreements, in form and substance as set forth in Exhibit 13 hereto, with
                                                       ----------
     all Persons (other than the Executive Investors) who from time to time become key employees of the Company or any of its Subsidiaries.

          4.1E.  Compliance with Agreements.  The Company shall perform and
                 --------------------------
observe all of its obligations to the holders of Common Stock as set forth in the Certificate of Incorporation and the Bylaws, the Stockholders Agreement, the Vesting Agreements, the Executive Stock Agreements and the Registration Agreement.

          4.1F.  Current Public Information.  At all times after the Company has
                 --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          4.1G.  Amendment of Vesting Agreements or Executive Stock Agreements.
                 -------------------------------------------------------------
The Company shall not amend, modify or fail to enforce any provision of any Vesting Agreement or any Executive Stock Agreement without the prior written consent of the holders of at least 67% of the Institutional Investor Stock then outstanding.

          4.1H.  Intellectual Property Rights.  The Company shall, and shall
                 ----------------------------
cause each Subsidiary to, possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

          4.1I.  Public Disclosures.  The Company shall not, nor shall it permit
                 ------------------
any Subsidiary to, disclose any Institutional Investor's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Institutional Investor, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Institutional Investor describing in reasonable detail the proposed content of such disclosure and shall permit the Institutional Investor to review and comment upon the form and substance of such disclosure.

          4.1J.  First Refusal Rights.
                 --------------------

          (i) Except for issuances of (a) shares of Class A Common pursuant to this Agreement, shares of Class B Common pursuant to any of the Executive Stock Agreements contemplated hereby, or shares of Class B Common upon conversion of Class C Common into such Class B Common pursuant to the Certificate of Incorporation, (b) options to acquire Common Stock pursuant to the Permitted Stock Option Plan, or shares of Common Stock upon the exercise of such options, or (c) any securities pursuant to a Public Offering, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a pro rata dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Investor Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Investor Stock held by such holder by (2) the total number of shares of Investor Stock then outstanding. Each holder of Investor Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders of Investor Stock exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to the holders of the Investor Stock shall be payable in cash.

          (ii) In order to exercise its purchase rights hereunder, a holder of Investor Stock must within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing such holder's election hereunder. If all of the securities offered to the holders of Investor Stock are not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five business days after receipt of such reoffer.

          (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Investor Stock have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 180-day period must be reoffered to the holders of Investor Stock pursuant to the terms of this paragraph.

          (iv) The rights of the holders of Investor Stock under this paragraph shall terminate upon the consummation of a Public Offering.

          SECTION 5.  INVESTORS' PUT RIGHT.
                      --------------------

          5.1A.  Put Right.  At any time and from time to time on or after the
                 ---------
seventh anniversary of the Initial Closing Date, but not after the consummation of a Public Offering, each Institutional Investor shall have the right to require the Company to repurchase all, but not less than all, of the outstanding Investor Stock held by such Institutional Investor and its Affiliates at the Repurchase Price (as defined below) by giving written notice to the Company of such Institutional Investor's exercise of this right (the "Exercise Notice"). Within 10 days after receipt of an Exercise Notice, the
 ---------------
Company shall give written notice (the "Repurchase Notice") to each other holder
                                        -----------------
of Investor Stock, setting forth the identity of the Institutional Investor tendering such Exercise Notice, the number of shares of Investor Stock to be repurchased from such Investor, and a reasonable approximation of the fair market value of the Company's assets (net of any Company liabilities senior in liquidation preference to the Investor Stock) and of each share of Investor Stock at the time of such Repurchase Notice. Each Investor shall be entitled to join in such repurchase and require the Company to purchase all, but not less than all, of the Investor Stock held by such Investor and its Affiliates at the same closing, at the same price, and on the same terms as the Institutional Investor tendering the Exercise Notice by giving Exercise Notice within 20 days after the date of the Repurchase Notice. Promptly (but in any event within 3 business days after the end of this 20-day period), the Company shall send each Investor written notice updating the information contained in the Repurchase Notice (the "Revised Repurchase Notice"). The Revised Repurchase
                            -------------------------
Notice shall also set forth a time (which shall be not less than 5 nor more than 10 business days after the date of such notice) and place for a meeting between the Company and the holders of a majority of the Investor Stock which the Company has been requested to repurchase (the "Majority Holders").
                                               ----------------

          5.1B.  Company Obligation.  The Company shall do everything within its
                 ------------------
power under the law and the Certificate of Incorporation, including but not limited to assuming or refinancing debt, recapitalizing the Company, or selling the Company, to enable the Company to satisfy its repurchase obligations under this Section 5.

          5.1C.  Repurchase Price.  The repurchase price for each share of
                 ----------------
Investor Stock repurchased by the Company under this Section 5 (the "Repurchase
                                                                     ----------
Price") shall be equal to the greater of (i) the initial purchase price of such
-----
share hereunder and all amounts subsequently contributed to the capital of the Company with respect to such share pursuant to this Agreement (as adjusted for stock splits, stock dividends, combinations, or other reorganizations) or (ii) the fair market value of such share (without any discount for lack of liquidity or minority status) as of the date of the first Repurchase Notice.

          The Company, the Majority Holders, and the holders of a majority of the Executive Stock then outstanding shall attempt in good faith to agree on the fair market value of the Investor Stock. If they are unable to reach such agreement within 20 days after the meeting date set forth in the Revised Repurchase Notice, the Company and the Majority Holders will each, within 10 days thereafter, appoint one investment banker or other appraiser experienced in valuing companies like the Company, and the two Persons so appointed shall within 10 days after their appointment appoint a third investment banker or appraiser similarly experienced. The three investment bankers/appraisers shall each appraise the fair market value of the Investor Stock (based on the highest price reasonably obtainable for the Company in an orderly, arm's length sale to a willing unaffiliated buyer), and the fair market value for purposes hereof shall be the average of the two appraisals closest to each other. Such determination shall be final and binding on all parties hereto. The cost of the appraisal shall be borne by the Company.

              5.1D.  Repurchase Closing.  At the closing of a Company repurchase
                     ------------------
of Investor Stock pursuant to this Section 5 (the "Repurchase Closing"), each
                                                   ------------------
Investor selling Investor Stock shall deliver to the Company all existing stock certificates evidencing the Investor Stock held by such Investor, upon the Company's delivery to each such selling Investor of Cash in an aggregate amount equal to the Repurchase Price of such Investor Stock.

          SECTION 6.  TRANSFER OF RESTRICTED SECURITIES.
                      ---------------------------------

          6.1A.  General Provisions.  Restricted Securities are transferable
                 ------------------
only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available, and (iii) subject to the various conditions and prohibitions set forth in this Agreement, the Stockholders Agreement, the Vesting Agreements, and the Executive Stock Agreements, any other legally available means of transfer.

          6.1B.  Opinion Delivery.  In connection with the transfer of any
                 ----------------
Restricted Securities (other than a transfer described in paragraph 6A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 9C below. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 6 and paragraph 9C.

          6.1C.  Rule 144A.  Upon the request of any Investor, the Company shall
                 ---------
promptly supply to such Investor or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          6.1D.  Legend Removal.  If any Restricted Securities become eligible
                 --------------
for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 9C from the certificates for such Restricted Securities.

          SECTION 7.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  As a
                      ---------------------------------------------
material inducement to the Investors to enter into this Agreement and purchase the Class A Common hereunder, the Company hereby represents and warrants that:

          7.1A.  Organization, Corporate Power and Licenses.  The Company is a
                 ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and, except as set forth in the "Licenses Schedule" attached hereto, all material licenses, permits
              -----------------
and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and Bylaws which have been furnished to the Investors' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          7.1B.  Capital Stock and Related Matters.
                 ---------------------------------

          (i) As of the Initial Closing and immediately thereafter, the authorized capital stock of the Company (collectively, the "Common Stock") shall
                                                            ------------
consist of (a) 80,000 shares of Class A Common, of which 79,384.62 shall be issued and outstanding; (b) 35,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common"), 20,000 shares of which shall be issued and
                 --------------
outstanding, and 14,711.54 shares of which shall be reserved for issuance upon conversion of the Class C Common Stock, par value $.01 per share ("Class C
                                                                   -------
Common"); and 15,000 shares of Class C Common, of which 14,711.54 shall be
------
issued and outstanding.  Except as set forth on the attached "Capitalization
                                                              --------------
Schedule," as of the Initial Closing, the Company shall not have outstanding any
--------
stock or securities, nor any options, warrants or other rights to acquire capital stock or securities of the Company. As of the Initial Closing, all of the outstanding shares of the Company's capital stock listed on the Capitalization Schedule shall be validly issued, fully paid and nonassessable.

          (ii) The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Class A Common hereunder or the Class B Common and Class C Common under the Executive Stock Agreements do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement, the Vesting Agreement, and the Executive Stock Agreements.

          7.1C.  Authorization; No Breach.  The execution, delivery and
                 ------------------------
performance of this Agreement, the Stockholders Agreement, the Registration Agreement, the Vesting Agreements, the Executive Stock Agreements, and all other agreements contemplated hereby to which the Company is a party, the filing of the amendment of the Company's Certificate of Incorporation referred to in paragraph 2B above, and the amendment of the Company's Bylaws referred to in paragraph 2C above have been duly authorized by the Company. This Agreement, the Stockholders Agreement, the Executive Stock Agreements, the Vesting Agreements, the Registration Agreement, the Certificate of Incorporation, and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Stockholders Agreement, the Executive Stock Agreements, the Vesting Agreements, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Class A Common hereunder and the Class B Common and Class C Common under the Executive Stock Agreements, the filing of the amendments to the Certificate of Incorporation referred to above and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the charter or Bylaws of the Company, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

          7.1D.  Conduct of Business; Absence of Liabilities.  Prior to the
                 -------------------------------------------
Initial Closing, except as set forth on the attached "Liabilities Schedule," the
                                                      --------------------
Company has not conducted any business nor incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted).

          7.1E.  Assets.  Except as set forth on the attached "Assets Schedule,"
                 ------                                        ---------------
the Company does not own or lease any Assets, whether tangible or intangible (excluding Intellectual Property Rights). The Company has good and marketable title to, or a valid leasehold interest in, all assets listed on the Assets Schedule, free and clear of all Liens.

          7.1F.  No Subsidiaries.  The Company does not own or hold, and has
                 ---------------
never owned or held, any rights to acquire any shares of stock or any other security or interest in any other Person.

          7.1G.  Contracts and Commitments.
                 -------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," neither the Company nor any
                       ------------------
Subsidiary is a party to or bound by any written or oral contract of any kind, including but not limited to any agreement, employee benefit plan, employment contract, insurance contract, loan agreement, guarantee, lease, license, warranty, or affirmative or restrictive covenant.

          (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms.

          (iii) The Investors' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate written description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

          7.1H.  Intellectual Property Rights.  The attached "Intellectual
                 ----------------------------                 ------------
Property Schedule" contains a complete and accurate list of all (a) patented or
-----------------
registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary,
(c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks and service marks. The Intellectual Property

Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule: (a) the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently proposed to be conducted, free and clear of all Liens,
(b) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (c) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse, or unenforceability of any of such Intellectual Property Rights, and there are no valid grounds for the same, and
(d) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate the likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party).

          7.1I.  Litigation, etc.  Except as set forth on the attached
                 ---------------
"Litigation Schedule," there are no actions, suits, proceedings, orders,
 -------------------
investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          7.1J.  Brokerage.  There are no claims for brokerage commissions,
                 ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold each Investor (excluding any Executive Investor that had actual knowledge of such arrangement or agreement prior to the date hereof) harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          7.1K.  Governmental Consent, etc.  Except as set forth on the attached
                 -------------------------
"Consents Schedule," no permit, consent, approval or authorization of, or
 -----------------
declaration to or filing with, any
governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          7.1L.  Compliance with Laws.  The Company has not violated any law or
                 --------------------
any governmental regulation or requirement in any material respect.

          7.1M.  Affiliated Transactions.  Except as set forth on the attached
                 -----------------------
"Affiliated Transactions Schedule," no officer, director, employee or Affiliate
 --------------------------------
of the Company or any Subsid iary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property owned or used by the Company.

          7.1N.  Projections and Pro Forma Financial Statements.
                 ----------------------------------------------

          (i) Included as part of the Initial Business Plan attached hereto as Exhibit 1 is a true and complete copy of the latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the five consecutive 12-month periods commencing with and following the date hereof. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company reasonably believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

          (ii) The pro forma consolidated balance sheets of the Company and its Subsidiaries as of the end of each of the five consecutive 12-month periods commencing with and following the date hereof, included as part of the Initial Business Plan attached hereto as Exhibit 1, is complete and correct in all material respects and presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such date as if the transactions contemplated by this Agreement had occurred immediately prior to such date, and such balance sheet contains all pro forma adjustments necessary in order to fairly reflect such assumption.

          7.1O.  Disclosure.  Neither this Agreement nor any of the exhibits,
                 ----------
schedules, attachments, written statements, documents, certificates or other items supplied to any Investor by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial
                           --------
projections furnished to the Investors by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions. There is no fact which the Company has not disclosed to the Investors in writing and of which any of its officers, directors or executive employees is aware and which would reasonably be expected to have a material adverse effect upon the expected financial condition or business prospects of the Company and its Subsidiaries taken as a whole.

          SECTION 8.  REPRESENTATIONS AND WARRANTIES OF THE INSTITUTIONAL
                      ---------------------------------------------------
INVESTORS.  As a material inducement to the Company and the Executive Investors
---------
to enter into this Agreement and to engage in the transactions and enter into the agreements contemplated hereby, each of the Institutional Investors represents and warrants for itself, severally and not jointly, that:

          8.1A.  Assets.  Such Institutional Investor has sufficient capital and
                 ------
liquidity (including undrawn commitments) to fulfill its capital contribution obligations under the Initial Business Plan and any Subsequent Business Plan, pursuant to the terms and subject to the conditions set forth herein.

          8.1B.  Initial Business Plan.  Such Institutional Investor is
                 ---------------------
sophisticated in financial matters and sophisticated in the industry in which the Company contemplates doing business and has had an opportunity to evaluate the Initial Business Plan of the Company.

          8.1C.  Authorization.  The execution, delivery and performance of this
                 -------------
Agreement and the other agreements contemplated hereby to which the such Institutional Investor is a party by such Institutional Investor and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of such Institutional Investor and the partners thereof, and no other proceedings on its or their part (other than giving notice of drawdowns on commitments) is necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which such Institutional Investor is a party will when executed constitute, a valid and binding obligation of such Institutional Investor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.


          SECTION 9.  MISCELLANEOUS PROVISIONS.
                      ------------------------

          9.1A.  Expenses.   The Company shall pay, and hold each Institutional
                 --------
Investor harmless against liability for the payment of, the out-of-pocket expenses of the Institutional Investors, including the reasonable fees and expenses of MDCP's special counsel, Kirkland & Ellis, and their special telecommunications counsel, Skadden, Arps, Slate, Meagher & Flom, arising in connection with (i) the performance of due diligence investigations concerning the Company, the negotiation and execution of this Agreement, and the consummation of the transac tions to occur at the Initial Closing or any Subsequent Closing as contemplated hereby, (ii) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Certificate of Incorporation, (iii) the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, (iv) any filing with any governmental agency with respect to such Institutional Investor's investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Institutional Investor, and (v) stamp and other taxes which may be payable by the Institutional Investors in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Investor Stock.

          9.1B.  Remedies.
                 --------

          (i) Each holder of Investor Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce (upon demonstration of irreparable harm) such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          (ii) If at any Subsequent Closing, after all conditions to such Subsequent Closing set forth in Section 3 hereof have been either satisfied or waived pursuant to paragraph 3I, any Investor refuses to tender such Investor's Specified Contribution for such Subsequent Closing, the Company shall have the right, in addition to the remedies available under subparagraph 9B(i) above, to repurchase all shares of Investor Stock held by such refusing Investor or its Affiliates for an aggregate price equal to such Investor's Initial Contribution and all Specified Contributions made by such Investor at prior Subsequent Closings, each with respect to such repurchased shares. The Company shall have the option to pay such repurchase price in the form of a promissory note with the following terms: (a) principal equal to such Investor's Initial Contribution and all prior Specified Contributions made by such Investor, each with respect to such repurchased shares; (b) liquidation preference junior to all senior debt obligations of the Company then or thereafter incurred, and to the Distribution Preference of the holders of Class A Common under the Certificate of Incorporation; (c) simple annual interest equal to the prime rate issued by Citibank from time to time; and (d) all principal and accrued interest due and payable on the first to occur of (1) the closing of a Public Offering, (2) a Sale of the Company (as defined in the Stockholders Agreement), and (3) the fifth anniversary of the issuance of such note; provided that such note shall
                                                --------
not be repaid until the Distribution Preference of the holders of Class A Common under the Certificate of Incorporation has been fully satisfied. If an Investor's holdings of Investor Stock are repurchased pursuant to this paragraph, such Investor and its Affiliates shall thereafter retain no further right to enforce or benefit from the provisions of this Agreement or any other agreement contemplated hereby to which such Investor is a party other than the promissory note described above, and such Investor and its Affiliates shall retain no further obligation under this Agreement to make Specified Contributions at any Subsequent Closing.

          9.1C.  Investor's Investment Representations.  Each Investor hereby
                 -------------------------------------
represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing
                                                         --------
contained herein shall prevent any Investor and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 6 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on November 27, 1996, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stock Purchase Agreement dated as of November 27, 1996, as amended and modified from time to time, between the issuer (the "Company") and certain investors. The Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of the Stock Purchase Agreement shall be furnished by the Company to the holder hereof upon written request and without charge."

          9.1D.  Consent to Amendments.  Except as otherwise expressly provided
                 ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least 67% of the Institutional Investor Stock, and the holders of a majority of the Executive Stock, outstanding at the time such amendment or waiver becomes effective. No course of dealing between the Company and the holder of any Investor Stock or any delay by such holder in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of such holder.

          9.1E.  Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Investor or on its behalf.

          9.1F.  Successors and Assigns.  Except as otherwise expressly provided
                 ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that a party's obligation to make Specified Contributions at
     --------
Subsequent Closings shall be binding on such party's successors and assigns only to the extent set forth in an express written assignment signed by such party. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Investor's benefit as an Investor or holder of Investor Stock are also for the benefit of, and enforceable by, any subsequent holder of such Investor Stock. Notwithstanding the foregoing, the rights of the holders of the Investor Stock under this Agreement, the Stockholders Agreement or the Registration Agreement shall not be exercisable by or for the benefit of any subsequent holder of Investor Stock if, directly or indirectly, the assignment of Investor Stock to such subsequent holder breached any material provision of this Agreement or the Stockholders Agreement.

          9.1G.  Capital and Surplus; Special Reserves.  The Company agrees that
                 -------------------------------------
the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the shares of Class A Common issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of at least 67% of the outstanding Institutional Investor Stock.

          9.1H.  Severability.  Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          9.1I.  Counterparts.  This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          9.1J.  Descriptive Headings; Interpretation.  The descriptive headings
                 ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          9.1K.  Governing Law.  The corporate law of the State of Delaware
                 -------------
shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          9.1L.  Notices.  All notices, demands or other communications to be
                 -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one business day after they are sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after they are mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors with a copy to

                         Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, IL 60601
                         Attention:  Emile Karafiol

and to the Company at the address indicated below:

                         Focal Communications Corporation
                         300 W. Washington Blvd., Suite 1408
                         Chicago, Illinois  60606
                         Attention:  President

     with a copy to      Bischoff, Kenney, and Niehaus
                         5630 North Main Street
                         Sylvania, Ohio  43560
                         Attention:  Charles Niehaus

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          9.1M.  Understanding among the Investors.  The determination of each
                 ---------------------------------
Investor to purchase the Investor Stock pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor. In addition, it is acknowledged by each of the other Investors that MDCP has not acted as an agent of such Investor in connection with making its investment hereunder and that MDCP shall not be acting as an agent of such Investor in connection with monitoring its investment hereunder.

          9.1N.  No Strict Construction.  The parties hereto have participated
                 ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                       *       *       *       *       *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


/s/ Brian F. Addy                  MADISON DEARBORN CAPITAL PARTNERS, L.P.
----------------------------
Brian F. Addy                      By Madison Dearborn Partners, L.P., its
                                   General Partner

                                   By Madison Dearborn Partners, Inc., its
                                   General Partner

/s/ John R. Barnicle               By   /s/ James N. Perry, Jr.
----------------------------          ----------------------------------
John R. Barnicle                   Its      Vice President
                                      ----------------------------------
/s/  Joseph Beatty
----------------------------
Joseph Beatty                      FRONTENAC VI, L.P.
                                   By Frontenac Company, its General Partner

/s/  Robert C. Taylor, Jr.         By  /s/ James E. Crawford III
----------------------------          ----------------------------------
Robert C. Taylor, Jr.              Its  General Partner
                                      ----------------------------------

                                   BATTERY VENTURES III, L.P.
                                   By Battery Partners III, L.P., its General
                                   Partner
                                   By   /s/ Richard D. Frisbie
                                      -----------------------------------
                                   Its   Managing Partner
                                      -----------------------------------


                                   FOCAL COMMUNICATIONS CORPORATION

                                   By   /s/ Robert C. Taylor, Jr.
                                      -----------------------------------
                                   Its   President
                                      -----------------------------------

                                                                      APPENDIX A
                                                                      ----------

                              INDEX OF DEFINITIONS
                              --------------------

          For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Addy" has the meaning set forth in the preamble.
           ----

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Agreement" has the meaning set forth in the preamble.
           ---------

          "Barnicle" has the meaning set forth in the preamble.
           --------

          "Beatty" has the meaning set forth in the preamble.
           ------

          "Board" has the meaning set forth in paragraph 1D.
           -----

          "BV" has the meaning set forth in the preamble.
           --

          "Bylaws" has the meaning set forth in paragraph 2C.
           ------

          "Cash" has the meaning set forth in paragraph 1C.
           ----

          "Certificate of Incorporation" has the meaning set forth in paragraph
           ----------------------------
2B.

          "Chicago Common Carrier Status" has the meaning set forth in paragraph
           -----------------------------
2H.

          "Class A Common" has the meaning set forth in paragraph 1A.
           --------------

          "Class B Common" has the meaning set forth in paragraph 7B(i).
           --------------

          "Class C Common" has the meaning set forth in paragraph 7B(i).
           --------------

          "Common Stock" has the meaning set forth in paragraph 7B(i).
           ------------

          "Company" has the meaning set forth in the preamble.
           -------

          "Executive Investor" has the meaning set forth in the preamble.
           ------------------

          "Executive Stock" has the meaning ascribed to such term in the
           ---------------
Executive Stock Agreements.

                                     -S1-

          "Executive Stock Agreements" has the meaning set forth in paragraph
           --------------------------
2E.

          "Exercise Notice" has the meaning set forth in paragraph 5A.
           ---------------

          "Frontenac" has the meaning set forth in the preamble.
           ---------

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (including, without limitation, vendor Financing), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets; and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Initial Business Plan" has the meaning set forth in the preamble.
           ---------------------

          "Initial Closing" has the meaning set forth in paragraph 1C.
           ---------------


          "Initial Closing Date" has the meaning set forth in paragraph 1C.
           --------------------

          "Initial Contribution" has the meaning set forth in paragraph 1B.
           --------------------

          "Institutional Investor" has the meaning set forth in the preamble.
           ----------------------

          "Institutional Investor Stock" means (i) the Class A Common issued to
           ----------------------------
the Institutional Investors hereunder, (ii) any securities repurchased by an Institutional Investor pursuant to paragraph 3(e)(i) of any Executive Stock Agreement, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Institutional Investor Stock, such shares shall forever cease to be Institutional Investor Stock when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) been forfeited pursuant to the provisions of any Vesting Agreement.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documen-

                                     -A2-
tation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Interconnection Agreement" has the meaning set forth in paragraph 2H.
           -------------------------

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Investor" has the meaning set forth in the preamble.
           --------

          "Investor Stock" means (i) the Class A Common issued hereunder, (ii)
           --------------
any securities repurchased by an Institutional Investor pursuant to paragraph 3(e)(i) of an Executive Stock Agreement, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Stock, such shares shall forever cease to be Investor Stock when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) been forfeited pursuant to the provisions of any Vesting Agreement.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Majority Holders" has the meaning set forth in paragraph 5A.
           ----------------

          "Management" has the meaning set forth in paragraph 3A.
           ----------

          "Maximum Commitment" has the meaning set forth in paragraph 1D.
           ------------------

                                     -A3-

          "MDCP" has the meaning set forth in the preamble.
           ----

          "MSA"has the meaning set forth in the preamble.
           ---

          "Note" has the meaning set forth in paragraph 1C(ii).
           ----

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Permitted Lien" means:
           --------------

               (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent permitted by this Agreement;

               (iv) interests or title of a lessor under any lease permitted by this Agreement;

               (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable;

               (vi) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and

               (vii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to this Agreement.

          "Permitted Stock Option Plan" has the meaning set forth in paragraph
           ---------------------------
4C(xix).

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                                     -A4-

          "Public Offering" means any underwritten sale of the company's common
           ---------------
stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the
                                                         --------
following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

          "Qualified Holder" has the meaning set forth in paragraph 4A.
           ----------------

          "Registration Agreement" has the meaning set forth in paragraph 2F.
           ----------------------

          "Repurchase Closing" has the meaning set forth in paragraph 5D.
           ------------------

          "Repurchase Notice" has the meaning set forth in paragraph 5A.
           -----------------

          "Repurchase Price" has the meaning set forth in paragraph 5C.
           ----------------

          "Restricted Securities" means (i) the Class A Common issued hereunder,
           ---------------------
and (ii) any securities issued with respect to the securities referred to such Class A Common by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 9C have been delivered by the Company in accordance with paragraph 6B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 9C.

          "Revised Repurchase Notice" has the meaning set forth in paragraph 5A.
           -------------------------

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Specified Contribution" has the meaning set forth in paragraph 1D.
           ----------------------

          "Stockholders Agreement" has the meaning set forth in paragraph 2D.
           ----------------------

          "Subsequent Business Plan" has the meaning set forth in paragraph 3A.
           ------------------------

                                     -A5-

          "Subsequent Closings" has the meaning set forth in paragraph 1D.
           -------------------

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Taylor" has the meaning set forth in the preamble.
           ------

          "Vesting Agreement" has the meaning set forth in paragraph 2G.
           -----------------

          "Wholly-Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

                                     -A6-

                                                                      APPENDIX B
                                                                      ----------
                             SCHEDULE OF INVESTORS
                             ---------------------

                                             Number of     Initial Purchase   Investor's
            Names and                        Shares of        Price for        Maximum
            Addresses                      Class A Common   Class A Common    Commitment
            ---------                      --------------  ----------------  ------------
Madison Dearborn Capital Partners, L.P.        46, 153.85     $2,325,581.40   $15,000,000
Three First National Plaza, Suite 1330
Chicago, Illinois 60670
Tel. (312) 732-5400
Fax (312) 732-4098
Attention: James N. Perry, Jr.
                 and Paul Finnegan

Frontenac VI, L.P.                              21,538.46     $1,085,271.32   $ 7,000,000
135 South LaSalle Street, Suite 3800
Chicago, Illinois
Tel. (312) 368-0044
Fax (312) 368-9520
Attention: James Crawford

Battery Ventures III, L.P.                     10, 769.23     $ 542, 635.66   $ 3,500,000
20 William Street, Suite 200
Wellesley, Massachusetts 02181
Tel. (617) 237-1001
Fax (617) 237-7788
Attention: Richard Frisbie

Brian F. Addy                                      230.77     $  11, 627.91   $    75,000
300 Washington Blvd., Suite 1408
Chicago, Illinois 60606
(312) 578-8400

John R. Barnicle                                   230.77     $   11,627.91   $    75,000
300 Washington Blvd., Suite 1408
Chicago, Illinois 60606
(312) 578-8400

Joseph Beatty                                      230.77     $   11,627.91   $    75,000
300 Washington Blvd., Suite 1408
Chicago, Illinois 60606
(312) 578-8400

Robert C. Taylor, Jr.                              230.77     $   11,627.91   $    75,000
300 Washington Blvd., Suite 1408
Chicago, Illinois 60606
(312) 578-8400

                                          ---------------  ----------------  ------------
TOTAL                                           79,384.62     $4,000,000.02   $25,800,000

                                     -B1-

                     EXHIBITS TO STOCK PURCHASE AGREEMENT


Exhibit 1  -  The Initial Business Plan

Exhibit 2  -  Restated Certificate of Incorporation, dated November 26, 1996 -
              Previously filed as Exhibit 3.1 to the Form S-4 Registration Statement on April 3, 1998.

Exhibit 3  -  Form of Promissory Note

Exhibit 4  -  Form of Executive Investor Stock Pledge Agreement -Previously
              filed as Exhibits 4.7- 4.10 to the Form S-4 Registration Statement on April 3, 1998.

Exhibit 5  -  Bylaws Amendment - Previously filed as Exhibit 3.2 to the Form S-4
              Registration Statement on April 3, 1998.

Exhibit 6  -  Stockholders Agreement by and among Focal, MDCP, Frontenac, BV,
              Addy, Barnicle, Beatty and Taylor - Previously filed as Exhibit
              4.11 to the Form S-4 Registration Statement on April 3, 1998.

Exhibit 7  -  Form of Executive Stock Agreement and Employment Agreement -
              Previously filed as Exhibits 4.12-4.15 to the Form S-4 Registration Statement on April 3, 1998.

Exhibit 8  -  Registration Agreement by and among Focal, MDCP, Frontenac, BV,
              Addy, Barnicle, Beatty and Taylor - Previously filed as Exhibit
              4.16 to the Form S-4 Registration Statement on April 3, 1998.

Exhibit 9  -  Form of Vesting Agreement

Exhibit 10 -  Interconnection Agreement by and among Ameritech Statement on
              April 3, 1998. Information Industry Services and Focal, dated October 28, 1996- Previously filed as Exhibit 10.1 to the Form S-4 Registration

Exhibit 11 -  Form of Opinion of Bischoff, Kenney & Niehaus (Initial Closing)

Exhibit 12 -  Form of Opinion of Bischoff, Kenney & Niehaus (Subsequent
              Closings)

Exhibit 13 -  Form of Nondisclosure and Noncompetition Agreement

                     EXHIBIT 1 TO STOCK PURCHASE AGREEMENT
                     -------------------------------------

                             INITIAL BUSINESS PLAN
                             ---------------------

     The financial statements and projections attached hereto represent a financial model for implementing the business of the Company in the Chicago MSA-1 market. The Company shall use such funds contemplated hereunder (specifically, initial capital of $4,000,000; $8,000,000 in the aggregate) to obtain necessary assets (through purchase or lease), engage personnel, and take all actions necessary to provide facilities-based and resold, switched and dedicated, local exchange services in the identified market and interexchange services throughout Illinois.

Focal Communications Corp.              Initial Business Plan
Chicago Financial Plan
9/23/96

                                               Year 1            Year 2          Year 3           Year 4           Year5
Income Statement:
Corp/VAR acct revenue                           208,701         2,524,442       6,231,920       17,352,528      29,902,725
ISP revenue                                     592,391         4,494,017       6,394,925       17,950,505      26,749,132
Total Revenue                                   801,093         7,018,459      16,626,846       35,303,032      56,651,857
 Carrier settlements                            431,926         2,178,197       4,595,682        8,609,522      14,047,349
 Sales & customer service expense             2,707,161         4,149,763       6,829,377       10,932,858      14,072,091
 General & administrative expense               286,700           376,457         475,305          592,647         689,639
Gross Profit                                 (1,624,694)          316,022       4,726,480       15,168,006      27,842,777
 Corporate Overhead                           1,371,360         1,820,232       1,693,627        1,970,692       2,241,253
(Total Cash Expenses)                         3,797,147         8,522,669      13,793,991       22,105,718      31,060,333
EBITDA                                       (2,996,054)       (1,504,210)      2,832,853       13,197,314      25,601,524
 Depreciations & Amortization                   344,617           687,304       1,079,449        1,666,301       2,231,059
Operating income                             (3,340,671)       (2,191,514)      1,753,404       11,531,013      23,370,466
 Other income (net)                                   0                 0               0                0               0
 Interest Expense                                81,329            49,251         114,846          (53,333)        (87,979)
 Income Taxes                                         0                 0               0        2,953,540       8,445,040
Net Income                                   (3,442,000)       (2,240,755)      1,638,758        8,630,806      15,013,405

Gross margin                                        neg                 5%             28%              43%             49%
EBITDA margin                                       neg               neg              17%              37%             45%
Operating margin                                    neg               neg              11%              33%             41%

Total customers
Total lines                                       2,426             7,087          13,240           22,730          33,926
Total MOUs (millions)                              50.2             410.7           674.3           2159.4          3580.7
Total employees                                      27                43              55               74              89

Statement of Cash Flows:
Net income                                   (3,422,000)       (2,240,765)      1,638,758        8,630,806      15,013,405
Depreciation & amortization                     344,617           687,304       1,079,449        1,666,301       2,231,059
Change in working capital                        24,033           210,554         498,805        1,059,091       1,699,556
Other non-cash items                                  0                 0               0                0               0
Cash from Operations                         (3,053,350)       (1,342,907)      3,217,012       11,356,198      18,944,019

Capital expenditures                         (4,736,879)       (2,253,685)     (5,191,502)      (7,615,744)     (8,870,517)
Other investments                                     0                 0               0                0               0
Cash for investing                           (4,736,879)       (2,253,685)     (5,191,502)      (7,615,744)     (8,870,517)

Secured financing                             2,672,651         2,253,685       5,191,502                0               0
Debt repayment                                 (355,331)         (926,397)     (1,826,444)      (2,529,460)     (2,174,128)
Other debt financing                                  0                 0               0                0               0
Common A                                      6,000,000         2,000,000               0                0               0
Other equity                                          0                 0               0                0               0
Other                                                 0                 0               0                0               0
Cash from Financing                           8,317,319         3,327,288       3,365,059       (2,529,460)     (2,174,128)

Beg. cash balance                                     0           527,090         257,785        1,648,354       2,659,349
Change in cash                                  527,090          (269,305)      1,390,569        1,210,995       7,899,373
Ending Cash Balance                             527,090           257,785       1,648,354        2,859,349      10,758,722

Focal Communications Corp.              Initial Business Plan
Chicago Financial Plan
9/23/96

                                        Year 1          Year 2          Year 3          Year 4          Year 8
Cash Summary:
Cash from Operations                  (3,053,350)     (1,342,907)      3,217,012      11,356,198      16,944,019
Cash for Investing                    (4,736,879)     (2,253,885)     (5,191,502)     (7,615,744)     (8,870,517)
Net Cash Flow                         (7,790,229)     (3,596,592)     (1,974,490)      3,740,454      10,073,502
Cash from Financing                    8,317,319       3,327,288       3,365,059      (2,529,460)     (2,174,128)
Cumulative Net Cash                      527,090         257,785       1,648,354       2,859,349      10,758,722

Balance Sheet:
Cash & mkt. securities                   527,090         257,785       1,648,354       2,859,349      10,758,722
Accounts receivable                      268,493         843,030       1,787,551       2,565,788       3,897,172
Other current assets                           0               0               0               0               0
Current Assets                           795,583       1,100,816       3,435,905       5,425,137      14,655,894

Gross PPE                              4,684,369       6,592,675      10,840,120      16,167,068      20,484,404
Accum depreciation                       344,617       1,031,921       2,111,370       3,777,671       6,008,730
Net PPE                                4,339,752       5,560,754       8,728,750      12,389,397      14,475,674

Goodwill & other intangibles                   0               0               0               0               0
Other non-current assets              (1,510,236)     (2,749,367)     (5,343,769)     (3,105,690)      1,910,691
Non-current Assets                     2,829,518       2,811,387       3,384,981       9,283,707      16,386,365
Total Assets                           3,625,099       3,912,203       6,820,888      14,708,844      31,042,260

Accounts Payable                         605,635       1,018,110       1,586,689       2,521,808       3,492,442
Debt maturities                          102,258         100,604         257,077        (209,354)       (166,174)
Other accrued expenses                    50,470          84,842         132,224         210,151         291,037
Current Liabilities                      758,363       1,203,556       1,975,990       2,522,605       3,617,305

Secured debt                             238,268         286,589         736,878        (630,711)       (486,285)
Other long-term debt                           0               0               0               0               0
Other non-current liab.                   50,470          84,842         132,224         210,151         291,037
Non-Current Liabilities                  288,736         371,412         868,902        (420,560)       (195,248)

Common stock A                         6,000,000       8,000,000       8,000,000       8,000,000       8,000,000
Other common stock                             0               0               0               0               0
Additional paid-in capital                     0               0               0               0               0
Retained earnings (deficit)           (3,422,000)     (5,662,765)     (4,024,007)      4,606,799      19,620,204
Shareowners Equity                     2,578,000       2,337,235       3,975,993      12,606,799      27,620,204
Total Liabilities & Shareowners
 Equity                                3,625,099       3,912,203       6,820,886      14,708,844      31,042,260

Financial Ratios:
EBITDA/Cash Interest                       (36.8)          (30.5)           24.7              NA              NA
EBITDA-Capital Cash Interest               (95.1)          (76.3)          (20.6)             NA              NA
EBITDA/Interest                            (36.8)          (30.5)           24.7          (247.5)         (291.0)
EBITDA-Capital Interest                    (95.1)          (76.3)          (20.6)         (104.7)         (190.2)
Debt/EBITDA                                 (0.0)           (0.0)            0.0            (0.0)           (0.0)
Total Debt                               340,524         387,173         993,755        (840,065)       (652,460)

Focal Communications Corp.      Initial Business Plan
Chicago Financial Plan
9/23/96

                                  Year 1
                                 Month 1      Month 2      Month 3      Month 4      Month 5       Month 6      Month 7     Month 8
Income Statement:
Corp/VAR acct revenue                  0            0            0            0            0             0        4,575      13,988
ISP revenue                            0            0            0            0            0             0       12,855      40,379
Total Revenue                          0            0            0            0            0             0       17,430      54,367
 Carrier settlements                   0            0            0            0            0             0       33,422      49,232
 Sales & customer service
  expense                         28,986       45,112       54,640       82,010      102,573       137,080      166,816     192,035
 General & administrative
  expenses                        20,500       20,500       20,500       20,500       20,500        23,100       26,850      26,850
Gross Profit                     (49,486)     (65,612)     (75,140)    (102,510)    (123,073)     (160,180)    (209,658)   (213,750)
 Corporate Overhead               75,250       92,750      112,001      115,751      121,951       121,951      121,951     121,951
(Total Cash Expenses)            124,736      158,362      187,141      218,261      245,024       282,131      349,039     390,068
EBITDA                          (124,736)    (158,362)    (187,141)    (218,261)    (245,024)     (282,132)    (331,609)   (335,701)
 Depreciation & Amortization       4,281        6,561        8,842       11,123       31,404        33,684       35,965      38,246
Operating income                (129,017)    (164,923)    (195,983)    (229,384)    (276,427)     (315,815)    (367,574)   (373,947)
 Other income (net)                    0            0            0            0            0             0            0           0
 Interest Expense                  1,026        2,576        3,359        3,730        9,654        15,342       13,636      10,485
 Income Taxes                          0            0            0            0            0             0            0           0
Net Income                      (130,042)    (167,500)    (199,341)    (233,114)    (286,082)     (331,157)    (381,210)   (384,431)

Gross margin                          NA           NA           NA           NA           NA            NA          neg         neg
EBITDA margin                         NA           NA           NA           NA           NA            NA          neg         neg
Operating margin                      NA           NA           NA           NA           NA            NA          neg         neg

Total customers
Total lines                             0           0            0            0            0             0          264         619
Total MOUs (millions)                  00          00           00           00           00            00          1.0         3.2
Total employees                         7          12           15           20           23            24           27          27

Statement of Cash Flows:
Net income                       (130,042)   (167,500)    (199,341)    (233,114)    (286,062)     (331,157)    (381,210)   (384,431)
Depreciation & amortization         4,281       6,561        8,842       11,123       31,404        33,684       35,965      38,248
Change in working capital               0           0            0            0            0             0          523       1,631
Other non-cash items                    0           0            0            0            0             0            0           0
Cash from Operations             (125,762)   (160,938)    (190,499)    (221,991)    (254,678)     (297,473)    (344,722)   (344,555)

Capital expenditures             (428,073)   (228,073)    (228,073)    (228,073)  (2,028,073)     (228,073)    (228,073)   (228,073)
Other investments                       0           0            0            0            0             0            0           0
Cash for investing               (428,073)   (228,073)    (228,073)    (228,073)  (2,028,073)     (228,073)    (228,073)   (228,073)

Secured financing                 214,037     114,037      114,037      114,037    1,318,248       114,037      114,037     114,037
Debt repayment                          0      (4,459)      (6,835)      (9,211)     (11,586)      (39,050)     (41,426)    (43,801)
Other debt financing
Common A                        4,000,000
Other equity
Other
Cash from Financing             4,214,037     109,578      107,202      104,826    1,306,661        74,987       72,611      70,235

Beg cash balance                        0   3,660,202    3,380,768    3,069,397    2,724,159     1,748,069    1,297,510     797,326
Change in cash                  3,660,202    (279,434)    (311,371)    (345,238)    (976,090)     (450,559)    (500,184)   (502,393)
Ending Cash Balance             3,660,202   3,380,768    3,069,397    2,724,159    1,748,069     1,297,510      797,326     294,933

                                                                        Year 1
                                 Month 9     Month 10     Month 11     Month 12
Income Statement:
Corp/VAR acct revenue              25,794      39,243       54,451       70,650
ISP revenue                        75,694     114,669      150,952      197,842
Total Revenue                     101,488     153,912      205,403      268,493
 Carrier settlements               67,276      76,199       94,127      111,669
 Sales & customer service
  expense                         208,257     219,786      225,642      244,226
 General & administrative
  expenses                         26,850      26,850       26,850       26,850
Gross Profit                     (200,895)   (168,924)    (141,216)    (114,252)
 Corporate Overhead               121,951     121,951      121,951      121,951
(Total Cash Expenses)             424,334     444,787      468,570      504,696
EBITDA                           (322,848)   (290,876)    (263,167)    (238,203)
 Depreciation & Amortization       40,405      42,558       44,704       46,844
Operating income                 (363,251)   (333,432)    (307,870)    (283,047)
 Other income (net)                     0           0            0            0
 Interest Expense                   7,737       5,755        4,437        3,592
 Income Taxes                           0           0            0            0
Net Income                       (370,988)   (339,168)    (312,308)    (286,639)

Gross margin                          neg         neg          neg          neg
EBITDA margin                         neg         neg          neg          neg
Operating margin                      neg         neg          neg          neg

Total customers
Total lines                         1,065       1,469        1,929        2,426
Total MOUs (millions)                 6.2         9.7         12.9         17.2
Total employees                        27          27           27           27

Statement of Cash Flows:
Net income                       (370,988)   (339,188)    (312,308)    (286,839)
Depreciation & amortization        40,405      42,558       44,704       46,844
Change in working capital           3,045       4,617        6,162        8,055
Other non-cash items                    0           0            0            0
Cash from Operations             (327,539)   (292,013)    (261,442)    (231,740)

Capital expenditures             (228,073)   (228,073)    (228,073)    (228,073)
Other investments                       0           0            0            0
Cash for investing               (228,073)   (228,073)    (228,073)    (228,073)

Secured financing                 114,037     114,037      114,037      114,037
Debt repayment                    (46,177)    (48,553)     (50,929)     (53,304)
Other debt financing
Common A                        2,000,000
Other equity
Other
Cash from Financing             2,067,859      65,484       63,108       60,732

Beg cash balance                  294,933   1,807,181    1,352,578      926,172
Change in cash                  1,512,247    (454,602)    (426,407)    (399,081)
Ending Cash Balance             1,807,181   1,352,578      926,172      527,090

FOCEL COMMUNICATIONS CORP.           INITIAL BUSINESS PLAN
CHICAGO FINANCIAL PLAN
9/23/96

                                       YEAR 1
                                       Month 1       Month 2       Month 3       Month 4       Month 5       Month 6
Cash Summary:
Cash from Operations                   (125,762)     (160,938)     (190,499)     (221,991)     (254,678)     (297,473)
Cash for investing                     (428,073)     (228,073)     (228,073)     (228,073)   (2,028,073)     (228,073)
Net Cash Flow                          (553,835)     (389,011)     (418,573)     (450,064)   (2,282,751)     (525,546)
Cash from Financin                    4,214,037       109,578       107,202       104,826     1,306,661        74,987
Cumulative Net Cash                   3,660,202     3,380,768     3,069,397     2,724,159     1,748,069     1,297,510

Balance Sheet:
Cash & mid securites                  3,660,202     3,380,768     3,069,397     2,724,159     1,748,069     1,297,510
Accounts Receivable                           0             0             0             0             0             0
Other Current Assets                          0             0             0             0             0             0
Current Assets                        3,660,202     3,380,768     3,069,397     2,724,159     1,748,069     1,297,510

Gross PPE                               428,073       656,147       884,220     1,112,293     3,140,366     3,368,440
Accum. Depreciation                       4,281        10,842        19,684        30,807        62,211        95,895
Net PPE                                 423,793       645,304       864,535     1,081,486     3,078,155     3,272,544

Goodwill & other intangibles                  0             0             0             0             0              0
Other non-current Assets                174,630       221,707        208,488      171,152        114,294        65,936
Non-current Assets                      598,423       867,011      1,073,023    1,252,638     3,192,449      3,338,480
Total Assets                          4,258,625     4,247,779      4,142,420    3,976,797     4,940,518      4,635,990

Accounts Payable                        149,683       190,034        224,569      261,913       294,028        338,557
Debt maturities                               0        53,509         80,904       94,327       100,307        403,391
Other accrued expenses                   12,474        15,836         18,714       21,828        24,502         28,213
Current Liabilities                     162,157       259,380        324,186      378,066       418,838        770,161

Secured Debt                           214,037        270,105        296,403      306,903     1,513,256      1,184,852
Other long-term debt                         0              0              0            0             0              0
Other non-current liab                  12,474         15,836         18,714       21,826        24,502         28,213
Non-current Liabilities                226,510        285,941        315,117      328,729     1,537,759      1,213,065

Common stock A                       4,000,000      4,000,000      4,000,000    4,000,000     4,000,000      4,000,000
Other common stock                           0              0              0            0             0              0
Additional paid-in capital                   0              0              0            0             0              0
Retained earnings (deficit)           (130,042)      (297,542)      (496,883)    (729,997)   (1,016,079)    (1,347,236)
Shareowners Equity                   3,869,958      3,702,458      3,503,117    3,270,003     2,983,921      2,652,764
Total Liab & Shareowners Equity      4,258,625      4,247,779      4,142,420    3,976,797     4,940,518      4,635,990

Financial Ratios:
EBITDA/Cash Interest                    (121.6)         (61.5)         (55.7)       (58.5)        (25.4)         (18.4)
EBITDA-Capex/Cash Interest              (539.0)        (150.0)        (123.6)      (119.6)       (235.5)         (33.3)
EBITDA/Interest                         (121.6)         (61.5)         (55.7)       (58.5)        (25.4)         (18.4)
EBITOA-Capex/Cash Interest              (539.0)        (150.0)        (123.6)      (119.6)       (235.5)         (33.3)
Debt/EBITDA                               (0.1)          (0.2)         (0.2)         (0.2)         (0.5)          (0.5)

                                                                                                              Year 1
                                       Month 7       Month 8       Month 9       Month 10      Month 11      Month 12
Cash Summary:
Cash from Operations                   (344,722)     (344,555)     (327,539)     (292,013)     (261,442)     (231,740)
Cash for investing                     (228,073)     (228,073)     (228,073)     (228,073)     (228,073)     (228,073)
Net Cash Flow                          (572,795)     (572,628)     (555,612)     (520,086)     (489,515)     (459,814)
Cash from Financin                       72,611        70,235     2,067,859        65,484        63,108        60,732
Cumulative Net Cash                     797,326       294,933     1,807,181     1,352,578       926,172       527,090

Balance Sheet:
Cash & mid securites                    797,326       294,933     1,807,181     1,352,578       926,172       527,090
Accounts Receivable                      17,430        54,367       101,488       153,912       205,403       268,493
Other Current Assets                          0             0             0             0             0             0
Current Assets                          814,756       349,300     1,908,669     1,506,490     1,131,575       795,583

Gross PPE                             3,596,513     3,824,586     4,040,501     4,255,769     4,470,391     4,684,369
Accum. Depreciation                     131,861       170,106       210,511       253,069       297,773       344,617
Net PPE                                3,464,652    3,654,480     3,829,990     4,002,700     4,172,618     4,339,752

Goodwill & other intangibles                  0             0             0             0             0              0
Other non-current Assets               (261,736)     (639,924)      (944,325)  (1,192,587)   (1,374,525)    (1,510,236)
Non-current Assets                    3,202,916     3,014,555      2,885,665    2,810,113     2,798,093      2,829,516
Total Assets                          4,017,672     3,363,855      4,794,334    4,316,603     3,929,668      3,625,099

Accounts Payable                        418,846       468,081        509,201      533,744       562,284        605,635
Debt maturities                         397,061       314,366        232,659      171,033       129,239        102,258
Other accrued expenses                   34,904        39,007         42,433       44,479        46,857         50,470
Current Liabilities                     850,811       821,454        784,294      749,255       738,380        758,363

Secured Debt                           860,402        616,272        451,472      345,923       279,792        238,266
Other long-term debt                         0              0              0            0             0              0
Other non-current liab                  34,904         39,007         42,433       44,479        46,857         50,470
Non-current Liabilities                895,306        655,279        493,905      390,401       326,649        288,736

Common stock A                       4,000,000      4,000,000      6,000,000    6,000,000     6,000,000      6,000,000
Other common stock                           0              0              0            0             0              0
Additional paid-in capital                   0              0              0            0             0              0
Retained earnings (deficit)         (1,728,446)    (2,112,877)    (2,483,866)  (2,823,053)   (3,135,361)    (3,422,000)
Shareowners Equity                   2,271,554      1,887,123      3,516,134    3,176,947     2,864,639      2,578,000
Total Liab & Shareowners Equity      4,017,672      3,363,855      4,794,334    4,316,603     3,928,668      3,825,000

Financial Ratios:
EBITDA/Cash Interest                     (24.3)         (32.0)         (41.7)       (50.5)        (59.3)         (65.8)
EBITDA-Capex/Cash Interest               (41.0)         (53.8)         (71.2)       (90.2)       (110.7)        (129.3)
EBITDA/Interest                          (24.3)         (32.0)         (41.7)       (50.5)        (59.3)         (65.8)
EBITOA-Capex/Cash Interest               (41.0)         (53.8)         (71.2)       (90.2)       (110.7)        (129.3)
Debt/EBITDA                               (0.3)          (0.2)         (0.2)         (0.1)         (0.1)          (0.1)

Focal Communications Corp.                      Initial Business Plan
Chicago Financial Plan
9/23/96


                                        Year 2
                                       Month 13    Month 14    Month 15    Month 16    Month 17    Month 18    Month 19    Month 20
Income Statement:
Corp/VAR acct revenue                    93,163     110,249     129,314     148,541     168,614     191,320     214,176     238,277
ISP revenue                             247,728     281,793     314,541     329,810     343,781     359,312     389,796     407,397
Total Revenue                           340,891     392,042     443,856     478,351     512,595     550,632     603,972     645,674
 Carrier settlements                    117,265     128,004     143,166     145,160     157,212     172,847     186,496     191,738
 Sales & customer service expense       323,718     309,271     316,260     304,864     310,872     338,990     361,521     356,398
 General & administrative expenses       28,075      29,075      29,075      29,075      29,075      33,012      33,012      33,012
Gross Profit                           (129,167)    (74,307)    (44,645)       (748)     15,437       5,783      22,942      64,526
 Corporate Overhead                     151,686     151,686     151,686     151,686     151,686     151,686     151,686     151,686
(Total Cash Expenses)                   621,744     618,035     640,187     630,785     648,844     696,535     732,715     732,834
EBITDA                                 (280,683)   (225,993)   (196,331)   (152,434)   (136,249)   (145,903)   (128,744)    (87,160)
 Depreciation & Amortization             48,478      50,104      51,723      53,333      54,935      56,529      58,115      59,693
Operating income                       (329,331)   (276,097)   (248,054)   (205,767)   (191,183)   (202,432)   (186,659)   (146,852)
 Other income (net)                           0           0           0           0           0           0           0           0
 Interest Expense                         3,406       3,756       4,114       4,348       4,454       4,465       4,411       4,317
 Income Taxes                                 0           0           0           0           0           0           0           0
Net Income                             (332,738)   (279,853)   (252,168)   (210,114)   (195,638)   (205,896)   (191,270)   (151,170)

Gross margin                                neg         neg         neg         neg          3%          1%          4%         10%
EBITDA margin                               neg         neg         neg         neg         neg         neg         neg         neg
Operating margin                            neg         neg         neg         neg         neg         neg         neg         neg

Total customers
Total lines                               2,896       3,322       3,750       4,032       4,328       4,640       5,113       5,464
Total MOUs (millions)                      21.0        24.3        27.4        29.7        31.2        32.8        25.3        37.8
Total employees                              39          39          39          39          39          43          43          43

Statement of Cash Flows:
Net income                             (332,738)   (279,853)   (252,168)   (210,114)   (195,638)   (206,896)   (191,270)   (151,170)
Depreciation & amortization              48,478      50,104      51,723      53,333      54,935      56,529      58,115      59,693
Change in working capital                10,227      11,761      13,316      14,351      15,378      16,519      18,119      19,370
Other non-cash items                          0           0           0           0           0           0           0           0
Cash from Operations                   (274,033)   (217,988)   (187,130)   (142,431)   (125,325)   (133,849)   (115,036)    (72,107)

Capital expenditures                   (187,807)   (187,807)   (187,807)   (187,807)   (187,807)   (187,807)   (187,807)   (187,807)
Other investments                             0           0           0           0           0           0           0           0
Cash for investing                     (187,807)   (187,807)   (187,807)   (187,807)   (187,807)   (187,807)   (187,807)   (187,807)

Secured financing                       187,807     187,807     187,807     187,807     187,807     187,807     187,807     187,807
Debt repayment                          (55,680)    (59,593)    (63,506)    (67,418)    (71,331)    (75,243)    (79,156)    (83,069)
Other debt financing
Common A                              2,000,000
Other equity
Other
Cash from Financing                   2,132,127     128,214     124,302     120,389     116,476     112,564     108,651     104,738

Beg cash balance                        527,090   2,197,377   1,919,796   1,669,161   1,459,312   1,262,656   1,053,564     859,372
Change in cash                        1,670,287    (277,580)   (250,635)   (209,849)   (196,656)   (209,092)   (194,192)   (155,176)
Ending Cash Balance                   2,197,377   1,919,796   1,669,161   1,459,312   1,262,656   1,053,564     859,372     704,196


                                                                            Year 2
                                       Month 21    Month 22    Month 23    Month 24
Income Statement:
Corp/VAR acct revenue                   264,823     291,944     321,672     352,148
ISP revenue                             425,248     442,807     460,921     490,882
Total Revenue                           690,071     734,751     782,593     843,030
 Carrier settlements                    208,956     224,383     241,956     259,013
 Sales & customer service expense       365,907     373,321     383,948     404,713
 General & administrative expenses       33,012      33,012      33,012      33,012
Gross Profit                             82,197     104,035     123,677     146,292
 Corporate Overhead                     151,686     151,686     151,686     151,686
(Total Cash Expenses)                   759,561     782,402     810,602     848,425
EBITDA                                  (69,489)    (47,651)    (28,009)     (5,394)
 Depreciation & Amortization             61,263      62,825      64,380      65,927
Operating income                       (130,752)   (110,477)    (92,389)    (71,321)
 Other income (net)                           0           0           0           0
 Interest Expense                         4,200       4,068       3,928       3,783
 Income Taxes                                 0           0           0           0
Net Income                             (134,952)   (114,545)    (96,317)    (75,104)

Gross margin                                 12%         14%         16%         17%
EBITDA margin                                neg         neg         neg         neg
Operating margin                             neg         neg         neg         neg

Total customers
Total lines                               5,835       6,224       6,635       7,067
Total MOUs (millions)                      39.7        41.7        43.8        46.0
Total employees                              43          43          43          43

Statement of Cash Flows:
Net income                             (134,952)   (114,545)    (96,317)    (75,104)
Depreciation & amortization              61,263      62,825      64,380      65,927
Change in working capital                20,702      22,043      23,478      25,291
Other non-cash items                          0           0           0           0
Cash from Operations                    (52,987)    (29,677)     (8,459)     16,113

Capital expenditures                   (187,807)   (187,807)   (187,807)   (187,807)
Other investments                             0           0           0           0
Cash for investing                     (187,807)   (187,807)   (187,807)   (187,807)

Secured financing                       187,807     187,807     187,807     187,807
Debt repayment                          (86,981)    (90,894)    (94,807)    (98,719)
Other debt financing
Common A
Other equity
Other
Cash from Financing                     100,826      96,913      93,000      89,088

Beg cash balance                        704,196     564,228     443,657     340,391
Change in cash                         (139,968)   (120,571)   (103,266)    (82,606)
Ending Cash Balance                     564,228     443,657     340,391     257,785


Focal Communication Corp.               Initial Business Plan
Chicago Financial Plan
9/23/96

                                 Year 2
                                 Month 13        Month 14        Month 15        Month 16        Month 17       Month 18
Cash Summary:
Cash from Operations             (274,033)       (217,988)       (187,130)       (142,431)       (125,325)       (133,849)
Cash for Investing               (187,807)       (187,807)       (187,807)       (187,807)       (187,807)       (187,807)
Net Cash Flow                    (461,840)       (405,795)       (374,937)       (330,238)       (313,132)       (321,656)
Cash from Financing             2,132,127         128,214         124,302         120,389         116,476         112,564
Cumulative Net Cash             2,197,377       1,919,796       1,669,161       1,459,312       1,262,656       1,053,564

Balance Sheet:
Cash & mkt securities           2,197,377       1,919,796       1,669,161       1,459,312       1,262,656       1,053,564
Accounts receivable               340,891         392,042         443,856         478,351         512,595         550,632
Other current assets                    0               0               0               0               0               0
Current Assets                  2,538,267       2,311,839       2,113,017       1,937,663       1,775,251       1,604,196


Gross PPE                       4,847,815       5,010,444       5,172,260       5,333,266       5,493,468       5,652,869
Accum depreciation                393,095         443,199         494,922         548,255         603,189         659,718
Net PPE                         4,454,720       4,567,245       4,677,338       4,785,012       4,890,279       4,993,151

Goodwill & other intangibles            0               0               0               0               0               0
Other non-current assets       (1,506,890)     (1,634,948)     (1,735,672)     (1,874,249)     (1,982,279)     (2,057,210)
Non-current Assets              2,947,830       2,932,296       2,941,665       2,910,763       2,908,000       2,935,941
Total Assets                    5,486,097       6,244,135       5,054,682       4,848,426       4,683,252       4,540,137

Accounts Payable                  746,093         741,642         768,224         756,942         778,613         835,842
Debt maturities                    85,131          92,598         103,369         111,295         115,550         116,845
Other accured expense              62,174          61,804          64,019          63,079          64,884          69,654
Current Liabilities               893,398         896,044         935,612         931,316         959,047       1,022,341

Secured debt                      285,262         320,878         341,811         350,905         351,831         347,549
Other long-term debt                    0               0               0               0               0               0
Other non-current liab             62,174          61,804          64,019          63,079          64,884          69,654
Non-Current Liabilities           347,437         382,682         405,829         413,983         416,715         417,203

Common stock A                  8,000,000       8,000,000       8,000,000       8,000,000       8,000,000       8,000,000
Other common stock                      0               0               0               0               0               0
Additional paid-in-capital              0               0               0               0               0               0
Retained earnings (deficit)    (3,754,737)     (4,034,591)     (4,285,759)     (4,496,873)     (4,692,511      (4,899,407)
Shareowners Equity              4,245,263       3,965,409       3,713,241       3,503,127       3,307,489       3,100,593
Total Liabilities &
 Shareowners Equity             5,486,097       5,244,135       6,054,682       4,848,426       4,683,252       4,540,137

Financial Ratios:
EBITDA/Cash Interest                 (82.4)          (60.2)          (47.7)           (35.1)          (30.6)         (32.7)
EBITDA-Caper/Cash Interest          (137.6)         (110.2)          (93.4)           (78.3)          (72.8)         (74.7)
EBITDA/Interest                      (82.4)          (60.2)          (47.7)           (35.1)          (30.6)         (32.7)
EBITDA-Capex/Interest               (137.6)         (110.2)          (93.4)           (78.3)          (72.8)         (74.7)
Debt/EBITDA                           (0.1)           (0.2)          (0.2)            (0.3)           (0.3)          (0.3)

                                 Year 2
                                 Month 19        Month 20        Month 21        Month 22        Month 23       Month 24
Cash Summary:
Cash from Operations             (115,036)       ( 72,107)       ( 52,987)       ( 29,677)         (8,459)         16,113
Cash for Investing               (187,807)       (187,807)       (187,807)       (187,807)       (187,807)       (187,807)
Net Cash Flow                    (302,843)       (259,914)       (240,794)       (217,484)       (196,266)       (171,694)
Cash from Financing               108,651         104,738         100,826          96,913          93,000          89,088
Cumulative Net Cash               859,372         704,196         564,228         443,657         340,391         257,785

Balance Sheet:
Cash & mkt securities             859,372         704,196         564,228         443,657         340,391         257,785
Accounts receivable               603,972         645,674         690,071         734,751         782,593         843,030
Other current assets                    0               0               0               0               0               0
Current Assets                  1,463,343       1,349,871       1,254,299       1,178,408       1,122,984       1,100,816


Gross PPE                       5,811,473       5,969,283       6,126,305       6,282,541       6,437,997       6,592,675
Accum depreciation                717,833         777,525         838,789         901,614         965,994       1,031,921
Net PPE                         5,093,640       5,191,758       5,287,516       5,380,927       5,472,003       5,560,754

Goodwill & other intangibles            0               0               0               0               0               0
Other non-current assets       (2,165,658)     (2,312,668)     (2,423,614)     (2,537,997)     (2,645,389)     (2,749,367)
Non-current Assets              2,927,982       2,879,090       2,863,903       2,842,930       2,826,613       2,811,387
Total Assets                    4,391,325       4,228,961       4,118,202       4,021,339       3,949,598       3,912,203

Accounts Payable                  879,258         879,401         911,473         930,883         972,722       1,018,110
Debt maturities                   116,099         114,050         111,210         107,904         104,330         100,604
Other accured expense              73,272          73,283          75,956          78,240          81,060          84,842
Current Liabilities             1,069,629       1,066,734       1,098,639       1,125,027       1,158,112       1,203,556

Secured debt                      340,102         330,790         320,406         309,415         298,085         266,569
Other long-term debt                    0               0               0               0               0               0
Other non-current liab             73,272          73,283          75,956          78,240          81,060          84,842
Non-Current Liabilities           413,373         404,073         396,362         387,655         379,146         371,412

Common stock A                  8,000,000       8,000,000       8,000,000       8,000,000       8,000,000       8,000,000
Other common stock                      0               0               0               0               0               0
Additional paid-in-capital              0               0               0               0               0               0
Retained earnings (deficit)    (5,090,677)     (5,241,847)     (5,376,799)     (5,491,343)     (5,587,660)     (5,662,765)
Shareowners Equity              2,909,323       2,758,153       2,623,201       2,508,657       2,412,340       2,337,235
Total Liabilities &
 Shareowners Equity             4,301,325       4,228,961       4,118,202       4,021,339       3,946,598       3,912,203

Financial Ratios:
EBITDA/Cash Interest                 (29.2)          (20.2)          (16.5)           (11.7)          (7.1)          (1.4)
EBITDA-Caper/Cash Interest           (71.8)          (63.7)          (61.3)           (57.9)          (54.9)         (51.1)
EBITDA/Interest                      (29.2)          (20.2)          (16.5)           (11.7)          (7.1)          (1.4)
EBITDA-Capex/Interest                (71.8)          (63.7)          (61.3)           (57.9)          (54.9)         (51.1)
Debt/EBITDA                           (0.3)           (0.4)          (0.5)            (0.7)           (1.2)          (6.0)

s


Focal Communications Corp.               Initial Business Plan
Chicago Financial Plan
9/23/96                                Year 3
                                      Month 25        Month 26       Month 27        Month 28        Month 29        Month 30
Income Statement:
Corp/VAR acct revenue                   475,218         508,798        543,624         580,873         618,646         657,821
ISP revenue                             547,717         572,672        595,559         620,327         645,055         670,600
Total Revenue                         1,022,935       1,081,470      1,139,184       1,201,200       1,263,701       1,328,421
 Carrier settlements                    284,021         292,895        309,464         329,449         347,570         366,250
 Sales & customer service expense       618,718         505,566        513,294         526,278         535,573         547,581
 General & administrative expenses       39,609          39,609         39,609          39,609          39,609          39,609
Gross Profit                             80,588         243,400        276,817         306,864         340,949         374,982
 Corporate Overhead                     157,802         157,802        157,802         157,802         157,802         157,802
(Total Cash Expenses)                 1,100,150         995,873      1,020,169       1,053,138       1,080,554       1,111,241
EBITDA                                  (77,214)         86,597        119,015         148,062         183,147         217,180
 Depreciation & Amortization             70,253          74,579         78,116          81,618          85,085          88,517
Operating income                       (147,467)         11,018         40,898          66,444          98,062         126,663
 Other income (net)                           0               0              0               0               0               0
 Interest Expense                         4,810           6,983          8,813          10,014          10,671          10,941
 Income Taxes                                 0               0              0               0               0               0
Net Income                             (152,277)          4,035         32,085          56,430          87,391         117,722

Gross margin                                  8%             23%            24%             25%            27%              28%
EBITDA margin                               neg               8%            10%             12%            14%              16%
Operating margin                            neg               1%             4%              6%             8%              10%

Total customers
Total lines                               7,602           8,014          8,442           8,888          9,352            9,834
Total MOUs (millions)                       54.6            58.0           60.8            63.7           66.7             69.9
Total employees                              55              55             55              55             55               55

Statement of Cash Flows:
Net income                             (152,277)          4,035         32,085          56,430         87,391          117,722
Depreciation & amortization              70,253          74,579         78,116          81,618         85,085           88,517
Change in working capital                30,688          32,444         34,176          36,036         37,911           39,853
Other non-cash items                          0               0              0               0              0                0
Cash from Operations                    (51,336)        111,058        144,377         174,084        210,387          246,091

Capital expenditures                   (432,625)       (432,625)      (432,625)       (432,625)      (432,625)        (432,625)
Other investments                             0               0              0               0              0                0
Cash for investing                     (432,625)       (432,625)      (432,625)       (432,625)      (432,625)        (432,625)

Secured financing                       432,625         432,625        432,625         432,625        432,625          432,625
Debt repayment                         (102,632)       (111,645)      (120,658)       (129,671)      (138,684)         147,697
Other debt financing
Common A
Other equity
Other
Cash from Financing                     329,993         320,980        311,967         302,954        293,941          284,928

Beg cash balance                        257,785         103,817        103,231         126,950        171,362          243,065
Change in cash                         (153,968)           (587)        23,719          44,413         71,703           98,394
Ending Cash Balance                     103,817         103,231        126,950         171,362        243,055          341,460


Focal Communications Corp.               Initial Business Plan
Chicago Financial Plan
9/23/96                                                                                                               Year 3
                                      Month 31        Month 32       Month 33        Month 34        Month 35        Month 36
Income Statement:
Corp/VAR acct revenue                   699,581         742,033        786,063         829,148         872,615         917,499
ISP revenue                             712,924         743,930        774,210         804,647         837,231         870,052
Total Revenue                         1,412,505       1,485,963      1,560,273       1,833,795       1,709,846       1,787,551
 Carrier settlements                    397,111         410,279        432,727         452,880         475,510         497,526
 Sales & customer service expense       577,379         577,197        588,727         598,849         612,912         627,304
 General & administrative expenses       39,609          39,609         39,609          39,609          39,609          39,609
Gross Profit                            398,406         458,879        499,211         542,457         581,815         623,112
 Corporate Overhead                     157,802         157,802        157,802         157,802         157,802         157,802
(Total Cash Expenses)                 1,171,901       1,184,887      1,218,865       1,249,140       1,285,833       1,322,241
EBITDA                                  240,604)        301,076        341,408         384,655         424,013         465,310
 Depreciation & Amortization             91,915          95,279         98,609         101,906         105,170         108,401
Operating income                        148,689         205,797        242,799         282,749         318,843         356,909
 Other income (net)                           0               0              0               0               0               0
 Interest Expense                        10,961          10,827         10,601          10,323          10,014           9,689
 Income Taxes                                 0               0              0               0               0               0
Net income                              137,728         194,971        232,198         272,426         308,829         347,220

Gross margin                                 28%             31%            32%             33%            34%              35%
EBITDA margin                                17%             20%            22%             24%            25%              26%
Operating margin                             11%             14%            16%             17%            19%              20%

Total customers
Total lines                              10,479          11,006         11,554          12,096         12,658           13,240
Total MOUs (millions)                       73.8            78.0           81.6            85.3           89.0             92.9
Total employees                              55              55             55              55             55               55

Statement of Cash Flows:
Net income                              137,728         194,971        232,198         272,426        308,829          347,220
Depreciation & amortization              91,915          95,279         98,609         101,906        105,170          108,401
Change in working capital                42,375          44,579         46,808          49,014         51,295           53,627
Other non-cash items                          0               0              0               0              0                0
Cash from Operations                    272,018         334,829        377,616         423,346        465,294          509,248

Capital expenditures                   (432,625)       (432,625)      (432,625)       (432,625)      (432,625)        (432,625)
Other investments                             0               0              0               0              0                0
Cash for investing                     (432,625)       (432,625)      (432,625)       (432,625)      (432,625)        (432,625)

Secured financing                       432,625         432,625        432,625         432,625        432,625          432,625
Debt repayment                         (156,710)       (165,723)      (174,736)       (183,749)      (192,762)        (201,775)
Other debt financing
Common A
Other equity
Other
Cash from Financing                     275,915         266,902        257,889         248,876        239,863          230,850

Beg cash balance                        341,460         456,768        625,873         828,753      1,068,350        1,340,882
Change in cash                          115,308         169,106        202,879         239,597        272,532          307,472
Ending Cash Balance                     456,768         625,873        828,753       1,068,350      1,340,882        1,648,354


Focal Communications Corp.                         Initial Business Plan
Chicago Financial Plan
9/23/96                                               Year 3
                                                     Month 25    Month 26     Month 27     Month 28     Month 29     Month 30

Cash Summary:
Cash from Operations                                 (51,336)     111,058      144,377      174,084      210,387      246,091
Cash for investing                                  (432,625)    (432,625)    (432,625)    (432,625)    (432,625)    (432,625)
Net Cash Flow                                       (483,961)    (321,567)    (288,248)    (258,541)    (222,238)    (186,534)
Cash from Financing                                  329,993      320,980      311,967      302,954      293,941      284,928
Cumulative Net Cash                                  103,817      103,231      126,950      171,362      243,065      341,460

Balance Sheet:
Cash & mkt securities                                103,817      103,321      126,950      171,362      243,065      341,460
Accounts receivable                                1,022,935    1,081,470    1,139,184    1,201,200    1,263,701    1,328,421
Other current assets                                       0            0            0            0            0            0
Current Assets                                     1,126,753    1,184,701    1,266,133    1,372,562    1,506,766    1,669,681

Gross PPE                                          7,025,300    7,457,925    7,811,645    8,161,827    8,508,508    8,851,722
Accum depreciation                                 1,102,174    1,176,753    1,254,869    1,336,488    1,421,573    1,510,090
Net PPE                                            5,923,126    6,281,172    6,556,776    6,825,340    7,086,935    7,341,632

Goodwill & other intangibles                               0            0            0            0            0            0
Other non-current assets                          (2,708,149)  (3,041,908)  (3,175,018)  (3,354,658)  (3,580,387)  (3,825,422)
Non-current Assets                                 3,214,978    3,239,264    3,381,757    3,470,681    8,506,548    3,516,210
Total Assets                                       4,341,731    4,423,965    4,647,891    4,843,244    5,013,314    5,186,091

Accounts Payable                                   1,320,180    1,195,047    1,224,203    1,263,765    1,296,665    1,333,490
Debt maturities                                       96,793      154,141      210,187      249,644      272,836      283,910
Other accrued expenses                               110,015       99,587      102,017      105,314      108,055      111,124
Current Liabilities                                1,526,988    1,448,775    1,536,407    1,618,723    1,677,556    1,728,524

Secured debt                                         519,769      686,609      788,389      841,699      862,804      863,822
Other long-term debt                                       0            0            0            0            0            0
Other non-current liab                               110,015       99,587      102,017      105,314      108,055      111,124
Non-Current Liabilities                              629,784      786,196      890,406      947,013      970,860      974,946

Common stock A                                     8,000,000    8,000,000    8,000,000    8,000,000    8,000,000    8,000,000
Other common stock                                         0            0            0            0            0            0
Additional paid-in capital                                 0            0            0            0            0            0
Retained earnings (deficit)                       (5,815,042)  (5,811,007)  (5,778,922)  (5,722,492)  (5,635,101)  (5,517,380)
Shareowners Equity                                 2,184,958    2,188,993    2,221,078    2,277,508    2,364,899    2,482,620
Total Liabilities & Shareowners Equity             4,341,731    4,423,965    4,647,891    4,843,244    5,013,314    5,186,091

EBITDA/Cash Interest Ratios:                           (16.1)        12.3         13.5         14.8         17.2         19.8
EBITDA-Capex/Cash Interest                            (106.0)       (49.7)       (35.6)       (28.4)       (23.4)       (19.7)
EBITDA/Interest                                        (16.1)        12.3         13.5         14.8         17.2         19.8
EBITDA-Capex/Internet                                 (106.0)       (49.7)       (35.6)       (28.4)       (23.4)       (19.7)
Debt/EBITDA                                             (0.7)         0.8          0.7          0.6          0.5          0.4



Focal Communications Corp.                         Initial Business Plan
Chicago Financial Plan
9/23/96                                                                                                               Year 3
                                                     Month 31    Month 32     Month 33     Month 34     Month 35     Month 36

Cash Summary:
Cash from Operations                                 272,018)     334,829      377,616      423,346      465,294      509,248
Cash for investing                                  (432,625)    (432,625)    (432,625)    (432,625)    (432,625)    (432,625)
Net Cash Flow                                       (160,607)     (97,797)     (55,010)      (9,279)      32,669       76,622
Cash from Financing                                  275,915      266,902      257,889      248,876      239,663      230,850
Cumulative Net Cash                                  456,768      625,873      828,753    1,068,350    1,340,882    1,648,354

Balance Sheet:
Cash & mkt securities                                456,768      625,873      828,753    1,068,350    1,340,882    1,648,354
Accounts receivable                                1,412,505    1,485,963    1,560,273    1,633,795    1,709,846    1,787,551
Other current assets                                       0            0            0            0            0            0
Current Assets                                     1,869,273    2,111,836    2,389,026    2,702,145    3,050,728    3,435,905

Gross PPE                                          9,191,504    9,527,888    9,860,906   10,190,596   10,516,990   10,840,120
Accum depreciation                                 1,602,005    1,697,284    1,795,893    1,897,799    2,002,969    2,111,370
Net PPE                                            7,589,499    7,830,604    6,065,015    8,292,799    8,514,022    8,728,750

Goodwill & other intangibles                               0            0            0            0            0            0
Other non-current assets                          (4,058,024)  (4,348,573)  (4,607,451)  (4,864,593)  (5,107,502)  (5,343,769)
Non-current Assets                                 3,531,475    3,482,031    3,457,564    3,428,206    3,406,520    3,365,981
Total Assets                                       5,400,748    5,593,867    5,846,590    6,130,351    6,457,248    6,820,886

Accounts Payable                                   1,406,282    1,421,864    1,462,638    1,498,968    1,543,000    1,586,689
Debt maturities                                      286,933      284,934      279,927      273,165      265,403      257,077
Other accrued expenses                               117,190      118,489      121,886      124,914      128,583      132,224
Current Liabilities                                1,810,405    1,825,287    1,864,451    1,897,047    1,936,986    1,975,990

Secured debt                                         852,804      834,772      812,734      788,445      762,906      736,678
Other long-term debt                                       0            0            0            0            0            0
Other non-current liab                               117,190      118,489      121,886      124,914      128,583      132,224
Non-Current Liabilities                              969,994      953,261      934,621      913,359      891,489      868,902

Common stock A                                     8,000,000    8,000,000    8,000,000    8,000,000    8,000,000    8,000,000
Other common stock                                         0            0            0            0            0            0
Additional paid-in capital                                 0            0            0            0            0            0
Retained earnings (deficit)                       (5,379,651)  (5,184,680)  (4,952,482)  (4,680,056)  (4,371,227)  (4,024,007)
Shareowners Equity                                 2,620,349    2,815,320    3,047,518    3,319,944    3,628,773    3,975,993
Total Liabilities & Shareowners Equity             5,400,748    5,593,867    5,846,590    6,130,351    6,457,248    6,820,886

EBITDA/Cash Interest Ratios:                            22.0         27.8         32.2         37.3         42.3         48.0
EBITDA-Capex/Cash Interest                             (17.5)       (12.2)        (8.6)        (4.6)        (0.9)         3.4
EBITDA/Interest                                         22.0         27.8         32.2         37.3         42.3         46.0
EBITDA-Capex/Internet                                  (17.5)       (12.2)        (8.6)        (4.6)        (0.9)         3.4
Debt/EBITDA                                             (0.4)         0.3          0.3          0.2          0.2          0.2

Focal Communications Corp.                      Initial Business Plan
Chicago Financial Plan
9/23/96                                 Year 4
                                       Month 37    Month 38    Month 39    Month 40    Month 41    Month 42    Month 43
Income Statement:
Corp/VAR acct revenue                 1,075,998   1,135,318   1,197,435   1,260,448   1,329,886   1,398,540   1,467,493
ISP revenue                           1,193,032   1,245,673   1,295,504   1,346,238   1,399,894   1,455,720   1,526,037
Total Revenue                         2,269,030   2,380,991   2,492,938   2,606,686   2,729,780   2,854,261   2,993,530
 Carrier settlements                    552,010     571,376     601,494     629,887     664,119     695,353     733,959
 Sales & customer service expense     1,146,258     790,326     804,612     820,914     844,793     878,076     908,064
 General & administrative expenses       46,855      46,855      46,855      46,855      46,855      51,196      51,196
Gross Profit                            523,907     972,434   1,039,077   1,109,030   1,174,013   1,229,636   1,300,312
 Corporate Overhead                     164,224     164,224     164,224     164,224     164,224     164,224     164,224
(Total Cash Expenses)                 1,909,348   1,572,781   1,617,185   1,661,880   1,719,991   1,788,849   1,857,443
EBITDA                                  359,682     808,210     875,763     944,806   1,009,789   1,065,412   1,136,088
 Depreciation & Amortization            113,600     118,747     123,843     128,887     133,205     137,458     141,646
Operating income                        246,082     689,462     751,910     815,918     876,584     927,953     994,440
 Other income (net)                           0           0           0           0           0           0           0
 Interest Expense                         7,282       2,839      (1,001)     (3,731)     (5,501)     (6,588)     (7,233)
 Income Taxes                                 0           0           0           0           0     336,435     360,602
Net Income                              238,801     689,623     752,912     819,649     882,084     598,106     641,071

Gross margin                                23%         41%         42%         43%         43%         43%         43%
EBITDA margin                               16%         34%         35%         36%         37%         37%         38%
Operating margin                            11%         29%         30%         31%         32%         33%         33%

Total customers
Total lines                              14,027      14,697      15,390      16,107      16,885      17,652      18,548
Total MOUs (millions)                     139.8       147.1       153.6       160.3       167.4       174.7       182.9
Total employees                              70          70          70          70          70          74          74

Statement of Cash Flows:
Net income                              238,801     686,623     752,912     819,649     882,084     598,106     641,071
Depreciation & amortization             113,600     118,747     123,843     128,887     133,205     137,458     141,648
Change in working capital                68,071      71,430      74,788      78,201      81,893      85,628      89,806
Other non-cash items                          0           0           0           0           0           0           0
Cash from Operations                    420,472     876,800     951,542   1,026,737   1,097,183     821,193     872,524

Capital expenditures                   (634,645)   (634,645)   (634,645)   (634,645)   (634,645)   (634,645)   (634,645)
Other investments                             0           0           0           0           0           0           0
Cash for investing                     (634,645)   (634,645)   (634,645)   (634,645)   (634,645)   (634,645)   (634,645)

Secured financing
Debt repayment                         (210,788)   (210,788)   (210,788)   (210,788)   (210,788)   (210,788)   (210,788)
Other debt financing
Common A
Other equity
Other
Cash from Financing                    (210,788)   (210,788)   (210,788)   (210,788)   (210,788)   (210,788)   (210,788)

Beg cash balance                      1,648,354   1,223,392   1,254,758   1,360,867   1,542,171   1,793,920   1,769,679
Change in cash                         (424,962)     31,366     106,109     181,303     251,749     (24,241)     27,091
Ending Cash Balance                   1,223,392   1,254,758   1,360,867   1,542,171   1,793,920   1,769,679   1,796,770


Focal Communications Corp.                      Initial Business Plan
Chicago Financial Plan
9/23/96                                                                                 Year 4
                                       Month 44    Month 45    Month 46    Month 47    Month 48
Income Statement:
Corp/VAR acct revenue                 1,544,164   1,622,928   1,697,557   1,772,477   1,850,283
ISP revenue                           1,584,422   1,638,793   1,695,977   1,754,085   1,815,128
Total Revenue                         3,128,587   3,261,720   3,383,534   3,526,563   3,665,412
 Carrier settlements                    763,777     798,667     831,107     865,080     902,693
 Sales & customer service expense       918,509     931,388     945,003     961,521     983,393
 General & administrative expenses       51,196      51,196      51,196      51,196      51,196
Gross Profit                          1,395,104   1,480,470   1,566,228   1,648,766   1,728,129
 Corporate Overhead                     164,224     164,224     164,224     164,224     164,224
(Total Cash Expenses)                 1,897,707   1,945,475   1,991,530   2,042,021   2,101,507
EBITDA                                1,230,880   1,316,245   1,402,004   1,484,542   1,563,905
 Depreciation & Amortization            145,774     149,839     153,843     157,786     161,671
Operating income                      1,085,105   1,166,406   1,248,161   1,326,755   1,402,235
 Other income (net)                           0           0           0           0           0
 Interest Expense                        (7,606)     (7,818)     (7,936)     (8,002)     (8,038)
 Income Taxes                           393,376     422,721     452,195     480,513     507,698
Net Income                              699,335     751,503     803,902     854,245     902,574

Gross margin                                45%         45%         46%         47%         47%
EBITDA margin                               39%         40%         41%         42%         43%
Operating margin                            35%         36%         37%         38%         38%

Total customers
Total lines                              19,365      20,208      21,025      21,865      22,730
Total MOUs (millions)                     191.3       198.9       206.6       214.4       222.5
Total employees                              74          74          74          74          74

Statement of Cash Flows:
Net income                              699,335     751,503     803,902     854,245     902,574
Depreciation & amortization             145,774     149,839     153,843     157,786     161,671
Change in working capital                93,858      97,852     101,806     105,797     109,962
Other non-cash items                          0           0           0           0           0
Cash from Operations                    938,967     999,194   1,059,551   1,117,828   1,174,207

Capital expenditures                   (634,645)   (634,645)   (634,645)   (634,645)   (634,645)
Other investments                             0           0           0           0           0
Cash for investing                     (634,645)   (634,645)   (634,645)   (634,645)   (634,645)

Secured financing
Debt repayment                         (210,788)   (210,788)   (210,788)   (210,788)   (210,788)
Other debt financing
Common A
Other equity
Other
Cash from Financing                    (210,788)   (210,788)   (210,788)   (210,788)   (210,788)

Beg cash balance                      1,796,679   1,890,303   2,044,064   2,258,181   2,530,575
Change in cash                           93,534     153,760     214,117     272,394     328,774
Ending Cash Balance                   1,890,303   2,044,064   2,258,181   2,530,575   2,859,349

Focal Communications Corp.                            Initial Business Plan
Chicago financial Plan
9/23/96                                                 Year 4
                                                       Month 37             Month 38            Month 39            Month 40
Cash Summary:
Cash from Operations                                     420,472             876,800             951,542           1,026,737
Cash for investing                                      (634,645)           (634,645)           (634,645)           (634,645)
Net Cash Flow                                           (214,174)            242,155             316,897             392,092
Cash from Financing                                     (210,788)           (210,788)           (210,788)           (210,788)
Cumulative Net Cash                                    1,223,392           1,254,758           1,360,867           1,542,171

Balance Sheet:
Cash & mid securities                                  1,223,392           1,254,758           1,360,867           1,542,171
Accounts receivable                                    2,269,030           1,904,793           1,994,351           2,085,349
Other current assets                                           0                   0                   0                   0
Current Assets                                         3,492,422           3,159,551           3,355,218           3,627,519

Gross PPE                                             11,360,017          11,874,716          12,384,268          12,888,724
Accum depreciation                                     2,224,970           2,343,717           2,467,560           2,596,447
Net PPE                                                9,135,047           9,530,999           9,916,708          10,292,277

Goodwill & other intangibles                                   0                   0                   0                   0
Other non-current assets                              (5,213,699)         (5,520,576)         (5,629,136)         (5,622,238)
Non-current Assets                                     3,921,348           4,010,422           4,287,572           4,670,039
Total Assets                                           7,413,771           7,169,973           7,642,790           8,297,558

Accounts Payable                                       2,291,217           1,887,338           1,940,622           1,994,256
Debt maturities                                          248,439             131,473              16,666             (68,899)
Other accrued expenses                                   190,935             157,278             161,719             166,188
Current Liabilities                                    2,730,591           2,176,088           2,119,007           2,091,545

Secured debt                                             277,451             (64,810)           (292,264)           (434,152)
Other long-term debt                                           0                   0                   0                   0
Other non-current liab.                                  190,935             157,278             161,719             166,188
Non-Current Liabilities                                  468,386              92,469            (130,545)           (267,964)

Common stock A                                         8,000,000           8,000,000           8,000,000           8,000,000
Other common stock                                             0                   0                   0                   0
Additional paid-in capital                                     0                   0                   0                   0
Retained earnings (deficit)                           (3,785,206)         (3,098,583)         (2,345,672)         (1,526,022)
Shareowners Equity                                     4,214,794           4,901,417           5,654,328           6,473,978
Total Liabilities & Shareowners Equity                 7,413,771           7,163,973           7,642,790           8,297,558

Financial Ratios:
EBITDA/Cash Interest                                        49.4               284.6                  NA                  NA
EBITDA-Capex/Cash Interest                                 (37.8)               61.1                  NA                  NA
EBITDA/Interest                                             49.4               284.6              (874.8)             (253.2)
EBITDA-Capex/Interest                                      (37.8)               61.1              (240.8)              (83.1)
Debt/EBITDA                                                  0.1                 0.0                (0.0)               (0.0)

Focal Communications Corp.                            Initial Business Plan
Chicago financial Plan
9/23/96
                                                       Month 41             Month 42            Month 43            Month 44
Cash Summary:
Cash from Operations                                   1,097,183             821,193             872,524             938,967
Cash for investing                                      (634,645)           (634,645)           (634,645)           (634,645)
Net Cash Flow                                            462,538             186,547             237,879             304,322
Cash from Financing                                     (210,788)           (210,788)           (210,788)           (210,788)
Cumulative Net Cash                                    1,793,920           1,769,679           1,796,770           1,890,303

Balance Sheet:
Cash & mid securities                                  1,793,920           1,769,679           1,796,770           1,890,303
Accounts receivable                                    1,910,846           1,997,982           2,095,471           2,190,011
Other current assets                                           0                   0                   0                   0
Current Assets                                         3,704,766           3,767,661           3,892,241           4,080,314

Gross PPE                                             13,320,519          13,745,837          14,164,775          14,577,429
Accum depreciation                                     2,729,652           2,887,111           3,008,759           3,154,533
Net PPE                                               10,590,866          10,878,726          11,156,016          11,422,896

Goodwill & other intangibles                                   0                   0                   0                   0
Other non-current assets                              (5,176,523)         (4,917,796)         (4,632,117)         (4,359,662)
Non-current Assets                                     5,414,343           5,960,930           6,523,899           7,063,234
Total Assets                                           9,119,109           9,728,591          10,416,140          11,143,548

Accounts Payable                                       2,063,989           2,146,619           2,228,932           2,277,249
Debt maturities                                         (125,763)           (161,235)           (182,492)           (194,880)
Other accrued expenses                                   171,999             178,885             185,744             189,771
Current Liabilities                                    2,110,226           2,164,269           2,232,184           2,272,140

Secured debt                                            (519,178)           (568,731)           (597,028)           (612,936)
Other long-term debt                                           0                   0                   0                   0
Other non-current liab.                                  171,999             178,885             185,744             189,771
Non-Current Liabilities                                 (347,179)           (389,846)           (411,283)           (423,165)

Common stock A                                         8,000,000           8,000,000           8,000,000           8,000,000
Other common stock                                             0                   0                   0                   0
Additional paid-in capital                                     0                   0                   0                   0
Retained earnings (deficit)                             (643,938)            (45,832)            595,239           1,294,574
Shareowners Equity                                     7,356,062           7,954,186           8,595,239           9,294,574
Total Liabilities & Shareowners Equity                 9,119,109           9,728,591          10,416,140          11,143,548

Financial Ratios:
EBITDA/Cash Interest                                          NA                  NA                  NA                  NA
EBITDA-Capex/Cash Interest                                    NA                  NA                  NA                  NA
EBITDA/Interest                                           (183.6)             (161.7)             (157.1)             (161.8)
EBITDA-Capex/Interest                                      (68.2)              (65.4)              (69.3)              (78.4)
Debt/EBITDA                                                 (0.1)               (0.1)               (0.1)               (0.1)

Focal Communications Corp.                            Initial Business Plan
Chicago financial Plan
9/23/96                                                                                                              Year 4
                                                       Month 45             Month 46            Month 47            Month 48
Cash Summary:
Cash from Operations                                     999,194           1,059,551           1,117,828           1,174,207
Cash for investing                                      (634,645)           (634,645)           (634,645)           (634,645)
Net Cash Flow                                            364,549             424,906             483,183             539,562
Cash from Financing                                     (210,788)           (210,788)           (210,788)           (210,788)
Cumulative Net Cash                                    2,044,064           2,258,181           2,530,575           2,859,349

Balance Sheet:
Cash & mid securities                                  2,044,064           2,258,181           2,530,575           2,859,349
Accounts receivable                                    2,283,204           2,375,474           2,468,594           2,565,788
Other current assets                                           0                   0                   0                   0
Current Assets                                         4,327,268           4,633,655           4,999,169           5,425,137

Gross PPE                                             14,983,893          15,384,260          15,778,622          16,167,068
Accum depreciation                                     3,304,372           3,458,214           3,616,001           3,777,671
Net PPE                                               11,679,521          11,926,046          12,162,621          12,389,397

Goodwill & other intangibles                                   0                   0                   0                   0
Other non-current assets                              (4,060,771)         (3,754,137)         (3,436,152)         (3,105,690)
Non-current Assets                                     7,618,750           8,171,909           8,726,469           9,283,707
Total Assets                                          11,946,018          12,805,564          13,726,838          14,708,844

Accounts Payable                                       2,334,570           2,389,837           2,450,425           2,521,808
Debt maturities                                         (201,954)           (205,931)           (208,140)           (209,354)
Other accrued expenses                                   194,548             199,153             204,202             210,151
Current Liabilities                                    2,327,164           2,383,058           2,446,488           2,522,605

Secured debt                                            (621,770)           (626,628)           (629,276)           (630,711)
Other long-term debt                                           0                   0                   0                   0
Other non-current liab.                                  194,548             199,153             204,202             210,151
Non-Current Liabilities                                 (427,223)           (427,475)           (425,074)           (420,560)

Common stock A                                         8,000,000           8,000,000           8,000,000           8,000,000
Other common stock                                             0                   0                   0                   0
Additional paid-in capital                                     0                   0                   0                   0
Retained earnings (deficit)                            2,046,078           2,849,980           3,704,225           4,606,799
Shareowners Equity                                    10,046,078          10,849,980          11,704,225          12,606,799
Total Liabilities & Shareowners Equity                11,946,018          12,805,564          13,725,638          14,708,844

Financial Ratios:
EBITDA/Cash Interest                                          NA                  NA                  NA                  NA
EBITDA-Capex/Cash Interest                                    NA                  NA                  NA                  NA
EBITDA/Interest                                           (168.4)             (176.7)             (185.5)             (194.6)
EBITDA-Capex/Interest                                      (87.2)              (96.7)             (106.2)             (115.6)
Debt/EBITDA                                                 (0.1)               (0.0)               (0.0)               (0.0)

Focal Communications Corp.                      Initial Business Plan
Chicago Financial Plan
9/23/96

                                              Year 5
                                             Month 49      Month 50      Month 51      Month 52      Month 53      Month 54
Income Statement:
Corp/VAR acct revenue                        2,062,858     2,140,241     2,218,239     2,297,708     2,378,677     2,462,299
ISP revenue                                  1,827,145     1,895,007     1,960,737     2,028,783     2,098,091     2,170,683
Total Revenue                                3,890,003     4,035,247     4,178,976     4,326,491     4,476,767     4,632,983
 Carrier settlements                           971,754     1,000,600     1,037,545     1,075,406     1,112,755     1,153,710
 Sales & customer service expense            1,117,839     1,053,647     1,067,607     1,087,196     1,106,095     1,180,484
 General & administrative expenses              54,811        54,811        54,811        54,811        54,811        59,369
Gross Profit                                 1,745,599     1,926,189     2,019,013     2,109,077     2,203,106     2,239,420
 Corporate Overhead                            186,771       186,771       185,771       186,771       186,771       186,771
(Total Cash Expenses)                        2,331,175     2,295,830     2,346,734     2,404,185     2,460,432     2,580,334
EBITDA                                       1,558,828     1,739,418     1,832,242     1,922,308     2,016,335     2,052,649
 Depreciation & Amortization                   165,682       169,612       173,464       177,239       180,939       184,564
Operating income                             1,393,147     1,569,805     1,658,776     1,745,067     1,835,397     1,868,084
 Other income (net)                                  0             0             0             0             0             0
 Interest Expense                               (8,057)       (8,047)       (7,998)       (7,930)       (7,851)       (7,646)
 Income Taxes                                  504,434       568,027       600,039       631,079       663,569       675,263
Net Income                                     896,771     1,009,825     1,066,737     1,121,918     1,179,678     1,200,467

Gross margin                                        45%           48%           48%           49%           49%           48%
EBITDA margin                                       40%           43%           44%           44%           45%           44%
Operating margin                                    36%           39%           40%           40%           41%           40%

Total customers
Total lines                                     23,703        24,559        25,438        26,341        27,268        28,220
Total MOUs (millions)                            244.2         254.0         263.0         272.3         281.9         291.8
Total employees                                     82            82            82            82            82            89

Statement of Cash Flows:
Net income                                     896,771     1,009,825     1,066,737     1,121,918     1,179,678     1,200,467
Depreciation & amortization                    165,682       169,612       173,464       177,239       180,939       184,564
Change in working capital                      116,700       121,057       125,369       129,795       134,303       138,989
Other non-cash items                                 0             0             0             0             0             0
Cash from Operations                         1,179,152     1,300,495     1,365,570     1,428,952     1,494,920     1,524,021

Capital expenditures                          (739,210)     (739,210)     (739,210)     (739,210)     (739,210)     (739,210)
Other investments                                    0             0             0             0             0             0
Cash for investing                            (739,210)     (739,210)     (739,210)     (739,210)     (739,210)     (739,210)

Secured financing
Debt repayment                                (210,788)     (206,329)     (203,953)     (201,578)     (199,202)     (171,738)
Other debt financing
Common A
Other equity
Other
Cash from Financing                           (210,788)     (208,329)     (203,953)     (201,578)     (199,202)     (171,738)

Beg cash balance                             2,859,349     3,088,503     3,443,459     3,865,656     4,354,031     4,910,539
Change in cash                                 229,154       354,956       442,407       488,165       556,508       613,073
Ending Cash Balance                          3,088,503     3,443,459     3,865,866     4,354,031     4,910,539     5,523,611

                                                                                                                    Year 5
                                             Month 55      Month 56      Month 57      Month 58      Month 59      Month 60
Income Statement:
Corp/VAR acct revenue                        2,535,601     2,609,906     2,684,248     2,759,642     2,837,229     2,915,075
ISP revenue                                  2,263,071     2,346,741     2,427,925     2,502,034     2,576,603     2,652,313
Total Revenue                                4,799,672     4,956,647     5,112,174     5,261,678     5,413,832     5,567,389
 Carrier settlements                         1,195,463     1,225,631     1,263,634     1,297,091     1,337,470     1,376,091
 Sales & customer service expense            1,208,503     1,216,803     1,233,445     1,245,573     1,266,762     1,280,137
 General & administrative expenses              59,369        59,369        59,369        59,369        59,369        59,369
Gross Profit                                 2,336,337     2,454,844     2,555,526     2,659,843     2,750,231     2,843,791
 Corporate Overhead                            186,771       186,771       186,771       186,771       186,771       186,771
(Total Cash Expenses)                        2,650,106     2,688,574     2,143,419     2,788,804     2,650,372     2,910,350
EBITDA                                       2,149,566     2,268,073     2,348,766     2,472,872     2,563,460     2,657,020
 Depreciation & Amortization                   188,117       191,599       195,011       198,355       201,632       204,844
Operating income                             1,961,449     2,076,474     2,173,744     2,274,517     2,361,827     2,452,176
 Other income (net)                                  0             0             0             0             0             0
 Interest Expense                               (7,317)       (7,018)       (6,777)       (6,589)       (6,438)       (6,311)
 Income Taxes                                  708,756       750,057       764,988       821,198       852,574       885,056
Net Income                                   1,260,011     1,333,435     1,395,533     1,459,908     1,515,690     1,573,432

Gross margin                                        49%           50%           50%           51%           51%           51%
EBITDA margin                                       45%           46%           46%           47%           47%           48%
Operating margin                                    41%           42%           43%           43%           44%           44%

Total customers
Total lines                                     29,267        30,197        31,151        32,056        32,980        33,926
Total MOUs (millions)                            302.8         313.9         313.9         334.3         344.1         354.2
Total employees                                     89            89            89            89            89            89

Statement of Cash Flows:
Net income                                   1,260,011     1,333,435     1,395,533     1,459,906     1,515,690     1,573,432
Depreciation & amortization                    188,117       191,599       195,011       198,355       201,632       204,844
Change in working capital                      143,990       148,699       153,365       157,850       157,415       167,022
Other non-cash items                                 0             0             0             0             0             0
Cash from Operations                         1,592,118     1,673,733     1,743,910     1,816,113     1,879,737     1,945,298

Capital expenditures                          (739,210)     (739,210)     (739,210)     (739,210)     (739,210)     (739,210)
Other investments                                    0             0             0             0             0             0
Cash for investing                            (739,210)     (739,210)     (739,210)     (739,210)     (739,210)     (739,210)

Secured financing                             (169,363)     (166,987)     (164,611)     (162,235)     (159,860)     (157,484)
Debt repayment
Other debt financing
Common A
Other equity
Other
Cash from Financing                           (169,363)     (166,987)     (164,611)     (162,235)     (159,860)     (157,484)

Beg cash balance                             5,523,611     6,207,157     6,974,693     7,814,782     8,729,450     9,710,118
Change in cash                                 683,545       767,537       840,089       914,668       980,668     1,048,604
Ending Cash Balance                          6,207,157     6,974,693     7,814,782     8,729,450     9,710,118    10,758,722

Focal Communications Corp.                            Initial Business Plan
Chicago financial Plan
9/23/96                                                 Year 5
                                                       Month 49             Month 50            Month 51            Month 52
Cash Summary:
Cash from Operations                                   1,179,152           1,300,495           1,365,570           1,428,952
Cash for investing                                      (739,210)           (739,210)           (739,210)           (739,210)
Net Cash Flow                                            439,943             561,285             626,360             689,742
Cash from Financing                                     (210,788)           (206,329)           (203,953)           (201,578)
Cumulative Net Cash                                    3,088,503           3,443,459           3,865,866           4,354,031

Balance Sheet:
Cash & mid securities                                  3,088,503           3,443,459           3,865,866           4,354,031
Accounts receivable                                    2,723,002           2,824,673           2,925,283           3,028,544
Other current assets                                           0                   0                   0                   0
Current Assets                                         5,811,505           6,268,132           6,791,149           7,382,574

Gross PPE                                             16,568,152          16,961,215          17,346,416          17,723,914
Accum depreciation                                     3,943,353           4,112,965           4,286,429           4,463,568
Net PPE                                               12,624,800          12,848,250          13,059,987          13,260,245

Goodwill & other intangibles                                   0                   0                   0                   0
Other non-current assets                              (2,510,590)         (2,226,638)         (1,816,967)         (1,398,426)
Non-current Assets                                    10,114,210          10,621,612          11,243,020          11,661,819
Total Assets                                          15,925,715          16,889,745          18,034,169          19,244,383

Accounts Payable                                       2,797,410           2,754,995           2,816,081           2,885,022
Debt maturities                                         (210,016)           (210,375)           (209,453)           (207,848)
Other accrued expenses                                   233,117             229,583             234,673             240,418
Current Liabilities                                    2,820,511           2,774,204           2,841,301           2,917,592

Secured debt                                            (631,483)           (627,437)           (621,938)           (615,668)
Other long-term debt                                           0                   0                   0                   0
Other non-current liab.                                  233,117             229,583             234,673             240,418
Non-Current Liabilities                                 (398,365)           (397,854)           (387,264)           (375,249)

Common stock A                                         8,000,000           8,000,000           8,000,000           8,000,000
Other common stock                                             0                   0                   0                   0
Additional paid-in capital                                     0                   0                   0                   0
Retained earnings (deficit)                            5,503,570           6,513,395           7,580,132           8,702,050
Shareowners Equity                                    13,503,570          14,513,395          15,580,132          16,702,050
Total Liabilities & Shareowners Equity                16,926,716          16,889,745          18,034,169          19,244,393

Financial Ratios:
EBITDA/Cash Interest                                          NA                  NA                  NA                  NA
EBITDA-Capex/Cash Interest                                    NA                  NA                  NA                  NA
EBITDA/Interest                                           (193.5)             (216.2)             (229.1)             (242.4)
EBITDA-Capex/Interest                                     (101.7)             (124.3)             (136.7)             (149.2)
Debt/EBITDA                                                 (0.0)               (0.0)               (0.0)               (0.0)

Focal Communications Corp.                            Initial Business Plan
Chicago financial Plan
9/23/96
                                                       Month 53             Month 54            Month 55            Month 56
Cash Summary:
Cash from Operations                                   1,494,920           1,524,021           1,592,118           1,673,733
Cash for investing                                      (739,210)           (739,210)           (739,210)           (739,210)
Net Cash Flow                                            755,710             784,811             852,908             934,523
Cash from Financing                                     (199,202)           (171,738)           (169,363)           (166,987)
Cumulative Net Cash                                    4,910,539           5,523,611           6,207,157           6,974,693

Balance Sheet:
Cash & mid securities                                  4,910,539           5,523,611           6,207,157           6,974,693
Accounts receivable                                    3,133,737           3,243,088           3,359,771           3,469,653
Other current assets                                           0                   0                   0                   0
Current Assets                                         8,044,278           8,766,699           9,566,927          10,444,346

Gross PPE                                             18,093,861          18,456,409          18,811,707          19,159,898
Accum depreciation                                     4,644,607           4,829,171           5,017,288           5,208,887
Net PPE                                               13,449,254          13,627,238          13,794,419          13,951,011

Goodwill & other intangibles                                   0                   0                   0                   0
Other non-current assets                                (982,066)           (480,004)            (55,366)            326,108
Non-current Assets                                    12,467,188          13,147,235          13,739,053          14,277,119
Total Assets                                          20,511,463          21,913,934          23,305,980          24,721,465

Accounts Payable                                       2,952,518           3,096,401           3,180,127           3,226,289
Debt maturities                                         (205,879)           (203,717)           (195,182)           (186,594)
Other accrued expenses                                   246,043             258,033             265,011             268,857
Current Liabilities                                    2.992,683           3,150,717           3,249,956           3,308,552

Secured debt                                            (608,991)           (577,012)           (551,192)           (531,585)
Other long-term debt                                           0                   0                   0                   0
Other non-current liab.                                  246,043             258,033             265,011             268,857
Non-Current Liabilities                                 (362,948)           (318,978)           (286,182)           (262,728)

Common stock A                                         8,000,000           8,000,000           8,000,000           8,000,000
Other common stock                                             0                   0                   0                   0
Additional paid-in capital                                     0                   0                   0                   0
Retained earnings (deficit)                            9,881,728)         11,082,195          12,342,206          13,675,641
Shareowners Equity                                    17,881,728          19,082,195          20,342,206          21,675,641
Total Liabilities & Shareowners Equity                20,511,463          21,913,934          23,305,880          24,721,465

Financial Ratios:
EBITDA/Cash Interest                                          NA                  NA                  NA                  NA
EBITDA-Capex/Cash Interest                                    NA                  NA                  NA                  NA
EBITDA/Interest                                           (256.8)             (268.5)             (293.8)             (323.2)
EBITDA-Capex/Interest                                     (162.7)             (171.8)             (192.7)             (217.9)
Debt/EBITDA                                                 (0.0)               (0.0)               (0.0)               (0.0)

Focal Communications Corp.                            Initial Business Plan
Chicago financial Plan
9/23/96                                                                                                              Year 5
                                                       Month 57             Month 58            Month 59            Month 60
Cash Summary:
Cash from Operations                                   1,743,910           1,816,113           1,879,737           1,945,298
Cash for investing                                      (739,210)           (739,210)           (739,210)           (739,210)
Net Cash Flow                                          1,004,700           1,076,903           1,140,528           1,206,088
Cash from Financing                                     (164,611)           (162,235)           (159,860)           (157,484)
Cumulative Net Cash                                    7,814,782           8,729,450           9,710,118          10,758,722

Balance Sheet:
Cash & mid securities                                  7,814,782           8,729,450           9,710,118          10,758,722
Accounts receivable                                    3,578,522           3,683,173           3,789,683           3,897,172
Other current assets                                           0                   0                   0                   0
Current Assets                                        11,393,304          12,412,623          13,499,801          14,655,894


Gross PPE                                             19,501,126          19,835,529          20,163,244          20,484,404
Accum depreciation                                     5,403,898           5,602,253           5,803,886           6,008,730
Net PPE                                               14,097,227          14,233,275          14,359,358          14,475,674

Goodwill & other intangibles                                   0                   0                   0                   0
Other non-current assets                                 725,233           1,110,621           1,513,437           1,910,691
Non-current Assets                                    14,822,460          15,343,897          15,872,795          16,386,365
Total Assets                                          26,215,764          27,756,520          29,372,595          31,042,260

Accounts Payable                                       3,292,103           3,346,565           3,420,447           3,492,442
Debt maturities                                         (179,545)           (174,049)           (169,722)           (166,174)
Other accrued expenses                                   274,342             278,880             285,037             291,037
Current Liabilities                                    3,386,900           3,451,396           3,535,762           3.617,305

Secured debt                                            (516,652)           (504,838)           (494,976)           (486,285)
Other long-term debt                                           0                   0                   0                   0
Other non-current liab.                                  274,342             278,880             285,037             291,037
Non-Current Liabilities                                 (242,310)           (225,958)           (209,939)           (195,248)

Common stock A                                         8,000,000           8,000,000           8,000,000           8,000,000
Other common stock                                             0                   0                   0                   0
Additional paid-in capital                                     0                   0                   0                   0
Retained earnings (deficit)                           15,071,174          16,531,082          18,046,771          19,620,204
Shareowners Equity                                    23,071,174          24,531,082          26,046,771          27,620,204
Total Liabilities & Shareowners Equity                26,215,764          27,756,520          29,372,595          31,042,260

Financial Ratios:
EBITDA/Cash Interest                                          NA                  NA                  NA                  NA
EBITDA-Capex/Cash Interest                                    NA                  NA                  NA                  NA
EBITDA/Interest                                           (349.5)             (375.3)             (398.2)             (421.0)
EBITDA-Capex/Interest                                     (240.4)             (263.1)             (283.4)             (303.9)
Debt/EBITDA                                                 (0.0)               (0.0)               (0.0)               (0.0)

                     EXHIBIT 2 TO STOCK PURCHASE AGREEMENT
                     -------------------------------------


Restated Certificate of Incorporation, dated November 26, 1996 - Previously filed as Exhibit 3.1 to the Form S-4 Registration Statement on April 3, 1998.

                     EXHIBIT 3 TO STOCK PURCHASE AGREEMENT

                            Form of Promissory Note

                                PROMISSORY NOTE
                                ---------------

$5,627.91                                                      November 27, 1996


       For value received, Brian F. Addy (the "Executive Investor") hereby
                                               ------------------
promises to pay to the order of Focal Communications Corporation, a Delaware corporation (the "Company"), the principal amount of $5,627.91, together with
                  -------
interest thereon calculated from the date hereof in accordance with the provisions of this promissory note (this "Note"). This Note is issued pursuant
                                          ----
to the stock purchase agreement of even date herewith, by and between the Company, the Executive Investor, and certain other investors listed on the signature pages attached thereto (as amended from time to time pursuant to its terms, the "Stock Purchase Agreement"). The amounts due under this Note are
            ------------------------
secured by a pledge of all Company common stock held by the Executive Investor during the period of this Note, pursuant to the terms of a pledge agreement of even date herewith, by and between the Company and the Executive Investor (the "Executive Investor Stock Pledge Agreement").
 -----------------------------------------

       Interest shall accrue on a daily basis on the outstanding principal amount of this Note at a rate per annum equal to the applicable federal rate for obligations of similar duration, published monthly by the Internal Revenue Service, and such interest shall be due and payable at such time as the principal amount of this Note becomes due and payable, or, if earlier, at such time as the principal amount of this Note is paid in full.

       The Executive Investor shall repay the entire unpaid principal amount of this Note and any accrued and unpaid interest thereon on the 90th day after the date first written above (the "Maturity Date"). The Executive Investor may, at
                                -------------
any time and from time to time, without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note; provided that any
                                                          --------
prepayment shall first be applied to any accrued but unpaid interest.

       In the event the Executive Investor fails to pay any amounts due hereunder when due, the Executive Investor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

       The Executive Investor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Executive Investor hereunder.

       This Note shall be governed by the internal laws, and not the laws of conflicts, of the State of Illinois.



                                             /s/ Brian F. Addy
                                        ----------------------------------------
                                                 Brian F. Addy

                                PROMISSORY NOTE
                                ---------------


$5,627.91                                                      November 27, 1996


       For value received, John R. Barnicle (the "Executive Investor") hereby
                                                  ------------------
promises to pay to the order of Focal Communications Corporation, a Delaware corporation (the "Company"), the principal amount of $5,627.91, together
                  -------
with interest thereon calculated from the date hereof in accordance with the provisions of this promissory note (this "Note"). This Note is issued pursuant
                                          ----
to the stock purchase agreement of even date herewith, by and between the Company, the Executive Investor, and certain other investors listed on the signature pages attached thereto (as amended from time to time pursuant to its terms, the "Stock Purchase Agreement"). The amounts due under this Note are
            ------------------------
secured by a pledge of all Company common stock held by the Executive Investor during the period of this Note, pursuant to the terms of a pledge agreement of even date herewith, by and between the Company and the Executive Investor (the "Executive Investor Stock Pledge Agreement").
------------------------------------------

       Interest shall accrue on a daily basis on the outstanding principal amount of this Note at a rate per annum equal to the applicable federal rate for obligations of similar duration, published monthly by the Internal Revenue Service, and such interest shall be due and payable at such time as the principal amount of this Note becomes due and payable, or, if earlier, at such time as the principal amount of this Note is paid in full.

       The Executive Investor shall repay the entire unpaid principal amount of this Note and any accrued and unpaid interest thereon on the 90th day after the date first written above (the "Maturity Date"). The Executive Investor may, at
                               -------------
any time and from time to time, without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note; provided that any
                                                          --------
prepayment shall first be applied to any accrued but unpaid interest.

       In the event the Executive Investor fails to pay any amounts due hereunder when due, the Executive Investor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

       The Executive Investor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Executive Investor hereunder.

       This Note shall be governed by the internal laws, and not the laws of conflicts, of the State of Illinois.


                                             /s/ John R. Barnicle
                                        ----------------------------------------
                                                 John R. Barnicle

                                PROMISSORY NOTE
                                ---------------

$5,627.91                                                      November 27, 1996


       For value received, Joseph A. Beatty (the "Executive Investor") hereby
                                                  ------------------
promises to pay to the order of Focal Communications Corporation, a Delaware corporation (the "Company"), the principal amount of $5,627.91, together with
                  -------
interest thereon calculated from the date hereof in accordance with the provisions of this promissory note (this "Note"). This Note is issued pursuant
                                          ----
to the stock purchase agreement of even date herewith, by and between the Company, the Executive Investor, and certain other investors listed on the signature pages attached thereto (as amended from time to time pursuant to its terms, the "Stock Purchase Agreement"). The amounts due under this Note are
            ------------------------
secured by a pledge of all Company common stock held by the Executive Investor during the period of this Note, pursuant to the terms of a pledge agreement of even date herewith, by and between the Company and the Executive Investor (the "Executive Investor Stock Pledge Agreement").
------------------------------------------

       Interest shall accrue on a day basis on the outstanding principal amount of this Note at a rate per annum equal to the applicable federal rate for obligations of similar duration, published monthly by the Internal Revenue Service, and such interest shall be due and payable at such time as the principal amount of this Note becomes due and payable, or, if earlier, at such time as the principal amount of this Note is paid in full.

       The Executive Investor shall repay the entire unpaid principal amount of this Note and any accrued and unpaid interest thereon on the 90th day after the date first written above (the "Maturity Date"). The Executive Investor may, at
                               -------------
any time and from time to time, without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note; provided that any
                                                          --------
prepayment shall first be applied to any accrued but unpaid interest.

       In the event the Executive Investor fails to pay any amounts due hereunder when due, the Executive Investor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

       The Executive Investor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Executive Investor hereunder.

       This Note shall be governed by the internal laws, and not the laws of conflicts, of the State of Illinois.

                                             /s/ Joseph A. Beatty
                                        ----------------------------------------
                                                 Joseph A. Beatty

                                PROMISSORY NOTE
                                ---------------

$5,627.91                                                      November 27, 1996


       For value received, Robert C. Taylor, Jr. (the "Executive Investor")
                                                       ------------------
hereby promises to pay to the order of Focal Communications Corporation, a Delaware corporation (the "Company"), the principal amount of $5,627.91, together with interest thereon calculated from the date hereof in accordance with the provisions of this promissory note (this "Note"). This Note is issued
                                                   ----
pursuant to the stock purchase agreement of even date herewith, by and between the Company, the Executive Investor, and certain other investors listed on the signature pages attached thereto (as amended from time to time pursuant to its terms, the "Stock Purchase Agreement"). The amounts due under this Note are
            ------------------------
secured by a pledge of all Company common stock held by the Executive Investor during the period of this Note, pursuant to the terms of a pledge agreement of even date herewith, by and between the Company and the Executive Investor (the "Executive Investor Stock Pledge Agreement").
------------------------------------------

       Interest shall accrue on a daily basis on the outstanding principal amount of this Note at a rate per annum equal to the applicable federal rate for obligations of similar duration, published monthly by the Internal Revenue Service, and such interest shall be due and payable at such time as the principal amount of this Note becomes due and payable, or, if earlier, at such time as the principal amount of this Note is paid in full.

       The Executive Investor shall repay the entire unpaid principal amount of this Note and any accrued and unpaid interest thereon on the 90th day after the date first written above (the "Maturity Date"). The Executive Investor may, at
                               -------------
any time and from time to time, without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note; provided that any
                                                          --------
prepayment shall first be applied to any accrued but unpaid interest.

       In the event the Executive Investor fails to pay any amounts due hereunder when due, the Executive Investor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

       The Executive Investor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Executive Investor hereunder.

       This Note shall be governed by the internal laws, and not the laws of conflicts, of the State of Illinois.


                                             /s/ Robert C. Taylor, Jr.
                                        ----------------------------------------
                                                 Robert C. Taylor, Jr.

                     EXHIBIT 4 TO STOCK PURCHASE AGREEMENT
                     -------------------------------------



Form of Executive Investor Stock Pledge Agreement - Exhibits 4.7-4.10 to the Form S-4 Registration Statement filed on April 3, 1998 are Executive Investor Stock Pledge Agreements executed by Addy, Barnicle, Beatty, and Taylor, Jr., respectively.

                     EXHIBIT 5 TO STOCK PURCHASE AGREEMENT
                     -------------------------------------



Bylaws Amendment - Previously filed as Exhibit 3.2 to the Form S-4 Registration Statement on April 3, 1998.

                     EXHIBIT 6 TO STOCK PURCHASE AGREEMENT
                     -------------------------------------



Stockholders Agreement by and among Focal, MDCP, Frontenac, BV, Addy, Barnicle, Beatty and Taylor - Previously filed as Exhibit 4.11 to the Form S-4 Registration Statement on April 3, 1998.

                     EXHIBIT 7 TO STOCK PURCHASE AGREEMENT
                     -------------------------------------



Form of Executive Stock Agreement and Employment Agreement - Exhibits 4.12-4.15 to the Form S-4 Registration Statement filed on April 3, 1998 are Executive Stock Agreement and Employment Agreements executed by Addy, Barnicle, Beatty and Taylor, Jr., respectively.

                     EXHIBIT 8 TO STOCK PURCHASE AGREEMENT
                     -------------------------------------



Registration Agreement by and among Focal, MDCP, Frontenac, BV, Addy, Barnicle, Beatty and Taylor - Previously filed as Exhibit 4.16 to the Form S-4 Registration Statement on April 3, 1998.

                     EXHIBIT 9 TO STOCK PURCHASE AGREEMENT

                           Form of Vesting Agreement

                               VESTING AGREEMENT
                               -----------------

     THIS VESTING AGREEMENT (this "Agreement") is made as of November 27, 1996,
                                   ---------
by and among Battery Ventures III, L.P. (the "New Capital Investor"), Focal
                                              --------------------
Communications Corporation (the "Company"), and each of Robert C. Taylor, Jr.,
                                 -------
John R. Barnicle, Brian F. Addy and Joseph Beatty (individually an "Executive
                                                                    ---------
Investor" and collectively the "Executive Investors").
--------                        -------------------

     The execution and delivery of this Agreement is a condition to the purchase of the Company's Class A Common Stock, par value $.01 per share (the "Class A
                                                                      -------
Common"), by the New Capital Investor, the Executive Investors and certain other
------
investors (collectively, the "Investors"), pursuant to a Stock Purchase
                              ---------
Agreement of even date herewith by and among the Company and such Investors (the "Stock Purchase Agreement"). Capitalized terms used but not otherwise defined
 ------------------------
herein are used herein with the meanings ascribed to such terms in Sections 2 and 3 below.

     NOW, THEREFORE, in consideration of the mutual premises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1.     Vesting and Forfeiture.
                    ----------------------

     1A.  Vesting and Forfeiture upon a Sale.  Contemporaneously with any sale
          ----------------------------------
or transfer by the New Capital Investor to any person of any shares of Qualified Common (including by way of merger or consolidation, but excluding (i) any sale or transfer of shares to a Successor Fund upon such Successor Fund's execution of a counterpart to this Agreement agreeing to be bound by the provisions hereof and to succeed to the rights and obligations of New Capital Investor hereunder with respect to the shares of Qualified Common sold or transferred to such Successor Fund, and (ii) any recapitalization or other reorganization in which the New Capital Investor's holdings of the Company's equity immediately after such transaction are equal to the New Capital Investor's holdings of the Company's equity immediately prior to such transaction) (a "Sale"):
                                                            ----

                    (a) a number (if any) of the shares of Unvested Class C Common held by each holder of Unvested Class C Common shall vest equal to the product obtained by multiplying (x) the number of shares of Qualified Common being transferred in such Sale, times (y) such holder's Applicable
                                            -----
     Percentage for such Sale;

                    (b) a number (if any) of the New Capital Investor's shares of Nonqualified Common equal to the product obtained by multiplying (i) the number of shares of Qualified Common being transferred in such Sale, times
     (ii) the sum of the Applicable Percentages for all holders of Unvested Class C Common for such Sale, shall without further action by the Company or the New Capital Investor automatically be deemed forfeited, and the New Capital Investor shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares; and

                    (c) a number of the shares of Unvested Class C Common held by each holder of Unvested Class C Common equal to the difference (if any) obtained by subtracting

     (i) the number of such holder's shares of Unvested Class C Common that are to vest as a result of such Sale, from (ii) the number of such holder's shares of Unvested Class C Common that would vest as a result of such Sale if the Return Multiple for such Sale were 35, shall without further action by the Company or such holder automatically be deemed forfeited and such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1B.  Vesting and Forfeiture upon Election Notice following a Rule 144
               ----------------------------------------------------------------
Quarter. If, within 10 business days after any calendar quarter (following the
-------
consummation of the Company's initial Public Offering) during which any shares of Qualified Common then held by the New Capital Investor (excluding (i) shares sold or transferred pursuant to a Sale during such calendar quarter, and (ii) shares the transfer of which during such calendar quarter would have been restricted under any hold-back agreement entered into with, or for the benefit of, the Company or its underwriters) are eligible to be transferred pursuant to Rule 144 promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended, or any successor rule or rules then in effect ("Rule
                                                                         ----
144") as of the last business day of such calendar quarter (such a calendar
---
quarter, a "Rule 144 Quarter") (such eligible shares, the "Rule 144 Eligible
            ----------------                               -----------------
Shares"), any holder of Unvested Class C Common gives written notice to the New
------
Capital Investor setting forth the number of Rule 144 Eligible Shares for such Rule 144 Quarter, such holder's estimated calculation of the Fair Market Value of such Rule 144 Eligible Shares (including all market information necessary to enable the New Capital Investor to perform such calculation), and such holder's estimated calculation of the number of such holder's shares of Unvested Class C Common that will vest pursuant to paragraph I B(a) with respect to such Rule 144 Quarter ("Election Notice"), then on the 20th business day following such Rule
          ---------------
144 Quarter:

               (a) a number (if any) of the shares of Unvested Class C Common held by each such electing holder shall vest equal to the product obtained by multiplying (x) the number of Rule 144 Eligible Shares for such Rule 144 Quarter, times (y) such holder's Applicable Percentage for such Rule 144 Quarter;

               (b) a number (if any) of the New Capital Investor's shares of Nonqualified Common equal to the product obtained by multiplying (x) the number of Rule 144 Eligible Shares for such Rule 144 Quarter, times (y) the
                                                                   -----
     sum of the Applicable Percentages for such Rule 144 Quarter for all holders of Unvested Class C Common giving Election Notice with respect to such Rule 144 Quarter, shall without further action by the Company or the New Capital Investor automatically be deemed forfeited, and the New Capital Investor shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares;

               (c) a number of the shares of Unvested Class C Common held by each holder of Unvested Class C Common giving Election Notice with respect to such Rule 144 Quarter equal to the difference (if any) obtained by subtracting (i) the number of such holder's shares of Unvested Class C Common that are to vest as a result of giving such

     Election Notice, from (ii) the number of such holder's shares of Unvested Class C Common that would vest as a result of giving such Election Notice if the Return Multiple for such Rule 144 Quarter were 35, shall without further action by the Company or such holder automatically be deemed forfeited, and such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1C.  Vesting and Forfeiture upon Liquidation.  Contemporaneously with
               ---------------------------------------
a complete liquidation of the Company (the "Liquidation"):
                                            -----------

               (a) a number (if any) of the shares of Unvested Class C Common held by each holder of Unvested Class C Common shall vest equal to the product obtained by multiplying (x) the number of shares of Qualified Common held by New Capital Investor as of the date of the Liquidation, times (y) such holder's Applicable Percentage for such Liquidation;
     -----

               (b) a number (if any) of the New Capital Investor's shares of Nonqualified Common equal to the product obtained by multiplying (i) the number of shares of Qualified Common held by the New Capital Investor as of the date of the Liquidation, times (ii) the sum of the Applicable
                                  -----
     Percentages for all holders of Unvested Class C Common for such Liquidation, shall without further action by the Company or the New Capital Investor automatically be deemed forfeited, and the New Capital Investor shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

               (c) a number of the shares of Unvested Class C Common held by each holder of Unvested Class C Common equal to the difference (if any) obtained by subtracting (i) the number of such holder's shares of Unvested Class C Common that are to vest as a result of such Liquidation, from (ii) the number of such holders shares of Unvested Class C Common that would vest as a result of such Liquidation if the Return Multiple for such Liquidation were 35, shall without further action by the Company or such holder automatically be deemed forfeited, and such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1D.  Forfeiture upon Termination of this Agreement.  Upon the seventh
               ---------------------------------------------
anniversary of the date hereof, all Unvested Class C Common then outstanding shall without further action by the Company or any holder of such Unvested Class C Common automatically be deemed forfeited, and each such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1E.  Forfeiture Procedure.  Upon any forfeiture of any shares of
               --------------------
Unvested Class C Common or Nonqualified Common pursuant to this Agreement, the holder of such forfeited shares shall promptly submit the certificate or certificates representing such forfeited shares to the Company for cancellation. Upon such submission, the Company shall take all actions necessary to retire such forfeited shares and to cause such shares to resume the status of authorized and unissued shares. The

Company shall promptly cancel the submitted certificate(s) and issue to such holder (i) a certificate, bearing the legend set forth in paragraph 5B below, representing the number of shares (if any) of Unvested Class C Common or Nonqualified Common, as applicable, which were evidenced by the submitted certificate(s) but which were not forfeited, and (ii) a certificate, not bearing the legend set forth in paragraph 4B below, representing the number of shares represented by the submitted certificate(s) that were not forfeited and that in connection with such forfeiture ceased to be Nonqualified Common or became Vested Class C Common. as applicable.

          Section 2.     Calculation of Each Holder's Applicable Percentage.

          2A.  Applicable Percentage.  For each Sale, Liquidation, or Rule 144
               ---------------------
Quarter, the "Applicable Percentage" for each holder of Unvested Class C Common
              ---------------------
shall be equal to the percentage obtained by multiplying:

               (a) 25% (or if such holder is no longer employed by the Company or any of its Subsidiaries ("Termination"), the product of (i) 25%, times
                                  -----------
     (ii) a fraction, the numerator of which is the number of shares of Unvested Class C Common held by such holder immediately prior to Termination that were not elected to be repurchased pursuant to an Executive Stock Agreement as a result of such Termination, and the denominator of which is the number of shares of Unvested Class C Common held by such holder immediately prior to such Termination); times

               (b) the quotient obtained by dividing (x) the Return Multiple for such Sale, Liquidation, or Rule 144 Quarter minus 20 (provided that
                                                     -----     --------
     such difference shall not be less than zero nor greater than 15), by (y)
     65.

          2B.  Calculation of the Return Multiple.
               ----------------------------------

          (a)  The "Return Multiple" for each Sale shall be equal to the
                    ---------------
     quotient obtained by dividing:

               (i) the Fair Market Value of all consideration that the New Capital Investor will receive in such Sale in exchange for the shares of Qualified Common to be transferred or sold by the New Capital Investor in such Sale, by

               (ii) the Total Cost and Contributions for the shares of Qualified Common to be transferred or sold by the New Capital Investor in such Sale (as well as any shares of Nonqualified Common that will be forfeited pursuant to this Agreement in connection with such Sale).

          (b)  The "Return Multiple" for each Liquidation shall be equal to the
                    ---------------
quotient obtained by dividing:

               (i) the Fair Market Value of all consideration to be distributed in such Liquidation to the New Capital Investor with respect to the shares of Qualified Common held by the New Capital Investor as of the date of such Liquidation, by

               (ii) the Total Cost and Contributions for the shares of Qualified Common held by the New Capital Investor as of the date of such Liquidation (as well as any shares of Nonqualified Common that will be forfeited pursuant to this Agreement in connection with such Liquidation).

          (c)  The "Return Multiple" for each Rule 144 Quarter shall be equal to
                    ---------------
the quotient obtained by dividing:

               (i) the Fair Market Value of all of the New Capital Investor's Rule 144 Eligible Shares for such Rule 144 Quarter, by

               (ii) the Total Cost and Contributions for the New Capital Investor's Rule 144 Eligible Shares for such Rule 144 Quarter (as well as any shares of Nonqualified Common to be forfeited pursuant to this Agreement by virtue of all Election Notices filed with respect to such Rule 144 Quarter).

          Section 3.  Definitions.

          "Executive Stock Agreements" means the executive stock agreements of
            -------------------------
even date herewith, each by and between the Company and one Executive Investor, as amended from time to time pursuant to their terms.

          "Fair Market Value" shall mean:
           -----------------

               (i) with respect to any Rule 144 Eligible Share, the weighted average (based on the volume of trading in shares of the class of the Company's common stock that includes the Rule 144 Eligible Shares (the Company's "Common Stock") on each business day during the Rule 144 Quarter)
                ------------
     over all of the business days during such Rule 144 Quarter, of the average of the closing prices of the sales of such Common Stock on all securities exchanges on which such Common Stock may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization; and

               (ii) with respect to consideration received in a Sale or Liquidation, the amount of all cash consideration received plus the fair market value of all other consideration received (as shall be determined in good faith by the New Capital Investor).

          "Nonqualified Common" means 2,019.23 of the shares of Class A Common
           -------------------
purchased by the New Capital Investor under the Stock Purchase Agreement (together with any shares issued with respect to such shares of Nonqualified Common, including any stock splits, stock dividends, or recapitalizations); provided that
--------

               (i) contemporaneously with a Sale, the number of shares of Nonqualified Common that would be forfeited in connection with such Sale if the Return Multiple for such Sale were 35 shall (whether or not actually forfeited in connection with such Sale) forever cease to be Nonqualified Common,

               (ii) if any holder or holders of Unvested Class C Common give(s) Election Notice with respect to a Rule 144 Quarter, the number of shares of Nonqualified Common that would be forfeited in connection with such Rule 144 Quarter if the Return Multiple for such Rule 144 Quarter were 35 shall (whether or not actually forfeited in connection with such Rule 144 Quarter) forever cease to be Nonqualified Common, and

               (iii) contemporaneously with a Liquidation or termination of this Agreement, any and all shares of Nonqualified Common then held by the New Capital Investor shall forever cease to be Nonqualified Common,

               (iv) if any shares of an Executive Investor's Unvested Class C Common are repurchased pursuant to the provisions of an Executive Stock Agreement, or if any Executive Investor waives (pursuant to paragraph 5G below) his right to have any of his shares of Unvested Class C Common vest, a number of New Capital Investor's shares of Nonqualified Common shall vest equal to the number of shares of Unvested Class C Common so repurchased or of which the rights to vest are so waived.

          "Public Offering" means the initial underwritten sale of the company's
           ---------------
common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S- I (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any
--------
issuance of common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

          "Qualified Common" means 8,750 of the shares of Class A Common
           ----------------
purchased by the New Capital Investor under the Stock Purchase Agreement (together with any shares issued with respect to such shares of Qualified Common, including by any stock splits, stock dividends, or recapitalizations), provided that any such share shall forever cease to be Qualified Common (i) upon
--------
a Liquidation, (ii) when such share has been sold or transferred in a Sale, or
(iii) upon termination of this Agreement; and further provided further that if
                                              ------------------------
any holder of Unvested Class C Common gives Election Notice with respect to a Rule 144 Quarter, all Rule 144 Eligible Shares for such Rule 144 Quarter shall, for all purposes as to such electing holder, thereafter forever cease to be Qualified Common.

          "Successor Fund" means, with respect to the New Capital Investor, any
           --------------
private equity fund formed for the principal purpose of making equity investments, where such fund is managed by the same principal parties having management responsibility for the New Capital Investor.

          "Total Cost and Contributions" means, with respect to each share of
           ----------------------------
Qualified Common or Nonqualified Common held by the New Capital Investor on any specified date, the sum of (i) the New Capital Investors Initial Contribution (as that term is defined in the Stock Purchase Agreement) divided by the
                                                          -------
aggregate number of shares of Class A Common purchased by the New Capital Investor under the Stock Purchase Agreement (as adjusted for stock splits, stock dividends, recapitalizations, and other reorganizations, the
"Original Class A Common"), and (ii) for all Subsequent Contributions (as that
 -----------------------
term is defined in the Stock Purchase Agreement) made by the New Capital Investor from the date hereof through such specified date, the quotient obtained by dividing (x) the amount of each such Subsequent Contribution by the aggregate number of shares of Original Class A Common held by the New Capital Investor as of the date of each such Subsequent Contribution.

          "Unvested Class C Common" means, as to each Executive Investor,
           -----------------------
504.8075 of the shares of Class C Common issued as of the date hereof (together with shares issued with respect to such shares of Unvested Class C Common as part of any stock split, stock dividend. or recapitalization); provided that any
                                                               --------
such share shall forever cease to be Unvested Class C Common when it has been
(i) repurchased by the Company, an Investor, or an executive employee of the Company or its Subsidiaries pursuant to paragraph 3 of an Executive Stock Agreement, (ii) forfeited pursuant to -the terms of this Agreement or (iii) vested pursuant to the terms of this Agreement (at which time, such share shall become Vested Class C Common).

          "Vested Class C Common" means all shares of Unvested Class C Common
           ---------------------
that have vested pursuant to the terms of this Agreement (and thereby ceased to be Unvested Class C Common).

          Section 4.     Pledge of Unvested Class C Common
                         ---------------------------------

          4A.  Pledge.  Each Executive Investor hereby initially pledges to the
               ------
New Capital Investor, and grants to the New Capital Investor a security interest in such Executive Investor's Unvested Class C Common (such Executive Investor's "Pledged Shares") as security for its duties and obligations pursuant to this
 --------------
Agreement.

          4B.  Delivery of Pledged Shares. Upon the execution of this Agreement,
               --------------------------
each Executive Investor shall deliver to the New Capital Investor the certificate(s) representing such Executive Investor's Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the New Capital Investor.

          4C.  Status as Holder.  For purposes of determinations and
               ----------------
calculations under this Agreement, each Executive Investor shall be deemed to be the holder of such Executive Investor's Pledged Shares.

          4D.  Distributions, Other Certificates, etc.  If any Executive
               ---------------------------------------
Investor becomes entitled to receive or receives any securities or other property with respect to, in substitution of, or in exchange for any of such Executive Investor's Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), or any certificate(s) representing any of such Executive Investor's Pledged Shares, such Executive Investor shall accept such securities, property, or certificate(s) on behalf of and for the benefit of the New Capital Investor as additional security for such Executive Investor's obligations hereunder and shall promptly deliver such additional security to the New Capital Investor together with duly executed forms of assignment, and such additional security shall be deemed to be part of such Executive Investor's Pledged Shares.

          4E.  Delivery to and by the New Capital Investor.  If the Company
               -------------------------------------------
issues any certificate representing Pledged Shares, the Company shall in keeping with the purpose of paragraph 4D deliver such certificate directly to the New Capital Investor. If the holder of such Pledged Shares is required pursuant to the terms of this Agreement to transfer any certificate representing Pledged Shares to the Company for cancellation the New Capital Investor shall transfer such certificate to the Company on behalf of such holder.

          4F.  Release of Pledged Shares upon Vesting.  Upon any of Executive
               --------------------------------------
Investor's Pledged Shares becoming Vested Class C Common pursuant to this Agreement, the New Capital Investor shall deliver to such Executive Investor the certificate or certificates representing such shares of Vested Class C Common (or, if necessary, the New Capital Investor shall submit the certificate or certificates representing such Vested Class C Common to the Company, and the Company shall issue to such Executive Investor a certificate representing the number of shares of Vested Class C Common represented by such submitted certificate(s), and shall deliver to the New Capital Investor a certificate (issued in such Executive Investor's name) representing the number of shares of Class C Common which were represented by such submitted certificate(s) but which were not Vested Class C Common and not forfeited), and such Vested Class C Common shall no longer constitute part of such Executive Investor's Pledged Shares.

          4G.  Voting Proxy.  Each Executive Investor hereby appoints the New
               ------------
Capital Investor as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Executive Investor's Pledged Shares on all matters to be voted on by the Company's shareholders. These proxies and powers granted by each Executive Investor pursuant to this paragraph 4G are coupled with an interest, and are given to secure each Executive Investor's obligations to the New Capital Investor under this Agreement. Such proxies and powers shall be irrevocable with respect to each such Pledged Share (and shall survive the death, disability, incompetency, or bankruptcy of such Executive Investor) until such time as such Pledged Share becomes Vested Class C Common pursuant to the provisions of this Agreement and thereby ceases to be a Pledged Share, at which time such proxy shall be deemed revoked with respect to such share (but not with respect to any shares of such holder that remain Pledged Shares).

          4H.  Further Assurance.  Each Executive Investor agrees that at any
               -----------------
time and from time to time upon the request of the New Capital Investor, such Executive Investor shall execute and deliver such further documents and take such further actions as the New Capital Investor may reasonably request in order to effect the purpose of this Agreement.

          Section 5.     Miscellaneous.
                         -------------

          5A.  New Capital Investor Determinations.  All calculations and other
               -----------------------------------
determinations under provisions of this Agreement (including the final determination of the Fair Market Value of Rule 144 Eligible Shares) shall be performed and made in good faith by the New Capital Investor, and such good faith determinations shall be binding on all parties hereto. The Company and the Executive Investors shall deliver to the New Capital Investor such information as the New Capital Investor may reasonably request in connection with performing such calculations or making such determinations.

          5B.  Restrictive Legend.  Each certificate evidencing shares of
               ------------------
Nonqualified Common and Unvested Class C Common shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE PROVISIONS SET FORTH IN A VESTING AGREEMENT DATED AS OF NOVEMBER 27, 1996, BY AND AMONG THE ISSUER OF SUCH SECURITIES, AND CERTAIN PERSONS LISTED ON THE SIGNATURE PAGES ATTACHED THERETO, AS AMENDED FROM TIME TO TIME PURSUANT TO ITS TERMS, A COPY OF SUCH VESTING AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The legend set forth above shall be removed from the certificates evidencing any of the above shares when such shares cease to be Nonqualified Common or Unvested Class C Common, as applicable.

          5C.  Complete Agreement.   This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          5D.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5E.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Executive Investors shall not transfer any Unvested Class C Common to any person, except (i) pursuant to the pledge and forfeiture provisions of this Agreement, or (ii) to the executor of such Executive Investor's estate, at which time such executor shall sign a counterpart to this Agreement agreeing to stand in the place of the Executive Investor and be bound by the provisions hereof with respect to such shares of Unvested Class C Common.

          5F.  Choice of Law. The corporate law of the State of Delaware shall
               -------------
govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          5G.  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
amended and waived only with the prior written consent of the Company, the New Capital Investor and the holders of a majority of the shares of Unvested Class C Common then outstanding, and such an amendment or waiver shall be binding on all parties; provided that any holder of Unvested Class C Common may waive the
         --------
rights under this Agreement to have the shares of Unvested Class C Common held by such holder vest (upon such waiver, such shares the rights to vest of which are waived shall be treated for purposes of this Agreement (including paragraph 2A(c) and Section 3) as if they had been repurchased pursuant to the repurchase provisions of an Executive Stock Agreement.

          5H.  Notice.  Any notice provided for in this Agreement shall be in
               ------
writing and shall be deemed to have been given when personally delivered to the recipient, three business days after being mailed to the recipient by first class mail (postage prepaid and return receipt requested), or one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices shall be sent to each recipient at the address specified for such recipient in the Stock Purchase Agreement, or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice given by a holder of Unvested Class C Common pursuant to paragraph I B hereof shall, in addition to the other requirements for such notice set forth in paragraph I B, state in a conspicuous manner that, subject to the conditions and determinations contemplated thereby, the events described therein are scheduled to occur on the 20th day following the end of the Rule 144 Quarter (and the notice shall conspicuously specify the actual date that is such 20th day).

          5I.  Remedies.  Each of the parties to this Agreement shall be
               --------
entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement

          5J.  Termination.  The provisions of this Agreement shall terminate
               -----------
upon the earlier of (i) the first date upon which there remains either no Unvested Class C Common outstanding, and (ii) the seventh anniversary of the date hereof; provided that the obligations under this Agreement with respect to any events resulting in the termination hereof shall survive such termination.

                      *          *          *          *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              BATTERY VENTURES III, L.P.

                              By Battery Partners, III, L.P.


                              By:
                                 --------------------------------------

                              Its:
                                  -------------------------------------

                                /s/ Brian F. Addy
                              -----------------------------------------
                                    Brian F. Addy

                                /s/ John R. Barnicle
                              -----------------------------------------
                                    John R. Barnicle

                                /s/ Joseph Beatty
                              -----------------------------------------
                                    Joseph Beatty

                                /s/ Robert C. Taylor, Jr.
                              -----------------------------------------
                                    Robert C. Taylor, Jr.


                              FOCAL COMMUNICATIONS CORPORATION


                              By:    /s/ Robert C. Taylor, Jr.
                                 --------------------------------------

                              Its:   President
                                  -------------------------------------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first Written above.


                              -----------------------------------------
                                    New Capital Investor


                              By:   /s/
                                 --------------------------------------

                              Its:   GP
                                  -------------------------------------



                              -----------------------------------------
                                    Brian F. Addy


                              -----------------------------------------
                                    John R. Barnicle


                              -----------------------------------------
                                    Joseph Beatty


                              -----------------------------------------
                                    Robert C. Taylor, Jr.


                              FOCAL COMMUNICATIONS CORPORATION


                              By:
                                 --------------------------------------

                              Its:
                                  -------------------------------------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, Brian F. Addy hereby sells, assigns and transfers unto Battery Ventures III, L.P., Five Hundred Four and 8075/10,000 (504.8075) shares of the Class C Common Stock, par value $.01 per share, of Focal Communications Corporation, a Delaware corporation (the "Corporation") standing in his name on the books of said Corporation represented by Certificate Number C-9, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated:  November 27, 1996

                                     /s/  Brian F. Addy
                                    --------------------------------
                                    Brian F. Addy

                     ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, John R. Barnicle hereby sells, assigns and transfers unto Battery Ventures III, L.P., Five Hundred Four and 8075/10,000 (504.8075) shares of the Class C Common Stock, par value $.01 per share, of Focal Communications Corporation, a Delaware corporation (the "Corporation") standing in his name on the books of said Corporation represented by Certificate Number C-10, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated:  November 27, 1996

                                     /s/  John R. Barnicle
                                    -----------------------------------
                                    John R. Barnicle

                     ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, Joseph Beatty hereby sells, assigns and transfers unto Battery Ventures III, L.P., Five Hundred Four and 8075/10,000 (504.8075) shares of the Class C Common Stock, par value $.01 per share, of Focal Communications Corporation, a Delaware corporation (the "Corporation") standing in his name on the books of said Corporation represented by Certificate Number C-11, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated:  November 27, 1996


                                      /s/ Joseph Beatty
                                    ---------------------------------
                                    Joseph Beatty

                     ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, Robert C. Taylor, Jr. hereby sells, assigns and transfers unto Battery Ventures III, L.P., Five Hundred Four and 8075/10,000 (504.8075) shares of the Class C Common Stock, par value $.01 per share, of Focal Communications Corporation, a Delaware corporation (the "Corporation") standing in his name on the books of said Corporation represented by Certificate Number C-12, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated:  November 27, 1996

                                    /s/ Robert C. Taylor, Jr.
                                    -----------------------------------
                                    Robert C. Taylor, Jr.

                     EXHIBIT 10 TO STOCK PURCHASE AGREEMENT
                     --------------------------------------



Interconnection Agreement by and among Ameritech Information Industry Services and Focal, dated October 28, 1996 - Previously filed as Exhibit 10.1 to the Form S-4 Registration Statement on April 3, 1998.

                    Exhibit 11 to Stock Purchase Agreement

        Form of Opinion of Bischoff, Kenney & Niehaus (Initial Closing)

                  [Letterhead of Bischoff, Kenney & Niehaus]

                               November 27, 1996


James N. Perry, Jr.
Madison Dearborn Capital Partners, L.P.
Three First National Plaza, Suite 3800
Chicago, Illinois 60670

Gentlemen:

     We are counsel to Focal Communications Corporation (the "Company") in connection with a transaction whereby the capital structure of the Company will be recapitalized, the Restated Certificate of Incorporation will be amended and new shareholders will be issued certain classes of Common Stock, all pursuant to agreements dated herewith by and among all or some Focal Communications Corporation, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. and described as follows: Stock Purchase Agreement, Executive Stock Agreement and Employment Agreement, Stockholders Agreement, Registration Agreement, and Vesting Agreements (hereinafter all commonly referred to as the "Agreements" and the transaction hereinafter commonly referred to as the "Transaction"). This opinion is being delivered to you pursuant to Paragraph 2K of the Stock Purchase Agreement.

     For purposes of this opinion, we have examined the corporate records of the Company, including but not limited to the Certificate of Incorporation, the Restated Certificate of Incorporation, the Bylaws in effect prior to the date hereof and the Bylaws adopted as of the date hereof, the Resolutions of Shareholders and the Board of Directors, and such other documents as we have deemed necessary under the circumstances. In making our examination, we have assumed the genuineness of the signatures on all original documents, and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. We have assumed that the amended and Restated Certificate of Incorporation, which shall be filed as of the date herewith, shall be accepted and duly recorded by the Secretary of State of Delaware as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements or certificates of officers or representatives of the Company and others. As to various questions of fact and law material to our opinion, we have relied upon statements or certificates of public officials.

     Based upon and subject to the foregoing, it is our opinion that:

James N. Perry, Jr.
Madison Dearborn Capital Partners, L.P.
November 27, 1996
Page 2




     (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

     (ii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreements;

     (iii) The Interconnection Agreement and the Agreements have been duly authorized, executed and delivered by the Company, and each Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (iv) The execution and delivery by the Company of the Agreements, the offering, sale and issuance of the Class A Common, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's Bylaws, any law, statute, rule or regulation to which the Company is subject, or any material agreement, indenture, instrument, order, judgment or decree to which the Company is subject;

     (v) Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr., have each executed and delivered an Executive Stock Agreement and Employment Agreement and the Stockholders Agreement, and each such agreement is a valid and binding obligation of each such person, enforceable in accordance with its terms;

     (vi) In November, 1996, the Illinois Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois:

            (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

            (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the ICC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the Chicago MSA;

James N. Perry, Jr.
Madison Dearborn Capital Partners, L.P.
November 27, 1996
Page 3



            (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

     (vii) The restatement to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit 2 to the Stock Purchase Agreement has been duly adopted by the Company, has been duly filed with the Secretary of State of Delaware, has become effective under the laws of Delaware and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (viii) The certificates representing the Class A Common purchased at the Closing have been duly authorized, executed and delivered by the Company, such Class A Common has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Class A Common;

     (ix) The offering, sale and issuance of the Class A Common under the Stock Purchase Agreement and the other securities issued by the Company at the Closing do not require registration under the Securities Act or registration or qualification under any state securities laws;

     (x) The Capitalization Schedule attached to the Stock Purchase Agreement correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 2K of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations.

     We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                                  BISCHOFF, KENNEY & NIEHAUS


                                  By:  /s/  Charles D. Niehaus
                                     -------------------------------------
                                       Charles D. Niehaus

                   [Letterhead of Bischoff, Kenney & Niehaus]


                               November 27, 1996


Frontenac VI, L.P.
135 South LaSalle Street, Suite 3800
Chicago, Illinois 60670

Gentlemen:

     We are counsel to Focal Communications Corporation (the "Company") in connection with a transaction whereby the capital structure of the Company will be recapitalized, the Restated Certificate of Incorporation will be amended and new shareholders will be issued certain classes of Common Stock, all pursuant to agreements dated herewith by and among all or some Focal Communications Corporation, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. and described as follows: Stock Purchase Agreement, Executive Stock Agreement and Employment Agreement, Stockholders Agreement, Registration Agreement, and Vesting Agreements (hereinafter all commonly referred to as the "Agreements" and the transaction hereinafter commonly referred to as the "Transaction"). This opinion is being delivered to you pursuant to Paragraph 2K of the Stock Purchase Agreement.

     For purposes of this opinion, we have examined the corporate records of the Company, including but not limited to the Certificate of Incorporation, the Restated Certificate of Incorporation, the Bylaws in effect prior to the date hereof and the Bylaws adopted as of the date hereof, the Resolutions of Shareholders and the Board of Directors, and such other documents as we have deemed necessary under the circumstances. In making our examination, we have assumed the genuineness of the signatures on all original documents, and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. We have assumed that the amended and Restated Certificate of Incorporation, which shall be filed as of the date herewith, shall be accepted and duly recorded by the Secretary of State of Delaware as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements or certificates of officers or representatives of the Company and others. As to various questions of fact and law material to our opinion, we have relied upon statements or certificates of public officials.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

Frontenac, VI L.P.
135 South LaSalle Street, Suite 3800
Chicago, Illinois 60670
Page 2

      (ii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreements;

     (iii) The Interconnection Agreement and the Agreements have been duly authorized, executed and delivered by the Company, and each Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (iv) The execution and delivery by the Company of the Agreements, the offering, sale and issuance of the Class A Common, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's Bylaws, any law, statute, rule or regulation to which the Company is subject, or any material agreement, indenture, instrument, order, judgment or decree to which the Company is subject;

     (v) Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr., have each executed and delivered an Executive Stock Agreement and Employment Agreement and the Stockholders Agreement, and each such agreement is a valid and binding obligation of each such person, enforceable in accordance with its terms;

     (vi) In November, 1996, the Illinois Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois:

             (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

             (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the ICC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the Chicago MSA;

             (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the

Frontenac VI L.P.
135 South LaSalle Street, Suite 3800
Chicago, Illinois 60670
Page 3

     transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

     (vii) The restatement to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit 2 to the Stock Purchase Agreement has been duly adopted by the Company, has been duly filed with the Secretary of State of Delaware, has become effective under the laws of Delaware and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (viii) The certificates representing the Class A Common purchased at the Closing have been duly authorized, executed and delivered by the Company, such Class A Common has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Class A Common;

     (ix) The offering, sale and issuance of the Class A Common under the Stock Purchase Agreement and the other securities issued by the Company at the Closing do not require registration under the Securities Act or registration or qualification under any state securities laws;

     (x) The Capitalization Schedule attached to the Stock Purchase Agreement correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 2K of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations.

     We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                             BISCHOFF, KENNEY & NIEHAUS


                             By:  /s/  Charles D. Niehaus
                                ---------------------------------
                                   Charles D. Niehaus

                  [Letterhead of Bischoff, Kenney & Niehaus]


                               November 27, 1996


Battery Ventures III, L.P.
20 William Street, Suite 200
Wellesley, Massachusetts 02181

Gentlemen:

     We are counsel to Focal Communications Corporation (the "Company") in connection with a transaction whereby the capital structure of the Company will be recapitalized, the Restated Certificate of Incorporation will be amended and new shareholders will be issued certain classes of Common Stock, all pursuant to agreements dated herewith by and among all or some Focal Communications Corporation, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. and described as follows: Stock Purchase Agreement, Executive Stock Agreement and Employment Agreement, Stockholders Agreement, Registration Agreement, and Vesting Agreements (hereinafter all commonly referred to as the "Agreements" and the transaction hereinafter commonly referred to as the "Transaction"). This opinion is being delivered to you pursuant to Paragraph 2K of the Stock Purchase Agreement.

     For purposes of this opinion, we have examined the corporate records of the Company, including but not limited to the Certificate of Incorporation, the Restated Certificate of Incorporation, the Bylaws in effect prior to the date hereof and the Bylaws adopted as of the date hereof, the Resolutions of Shareholders and the Board of Directors, and such other documents as we have deemed necessary under the circumstances. In making our examination, we have assumed the genuineness of the signatures on all original documents, and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. We have assumed that the amended and Restated Certificate of Incorporation, which shall be filed as of the date herewith, shall be accepted and duly recorded by the Secretary of State of Delaware as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements or certificates of officers or representatives of the Company and others. As to various questions of fact and law material to our opinion, we have relied upon statements or certificates of public officials.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

Battery Ventures III, L.P.
20 William Street, Suite 200
Wellesley, Massachusetts 02181
Page 2

     (ii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreements;

     (iii) The Interconnection Agreement and the Agreements have been duly authorized, executed and delivered by the Company, and each Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (iv) The execution and delivery by the Company of the Agreements, the offering, sale and issuance of the Class A Common, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's Bylaws, any law, statute, rule or regulation to which the Company is subject, or any material agreement, indenture, instrument, order, judgment or decree to which the Company is subject;

     (v) Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr., have each executed and delivered an Executive Stock Agreement and Employment Agreement and the Stockholders Agreement, and each such agreement is a valid and binding obligation of each such person, enforceable in accordance with its terms;

     (vi) In November, 1996, the Illinois Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois:

            (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

            (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the ICC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the Chicago MSA;

            (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the

Battery Ventures III, L.P.
20 William Street, Suite 200
Wellesley, Massachusetts 02181
Page 3


     transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

     (vii) The restatement to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit 2 to the Stock Purchase Agreement has been duly adopted by the Company, has been duly filed with the Secretary of State of Delaware, has become effective under the laws of Delaware and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (viii) The certificates representing the Class A Common purchased at the Closing have been duly authorized, executed and delivered by the Company, such Class A Common has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Class A Common;

     (ix) The offering, sale and issuance of the Class A Common under the Stock Purchase Agreement and the other securities issued by the Company at the Closing do not require registration under the Securities Act or registration or qualification under any state securities laws;

     (x) The Capitalization Schedule attached to the Stock Purchase Agreement correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 2K of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations.

     We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                             BISCHOFF, KENNEY & NIEHAUS


                             By:  /s/ Charles D. Niehaus
                                -----------------------------------
                                      Charles D. Niehaus

                  [Letterhead of Bischoff, Kenney & Niehaus]


                               November 27, 1996


Brian F. Addy
Focal Communications Corporation
300 West Washington Street, Suite 1408
Chicago, Illinois 60601

Gentlemen:

     We are counsel to Focal Communications Corporation (the "Company") in connection with a transaction whereby the capital structure of the Company will be recapitalized, the Restated Certificate of Incorporation will be amended and new shareholders will be issued certain classes of Common Stock, all pursuant to agreements dated herewith by and among all or some Focal Communications Corporation, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. and described as follows: Stock Purchase Agreement, Executive Stock Agreement and Employment Agreement, Stockholders Agreement, Registration Agreement, and Vesting Agreements (hereinafter all commonly referred to as the "Agreements" and the transaction hereinafter commonly referred to as the "Transaction"). This opinion is being delivered to you pursuant to Paragraph 2K of the Stock Purchase Agreement.

     For purposes of this opinion, we have examined the corporate records of the Company, including but not limited to the Certificate of Incorporation, the Restated Certificate of Incorporation, the Bylaws in effect prior to the date hereof and the Bylaws adopted as of the date hereof, the Resolutions of Shareholders and the Board of Directors, and such other documents as we have deemed necessary under the circumstances. In making our examination, we have assumed the genuineness of the signatures on all original documents, and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. We have assumed that the amended and Restated Certificate of Incorporation, which shall be filed as of the date herewith, shall be accepted and duly recorded by the Secretary of State of Delaware as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements or certificates of officers or representatives of the Company and others. As to various questions of fact and law material to our opinion, we have relied upon statements or certificates of public officials.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

Brian F. Addy
Focal Communications Corporation
Page 2

     (ii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreements;


     (iii) The Interconnection Agreement and the Agreements have been duly authorized, executed and delivered by the Company, and each Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (iv) The execution and delivery by the Company of the Agreements, the offering, sale and issuance of the Class A Common, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's Bylaws, any law, statute, rule or regulation to which the Company is subject, or any material agreement, indenture, instrument, order, judgment or decree to which the Company is subject;

     (v) Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr., have each executed and delivered an Executive Stock Agreement and Employment Agreement and the Stockholders Agreement, and each such agreement is a valid and binding obligation of each such person, enforceable in accordance with its terms;

     (vi) In November, 1996, the Illinois Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois:

          (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

          (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the ICC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the Chicago MSA;

          (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

Brian F. Addy
Focal Communications Corporation
Page 3

     (vii) The restatement to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit 2 to the Stock Purchase Agreement has been duly adopted by the Company, has been duly filed with the Secretary of State of Delaware, has become effective under the laws of Delaware and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (viii) The certificates representing the Class A Common purchased at the Closing have been duly authorized, executed and delivered by the Company, such Class A Common has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Class A Common;

     (ix) The offering, sale and issuance of the Class A Common under the Stock Purchase Agreement and the other securities issued by the Company at the Closing do not require registration under the Securities Act or registration or qualification under any state securities laws;

     (x) The Capitalization Schedule attached to the Stock Purchase Agreement correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 2K of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations.

     We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                         BISCHOFF, KENNEY & NIEHAUS


                         By: /s/ Charles D. Niehaus
                            ----------------------------------------------------
                                 Charles D. Niehaus

                   [Letterhead of Bischoff, Kenney & Niehaus]


                               November 27, 1996


John Barnicle, Executive Vice President
Focal Communications Corporation
300 West Washington, Suite 1408
Chicago, Illinois 60601

Gentlemen:

     We are counsel to Focal Communications Corporation (the "Company") in connection with a transaction whereby the capital structure of the Company will be recapitalized, the Restated Certificate of Incorporation will be amended and new shareholders will be issued certain classes of Common Stock, all pursuant to agreements dated herewith by and among all or some Focal Communications Corporation, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. and described as follows: Stock Purchase Agreement, Executive Stock Agreement and Employment Agreement, Stockholders Agreement, Registration Agreement, and Vesting Agreements (hereinafter all commonly referred to as the "Agreements" and the transaction hereinafter commonly referred to as the "Transaction"). This opinion is being delivered to you pursuant to Paragraph 2K of the Stock Purchase Agreement.

     For purposes of this opinion, we have examined the corporate records of the Company, including but not limited to the Certificate of Incorporation, the Restated Certificate of Incorporation, the Bylaws in effect prior to the date hereof and the Bylaws adopted as of the date hereof, the Resolutions of Shareholders and the Board of Directors, and such other documents as we have deemed necessary under the circumstances. In making our examination, we have assumed the genuineness of the signatures on all original documents, and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. We have assumed that the amended and Restated Certificate of Incorporation, which shall be filed as of the date herewith, shall be accepted and duly recorded by the Secretary of State of Delaware as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements or certificates of officers or representatives of the Company and others. As to various questions of fact and law material to our opinion, we have relied upon statements or certificates of public officials.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

John Barnicle, Executive Vice President
Focal Communications Corporation
Page 2

     (ii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreements;

     (iii) The Interconnection Agreement and the Agreements have been duly authorized, executed and delivered by the Company, and each Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (iv) The execution and delivery by the Company of the Agreements, the offering, sale and issuance of the Class A Common, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's Bylaws, any law, statute, rule or regulation to which the Company is subject, or any material agreement, indenture, instrument, order, judgment or decree to which the Company is subject;

     (v) Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr., have each executed and delivered an Executive Stock Agreement and Employment Agreement and the Stockholders Agreement, and each such agreement is a valid and binding obligation of each such person, enforceable in accordance with its terms;

     (vi) In November, 1996, the Illinois Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois:

          (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

          (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the ICC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the Chicago MSA;

          (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

John Barnicle, Executive Vice President
Focal Communications Corporation
Page 3

     (vii) The restatement to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit 2 to the Stock Purchase Agreement has been duly adopted by the Company, has been duly filed with the Secretary of State of Delaware, has become effective under the laws of Delaware and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (viii) The certificates representing the Class A Common purchased at the Closing have been duly authorized, executed and delivered by the Company, such Class A Common has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Class A Common;

     (ix) The offering, sale and issuance of the Class A Common under the Stock Purchase Agreement and the other securities issued by the Company at the Closing do not require registration under the Securities Act or registration or qualification under any state securities laws;

     (x) The Capitalization Schedule attached to the Stock Purchase Agreement correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 2K of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations.

     We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                         BISCHOFF, KENNEY & NIEHAUS


                         By: /s/ Charles D. Niehaus
                            ----------------------------------------------------
                              Charles D. Niehaus

                   [Letterhead of Bischoff, Kenney & Niehaus]


                               November 27, 1996


Robert C. Taylor, Jr., President
Focal Communications Corporation
300 West Washington Street, Suite 1408
Chicago, Illinois 60601

Gentlemen:

     We are counsel to Focal Communications Corporation (the "Company") in connection with a transaction whereby the capital structure of the Company will be recapitalized, the Restated Certificate of Incorporation will be amended and new shareholders will be issued certain classes of Common Stock, all pursuant to agreements dated herewith by and among all or some Focal Communications Corporation, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. and described as follows: Stock Purchase Agreement, Executive Stock Agreement and Employment Agreement, Stockholders Agreement, Registration Agreement, and Vesting Agreements (hereinafter all commonly referred to as the "Agreements" and the transaction hereinafter commonly referred to as the "Transaction"). This opinion is being delivered to you pursuant to Paragraph 2K of the Stock Purchase Agreement.

     For purposes of this opinion, we have examined the corporate records of the Company, including but not limited to the Certificate of Incorporation, the Restated Certificate of Incorporation, the Bylaws in effect prior to the date hereof and the Bylaws adopted as of the date hereof, the Resolutions of Shareholders and the Board of Directors, and such other documents as we have deemed necessary under the circumstances. In making our examination, we have assumed the genuineness of the signatures on all original documents, and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. We have assumed that the amended and Restated Certificate of Incorporation, which shall be filed as of the date herewith, shall be accepted and duly recorded by the Secretary of State of Delaware as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements or certificates of officers or representatives of the Company and others. As to various questions of fact and law material to our opinion, we have relied upon statements or certificates of public officials.

     Based upon and subject to the foregoing, it is our opinion that:

          (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

Robert C. Taylor, Jr., President
Focal Communications Corporation
Page 2

     (ii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreements;


     (iii) The Interconnection Agreement and the Agreements have been duly authorized, executed and delivered by the Company, and each Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (iv) The execution and delivery by the Company of the Agreements, the offering, sale and issuance of the Class A Common, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's Bylaws, any law, statute, rule or regulation to which the Company is subject, or any material agreement, indenture, instrument, order, judgment or decree to which the Company is subject;

     (v) Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr., have each executed and delivered an Executive Stock Agreement and Employment Agreement and the Stockholders Agreement, and each such agreement is a valid and binding obligation of each such person, enforceable in accordance with its terms;

     (vi) In November, 1996, the Illinois Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois:

          (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

          (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the ICC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the Chicago MSA;

          (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

Robert C. Taylor, Jr., President
Focal Communications Corporation
Page 3

     (vii) The restatement to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit 2 to the Stock Purchase Agreement has been duly adopted by the Company, has been duly filed with the Secretary of State of Delaware, has become effective under the laws of Delaware and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (viii) The certificates representing the Class A Common purchased at the Closing have been duly authorized, executed and delivered by the Company, such Class A Common has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Class A Common;

     (ix) The offering, sale and issuance of the Class A Common under the Stock Purchase Agreement and the other securities issued by the Company at the Closing do not require registration under the Securities Act or registration or qualification under any state securities laws;

     (x) The Capitalization Schedule attached to the Stock Purchase Agreement correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 2K of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations.

     We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                         BISCHOFF, KENNEY & NIEHAUS


                         By:  /s/ Charles D. Niehaus
                            ----------------------------------------------------
                              Charles D. Niehaus

                   [Letterhead of Bischoff, Kenney & Niehaus]


                               November 27, 1996


Joseph Beatty
Focal Communications Corporation
300 West Washington, Suite 1408
Chicago, Illinois 60601

Gentlemen:

     We are counsel to Focal Communications Corporation (the "Company") in connection with a transaction whereby the capital structure of the Company will be recapitalized, the Restated Certificate of Incorporation will be amended and new shareholders will be issued certain classes of Common Stock, all pursuant to agreements dated herewith by and among all or some Focal Communications Corporation, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. and described as follows: Stock Purchase Agreement, Executive Stock Agreement and Employment Agreement, Stockholders Agreement, Registration Agreement, and Vesting Agreements (hereinafter all commonly referred to as the "Agreements" and the transaction hereinafter commonly referred to as the "Transaction"). This opinion is being delivered to you pursuant to Paragraph 2K of the Stock Purchase Agreement.

     For purposes of this opinion, we have examined the corporate records of the Company, including but not limited to the Certificate of Incorporation, the Restated Certificate of Incorporation, the Bylaws in effect prior to the date hereof and the Bylaws adopted as of the date hereof, the Resolutions of Shareholders and the Board of Directors, and such other documents as we have deemed necessary under the circumstances. In making our examination, we have assumed the genuineness of the signatures on all original documents, and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. We have assumed that the amended and Restated Certificate of Incorporation, which shall be filed as of the date herewith, shall be accepted and duly recorded by the Secretary of State of Delaware as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements or certificates of officers or representatives of the Company and others. As to various questions of fact and law material to our opinion, we have relied upon statements or certificates of public officials.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

Joseph Beatty
Focal Communications Corporation
Page 2

     (ii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agreements;


     (iii) The Interconnection Agreement and the Agreements have been duly authorized, executed and delivered by the Company, and each Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (iv) The execution and delivery by the Company of the Agreements, the offering, sale and issuance of the Class A Common, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's Bylaws, any law, statute, rule or regulation to which the Company is subject, or any material agreement, indenture, instrument, order, judgment or decree to which the Company is subject;

     (v) Brian F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr., have each executed and delivered an Executive Stock Agreement and Employment Agreement and the Stockholders Agreement, and each such agreement is a valid and binding obligation of each such person, enforceable in accordance with its terms;

     (vi) In November, 1996, the Illinois Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of MSA-1 served by Ameritech and Centel, and interexchange services throughout Illinois:

          (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

          (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the ICC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the Chicago MSA;

          (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

Joseph Beatty
Focal Communications Corporation
Page 3

     (vii) The restatement to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit 2 to the Stock Purchase Agreement has been duly adopted by the Company, has been duly filed with the Secretary of State of Delaware, has become effective under the laws of Delaware and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;

     (viii) The certificates representing the Class A Common purchased at the Closing have been duly authorized, executed and delivered by the Company, such Class A Common has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Class A Common;

     (ix) The offering, sale and issuance of the Class A Common under the Stock Purchase Agreement and the other securities issued by the Company at the Closing do not require registration under the Securities Act or registration or qualification under any state securities laws;

     (x) The Capitalization Schedule attached to the Stock Purchase Agreement correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 2K of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations.

     We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                         BISCHOFF, KENNEY & NIEHAUS


                         By:  /s/ Charles D. Niehaus
                            ----------------------------------------------------
                              Charles D. Niehaus

                    EXHIBIT 12 TO STOCK PURCHASE AGREEMENT

                    FORM OF OPINION FOR SUBSEQUENT CLOSINGS
                    ---------------------------------------


     It is our opinion that:

           (i) The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and the Company has all necessary corporate power and authority and all material licenses, permits and authorizations necessary to own its properties in the locations presently owned and to conduct its business in the manner and in the locations now conducted;

           (ii) Each of the Interconnection Agreement, [other material Interconnection Agreements], the Stock Purchase Agreement, the Registration Agreement, the Stockholders Agreement, and the other agreements contemplated by the Stock Purchase Agreement to which the Company and Brian
     F. Addy, John R. Barnicle, Joseph A. Beatty, and Robert C. Taylor, Jr. is a party has been duly authorized by such person and remains a valid and binding obligation of such person, enforceable in accordance with its terms;

           (iii) In _____________, the __________ Commerce Commission certified the Company to provide facilities-based and resold, switched and dedicated, local exchange services in those portions of ________ served by ________, and interexchange services throughout ________;

                  (1) such certification has not been conditioned, restricted, withdrawn, and is not presently under challenge;

                  (2) the Company has filed all statements and reports, obtained all consents, licenses, and approvals, and taken all other material actions required by the _CC, FCC, or other laws or regulations, necessary to maintain such certification and to provide such services in the _______ MSA;

                  (3) neither the Company's entering into the Stock Purchase Agreement or any of the other agreements of even date therewith to which the Company is party, nor the transactions contemplated by such agreements, will result in the conditioning, restriction, or withdrawal of such certification;

           (iv) The Capitalization Schedule attached to _______ correctly sets forth the number of shares of each class of the Company's authorized capital stock and the number of outstanding shares of each such class as of the Closing;

     This opinion has been furnished to you in accordance with Paragraph 3F of the Stock Purchase Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on existing Delaware and federal laws, rules and regulations. We express no opinion as to laws, rules or regulations other than these. This opinion is limited to those matters expressly stated and no opinion shall be inferred or applied beyond such matters.

                  EXHIBIT 13 TO THE STOCK PURCHASE AGREEMENT

                                CONFIDENTIALITY
                                ---------------
                                      AND
                                      ---
                           NONCOMPETITION AGREEMENT
                           ------------------------

     This Agreement ("Agreement") made this ___ day of ___________, 19__, by and between Focal Communications Corporation, a Delaware corporation (the "Company") and ___________, an individual resident of the State of ___________ (the "Key Employee").

     WHEREAS, the Key Employee is desirous of being in the Company's employment as an at-will employee based upon the conditions set forth in this Agreement; and

     WHEREAS, the Key Employee will have access to and be entrusted with confidential and proprietary information of the Company; and

     WHEREAS, the Company wishes to employ the Key Employee as an at-will employee, but is willing to do so only if the Key Employee agrees to be bound by the terms of this Agreement, and, in further consideration of the Key Employee's execution hereof, the Company will pay to the Key Employee the sum of $1,000.00 upon the execution of this Agreement.

     NOW, THEREFORE, in consideration of being in the Company's employment as an at-will employee, in that the employment may be terminated by the Key Employee or the Company at any time, for any reason or no reason, with or without notice, and in further consideration of the material covenants and agreements contained herein, including the Company's payment to the Key Employee of $_______________ upon execution of this Agreement, the parties hereto, each intending to be legally bound, covenant and agree as follows:

     Section 1. At-will Employment. In consideration of being employed as an
     ---------  ------------------
at-will employee, in that the Key Employee or the Company can terminate employment at any time, for any reason or no reason, with or without notice, the employee agrees to the at-will employment condition as set forth herein, as well as all conditions as are or may be from time to time promulgated by the Company.

      Section 2. Covenant not to Compete. Key Employee acknowledges and agrees
      ---------  -----------------------
that if, after the termination of his employment, he performs certain services for any entity that is engaged in a similar business or entity competing with the Company, that such any entity would obtain an unfair advantage over the Company due to the knowledge and management information that the Key Employee has gained by reason of his employment hereunder. Key Employee acknowledges and agrees that the Company has a legitimate interest in being protected from the Key Employee's employment by an entity that engages in a similar business or competes with the Company. Key Employee hereby agrees to the following restrictions (in addition to those contained in Sections 3, 4, 5 and 6): During the term of his employment pursuant hereto and for a period of eighteen (18) months after the termination of employment (the "Noncompetition Period"), the Key Employee will not, directly or indirectly, (whether as sole proprietor, partner or venturer, stockholder, director, officer, employee or consultant or any other capacity as principal or agent or through any person, subsidiary or employee acting as nominee or agent):

           (a) Conduct or engage in or be interested or associated with any person, firm, association, partnership, corporation, or other entity which conducts or engages in a similar business or competes with the Company in any geographic area where the Company is conducting business at the time of the termination of the Key Employee's employment, or in any geographic area where the Company has planned to conduct business and such Key Employee has knowledge of such plan(s). (The Restricted Area);

           (b) Take any action, directly or indirectly, to finance, guarantee, or provide any other material assistance to any person, firm, association, partnership, corporation, or other entity which conducts or engages in a similar business or competes with the Company in the Restricted Area;

           (c) Influence or attempt to influence any person, firm, association, partnership, corporation, or other entity who is a contracting party with the Company at any time during the Noncompetition Period to terminate any written or oral agreement with the Company;

           (d) Hire or attempt to hire for employment any person who is employed by the Company or attempt to influence any such person to terminate employment with the Company; or

           (e) Call on, solicit, or take away as a client or customer or attempt to call on, solicit or take away as a client or customer any person, firm, association, partnership, corporation, or other entity that was a client or customer of the Company, including actively sought prospective customers, with whom the Key Employee had material contact during the term of his employment that was serviced by or under the supervision of the Key Employee during the term of such employment; provided, however, that nothing herein shall prohibit the Key Employee from general advertising and marketing efforts not specifically targeting such clients or customers of the Company.

     This covenant shall apply and inure to the benefit of any assignee of the Company. The restrictive provisions of this Agreement shall not prohibit Key Employee from having an equity interest in the securities of any corporation engaged in a similar business to that of the Company, which are listed on a recognized securities exchange or traded in the over-the-counter market to the extent that such interest does not exceed one percent (1%) of such corporation or does not constitute control of such corporation.

     Section 3. Confidential Information.  Key Employee acknowledges and agrees
     ---------  ------------------------
that all nonpublic information concerning the Company's business relating, without limitation, to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports,
(vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data basis, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists,
(xii) copyrightable works, (xiii) all technology and trade secrets (xiv) business plans and financial models, and (xv) all similar and related information in whatever form (collectively, the "Confidential Information") is and shall remain the property of the Company. The Key Employee recognizes and agrees that all of the Confidential Information, whether developed by Key Employee or made available to Key Employee, other than information that is generally known to the public, is a unique asset of the Company, the disclosure of which would be damaging to the Company. Key Employee agrees that he will not at any time during the term of his employment or for a period of eighteen
(18) months after the termination of employment, directly or indirectly, disclose to any person any Confidential Information of the Company, other than information that is already know to the public, except as may be required in the ordinary course of business of the Company or as may be required by law.

     Section 4.  Property of the Company.  Key Employee acknowledges that from
     ---------   -----------------------
time to time in the course of providing services pursuant to this Agreement, he shall have the opportunity to inspect and use certain property, both tangible and intangible, of the Company, including Confidential Information, and Key Employee hereby agrees that such property shall remain the exclusive property of the Company.

     Section 5. Intangible Assets.  Key Employee shall never at any time have or
     ---------  ----------------
claim any right, title, or interest in any trade name, trademark, copyright, patent, whether registered or unregistered, or other similar rights belonging to or used by the Company and shall never have or claim rights, title, or interest in any material matter of any sort prepared for or used in connection with the business or promotion of the Company, whether produced, prepared, or published in whole or in part by the Company.

     Section 6.  The Company Ownership of Intellectual Property.
     ---------   ----------------------------------------------

     (a)   Acknowledgment of Company Ownership.  In the event that Key Employee,
           -----------------------------------
as part of his activities on behalf of the Company, generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), Key Employee acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Key Employee will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Key Employee shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Key Employee's employment with the Company).

     (b)   Delivery of Materials Upon Termination of Employment.  As requested
           ----------------------------------------------------
by the Company from time to time and upon the termination of Key Employee's employment with the Company, Key Employee shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Key Employee's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

     Section 7. Remedies.  The parties hereby acknowledge and agree that the
     ---------  --------
services to be rendered by the Key Employee and the various rights granted to the Key Employee hereunder are special, unique and of extraordinary character which gives a peculiar value to the Company which is impossible of replacement and for the loss of which the Company cannot reasonably or adequately be compensated in damages, and Key Employee acknowledges and agrees that a breach by him/her of this Agreement will cause the Company irreparable injury and damage. Therefore, Key Employee expressly agrees that in the event of a breach by the Key Employee of the provisions of Sections 2, 3, 4, 5 or 6 hereunder, the Company shall be entitled to injunctive and other equitable relief to remedy such breach of this Agreement, or any part thereof, and to secure its enforcement, in addition to any other remedy to which the Company might be entitled.

     Section 8. Waiver.  No delay or failure on the part of any party hereto in
     ---------  ------
exercising any right, power, or privilege under this Agreement or any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power, or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     Section 9. Governing Law.  This Agreement, the rights and obligations of
     ---------  -------------
the parties hereto, and any claims or any disputes related hereto, shall be governed by and construed in accordance with the laws of the State of _________.

     Section 10. Binding Effects.  Subject to any provisions hereof restricting
     ----------  ---------------
assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

     Section 11. Acknowledgment.  The Key Employee has been provided a
     ----------  --------------
reasonable amount of time to have this document reviewed by legal counsel, has been fully made aware of his rights, duties and obligations hereunder, or has elected not to have such reviewed by counsel but fully understands the terms and conditions of this Agreement and the ramifications of breaching this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf as of the day and year first above written.

WITNESSES:                              FOCAL COMMUNICATIONS CORPORATION


                                        By:
----------------------------------         ---------------------------------

                                        Print Name:
----------------------------------                 -------------------------

                                        Print Title:
                                                    ------------------------


                                        KEY EMPLOYEE


                                        By:
----------------------------------         ---------------------------------

----------------------------------

               DISCLOSURE SCHEDULES TO STOCK PURCHASE AGREEMENT




Licenses Schedule

Capitalization Schedule

Liabilities Schedule

Assets Schedule

Contracts Schedule

Intellectual Property Schedule

Litigation Schedule

Consents Schedule

Affiliated Transcations Schedule

                             7A. LICENSES SCHEDULE
                             ---------------------

1. Permit to conduct business in the city of Chicago.

                        7B(i). CAPITALIZATION SCHEDULE
                        ------------------------------


As of November 25, 1996, the Capital Stock of the Company is as follows:


Common Stock, no par

     Authorized Shares    1,500
     Outstanding Shares   1,500

As of the initial Closing and immediately thereafter, the capital stock of the Company shall be as follows:


Class A Common, $.01 par value


     Authorized Shares    80,000
     Outstanding Shares   79,384.62


Class B Common, $.01 par value


     Authorized Shares    20,000
     Outstanding Shares   20,000

Class C Common, $.01 par value


     Authorized Shares    15,000
     Outstanding Shares   14,711.54

                                7D. LIABILITIES
                                ---------------


Prior to the Initial Closing, the Company has incurred the following expenses, obligations or liabilities:

Liabilities:


        Reed, Smith, Shaw & McClay                  $12,656.74

        Swidler & Berlin                            $   598.84

        Kirkland & Ellis                        Unknown as of Closing

        Skadden, Arps, Slate, Meagher & Flom    Unknown as of Closing

        Arthur Andersen L.P.                    Unknown as of Closing

        Bischoff, Kenney & Niehaus              Unknown as of Closing

                              7E. ASSETS SCHEDULE
                              -------------------


General office materials and equipment, the value of which does not exceed $1,000.00.

                             7G. CONTRACTS SCHEDULE
                             ----------------------


Prior to Initial Closing, the Company and/or any subsidiary is a party to or bound by the following written and/or oral agreements:


       1. Letter of Intent with Data Center Design and Development for design and construction of central office space, November 18, 1996.


       2. Letter of Intent with Northern Telecom, Inc. for procurement of one DMS-500 central office switching system, October 9, 1996.


       3. Letter of firm commitment with Northern Telecom, Inc. to purchase minimum of six DMS-500 central office switching systems, October 9, 1996.


       4. Interconnection Agreement with Ameritech Information Industry Services, October 28, 1996.


       5. Letter of Intent with Miglin-Beitler Management Corporation to lease 200 N. LaSalle for central office and general corporate office space, October 24, 1996.


       6. Employee health insurance agreement with Brockford & Company, August 1, 1996.


       7. Enhanced 9-1-1 Service Agreement with Ameritech Infomation Industry Services, October 28, 1996.


       8. Directory Assistance Agreement with Ameritech Information Services, October 28, 1996.


       9. Switched Access Meet Point Billing Agreement with Ameritech Information Industry Services, October 28, 1996.

                      7H. INTELLECTUAL PROPERTY SCHEDULE
                      ----------------------------------


(a) Patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary:


           NONE

(b) Pending patent applications for registration of other Intellectual Property Rights filed by the Company or any Subsidiary:

           (1) Federal application for service mark:
                 FOCAL COMMUNICATIONS CORPORATION

           (2) Federal application for service mark:
                 FOCAL

           (3) Federal application for service mark:
                 FOCAL AND DESIGN (Logo)

(c) Unregistered trade names and corporate names owned or used by the Company or any Subsidiary:

           NONE

(d)  Unregistered trademarks and service marks:

     (1) Slogan:
           FOCUSED ON LOCAL COMMUNICATIONS

     (2) Slogan:
           FUNCTIONALLY EQUIVALENT, TECHNICALLY
           SUPERIOR, LOW COST TELECOMMUNICATIONS
           SERVICES

                            7I. LITIGATION SCHEDULE
                            -----------------------


NO EXCEPTION

                             7K. CONSENTS SCHEDULE
                             ---------------------


SEE ALSO LICENSES SCHEDULE
         -----------------

1. Permit to conduct business in the City of Chicago.

2. Building Permits as necessary from the City of Chicago.

3. Permits, if any, required from other jurisdictions upon implementation of such Subsequent Business Plan(s) contemplated hereunder.

                     7M. AFFILIATED TRANSACTIONS SCHEDULE
                     ------------------------------------
NO EXCEPTION